                                                                    EXHIBIT 25.0

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
U.S. Industries, Inc.

    We have audited the consolidated balance sheets of USI Atlantic Corp. (the "Company") as of September 30, 2001 and 2000, and the related consolidated statements of operations, cash flows and changes in stockholder's equity for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company is a wholly owned subsidiary of U.S. Industries, Inc. and subsidiaries ("USI"), as well as a co-borrower and co-obligor and a guarantor under certain debt instruments of USI. USI is required under its restructured credit facilities to make cumulative reductions of its senior debt of $450 million by June 30, 2002. USI needs to generate sufficient funds to make such reductions or, absent such reductions, restructure or refinance its debt. The Company's capital stock and substantially all of its assets have been pledged as collateral under USI's restructured credit facilities and senior notes. These conditions raise substantial doubt about both USI's and the Company's ability to continue as a going concern. USI's management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

New York, New York
January 14, 2002

                               USI ATLANTIC CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN MILLIONS)

                                                                FOR THE FISCAL YEARS ENDED
                                                                      SEPTEMBER 30,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
Net sales...................................................  $ 683.6    $1,215.2   $1,521.3
Operating costs and expenses:
  Cost of products sold.....................................    485.5       871.3    1,108.3
  Selling, general and administrative expenses..............    155.0       214.5      246.2
Management fee expense, net.................................     13.1        10.8       11.4
Impairment and restructuring charges........................     60.8          --        0.7
                                                              -------    --------   --------
Operating (loss) income.....................................    (30.8)      118.6      154.7

Affiliated interest income..................................     44.5         4.2        0.5
Affiliated interest expense.................................     (2.7)       (0.9)     (33.3)
Interest income.............................................      1.5         3.1        3.1
Interest expense............................................    (44.0)      (43.0)     (23.2)
Gain on the sale of businesses..............................       --        42.1         --
Equity earnings in investees................................     (1.4)        3.1         --
Minority interest income (expense)..........................     61.6       (11.3)     (36.7)
Other (expense) income, net.................................    (22.9)       (4.2)      11.1
                                                              -------    --------   --------
Income before income taxes, discontinued operations and
  cumulative effect of accounting change....................      5.8       111.7       76.2

Provision for income taxes..................................      8.6        48.5       37.5
                                                              -------    --------   --------
(Loss) income from continuing operations....................     (2.8)       63.2       38.7
Discontinued operations:
  (Loss) income from operations (net of income tax
    provisions of $37.9, $2.8 and $33.8, respectively)......    (45.7)       (1.6)      51.9
  Loss on disposals (net of tax benefits of $10.2 and $10.0
    in 2001 and 1999, respectively).........................   (194.1)         --      (12.1)
                                                              -------    --------   --------
(Loss) income from discontinued operations..................   (239.8)       (1.6)      39.8
Cumulative effect of accounting change, net of taxes of $0.8
  in 2001...................................................     (0.7)         --         --
                                                              -------    --------   --------
Net (loss) income...........................................  $(243.3)   $   61.6   $   78.5
                                                              =======    ========   ========

                            See accompanying notes.

                               USI ATLANTIC CORP.

                          CONSOLIDATED BALANCE SHEETS

                        (IN MILLIONS EXCEPT SHARE DATA)

                                                               AT SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
ASSETS
  Cash and cash equivalents.................................  $   51.8   $   18.1
  Trade receivables, net of allowances of $5.7 in 2001 and
    $2.8 in 2000............................................     158.7      178.6
  Inventories, net..........................................     117.0       95.1
  Deferred income taxes.....................................      24.7       18.6
  Net assets held for sale..................................     455.5      383.5
  Other current assets......................................      10.7       12.4
                                                              --------   --------
    Total current assets....................................     818.4      706.3
Property, plant and equipment, net..........................      99.5       74.7
Net assets held for sale....................................        --      417.8
Other assets................................................      26.1       26.2
Goodwill and other intangibles, net.........................     267.5      269.2
Notes receivable from affiliates, net.......................     681.7      709.3
                                                              --------   --------
Total assets................................................  $1,893.2   $2,203.5
                                                              ========   ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Notes payable.............................................  $   11.9   $   14.0
  Current maturities of long-term debt......................     428.0         --
  Trade accounts payable....................................      68.2       65.7
  Accrued expenses and other current liabilities............      68.4       63.4
  Notes payable to affiliates...............................      29.6       26.6
                                                              --------   --------
    Total current liabilities...............................     606.1      169.7
Long-term debt..............................................     280.1      542.5
Minority interest...........................................     133.4      195.0
Deferred income taxes.......................................      27.3       25.2
Other liabilities...........................................      38.6      115.5
Due to affiliates...........................................     160.0      283.0
                                                              --------   --------
    Total liabilities.......................................   1,245.5    1,330.9

Commitments and contingencies

Stockholder's equity:
  Preferred stock ($.01 par value), 1,000 shares authorized;
    no shares issued and outstanding........................        --         --
  Common stock ($.01 par value), 1,000 shares authorized;
    100 shares issued and outstanding.......................        --         --
  Paid-in capital...........................................     469.1      469.1
  Retained earnings.........................................     203.8      447.1
  Accumulated other comprehensive loss......................     (25.2)     (43.6)
                                                              --------   --------
Total stockholder's equity..................................     647.7      872.6
                                                              --------   --------
Total liabilities and stockholder's equity..................  $1,893.2   $2,203.5
                                                              ========   ========

                             See accompanying notes

                               USI ATLANTIC CORP.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

                                 (IN MILLIONS)

                                                                               ACCUMULATED
                                                                                  OTHER
                                                                              COMPREHENSIVE
                                             COMMON     PAID-IN    RETAINED      INCOME       COMPREHENSIVE
                                              STOCK     CAPITAL    EARNINGS      (LOSS)       INCOME (LOSS)    TOTAL
                                            ---------   --------   --------   -------------   -------------   --------
Balance at September 30, 1998.............  $     --     $469.1    $ 307.0       $(11.2)         $    --      $ 764.9
Net income................................                            78.5                          78.5         78.5

Translation adjustment....................                                        (16.4)           (16.4)       (16.4)
Minimum pension liability adjustment......                                          1.1              1.1          1.1
                                                                                                 -------
Other comprehensive income................                                                         (15.3)
                                                                                                 -------
Total comprehensive income................                                                       $  63.2
                                            ---------    ------    -------       ------          =======      -------
Balance at September 30, 1999.............        --      469.1      385.5        (26.5)                        828.1
                                            ---------    ------    -------       ------                       -------
Net income................................                         $  61.6                          61.6         61.6
Sale of Diversified businesses:
  Translation adjustment..................                                          5.2              5.2          5.2
  Minimum pension liability adjustment....                                          1.7              1.7          1.7
Translation adjustment....................                                        (24.5)           (24.5)       (24.5)
Minimum pension liability adjustment......                                          0.5              0.5          0.5
                                                                                                 -------
Other comprehensive income................                                                         (17.1)
                                                                                                 -------
Total comprehensive loss..................                                                       $  44.5
                                            ---------    ------    -------       ------          =======      -------
Balance at September 30, 2000.............        --      469.1      447.1        (43.6)                        872.6
                                            ---------    ------    -------       ------                       -------
Net loss..................................                          (243.3)                      $(243.3)      (243.3)
Discontinued Operations:
  Translation adjustment..................                                         37.4             37.4         37.4
  Minimum pension liability adjustment....                                          7.2              7.2          7.2
Translation adjustment....................                                        (18.9)           (18.9)       (18.9)
Minimum pension liability adjustment......                                         (5.9)            (5.9)        (5.9)
Fair value of derivatives adjustment......                                         (1.4)            (1.4)        (1.4)
                                                                                                 -------
Other comprehensive income................                                                          18.4
                                                                                                 -------
Total comprehensive loss..................                                                       $(224.9)
                                            ---------    ------    -------       ------          =======      -------
Balance at September 30, 2001.............  $     --     $469.1    $ 203.8       $(25.2)                      $ 647.7
                                            =========    ======    =======       ======                       =======

                            See accompanying notes.

                               USI ATLANTIC CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN MILLIONS)

                                                                FOR THE FISCAL YEARS ENDED
                                                                      SEPTEMBER 30,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
OPERATING ACTIVITIES
(Loss) income from continuing operations....................  $  (2.8)   $  63.2    $  38.7
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     18.1       30.5       37.7
  Amortization of deferred financing costs..................      0.7        0.7        0.6
  (Benefit) provision for deferred income taxes.............    (10.6)      21.9        2.6
  Provision for doubtful accounts...........................      2.5        2.5        3.1
  Gain on the sale of excess real estate....................       --       (3.2)     (12.6)
  Impairment, restructuring and other non-recurring
    charges.................................................     60.8         --         --
  Minority interest in net income...........................    (61.6)      11.3       36.7
  Equity loss (earnings) of investee........................      1.4       (3.1)        --
  Gain on sale of businesses................................       --      (42.1)        --
  Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
    (Increase) decrease in trade receivables................     27.5      (24.1)     (13.3)
    (Increase) decrease in inventories......................     (5.0)      (2.2)     (16.9)
    (Increase) decrease in other current assets.............      2.8       (0.3)      (2.5)
    (Increase) decrease in other assets.....................     (2.5)     (11.2)      26.5
    Increase (decrease) in trade accounts payable...........       --      (15.7)       0.6
    Increase (decrease) in accrued expenses and other
     liabilities............................................     (9.2)     (37.5)      (7.3)
    Increase (decrease) in other liabilities................     (8.5)     (12.8)     (11.2)
    Other, net..............................................       --         --         --
                                                              -------    -------    -------
Net cash provided by operating activities of continuing
  operations................................................     13.6      (22.1)      82.7
                                                              -------    -------    -------
Income from discontinued operations.........................   (239.8)      (1.6)      39.8
Adjustments to reconcile net income from discontinued
  operations to net cash provided by discontinued
  operations:
    Loss on disposal of discontinued operations.............    194.1         --       12.1
    Impairments and other nonrecurring charges..............     61.6       84.0
    Decrease (increase) in net assets held for sale.........     47.3      (56.6)      32.0
                                                              -------    -------    -------
Net cash provided by operating activities of discontinued
  operations................................................     63.2       25.8       83.9
                                                              -------    -------    -------
Net cash provided by operating activities...................     76.8        3.7      166.6

INVESTING ACTIVITIES
Proceeds from the sale of businesses........................       --      391.3       95.0
Acquisitions of businesses, net of cash acquired............       --      (78.4)    (169.3)
Purchases of property, plant and equipment..................    (17.8)     (23.6)     (36.1)
Proceeds from sales of property, plant and equipment........      0.9        1.7        3.3
Proceeds from sales of excess real estate...................       --        5.5       25.3
Repayments of (loans to) affiliates.........................     27.6     (487.5)        --
Other investing activities, net.............................       --         --        0.7
                                                              -------    -------    -------
Net cash used in investing activities.......................     10.7     (191.0)     (81.1)

FINANCING ACTIVITIES
Proceeds from long-term debt................................    247.9        5.8      410.5
Repayment of long-term debt.................................   (246.5)    (152.5)    (340.2)
(Repayment) proceeds of notes payable, net..................     (2.1)       1.8        4.9
Repayments of (loans to) affiliates.........................      3.0       (3.3)       4.3
Payment to settle interest rate protection agreements.......       --         --      (22.0)
Net transfers with affiliates...............................    (50.1)     311.1     (113.2)
                                                              -------    -------    -------
Net cash provided by (used in) financing activities.........    (47.8)     162.9      (55.7)

Effect of exchange rate changes on cash and cash
  equivalents...............................................     (6.0)      (5.9)     (18.0)

Increase (decrease) in cash and cash equivalents............     33.7      (30.3)      11.8
                                                              -------    -------    -------
Cash and cash equivalents at beginning of period............     18.1       48.4       36.6
                                                              -------    -------    -------
Cash and cash equivalents at end of period..................  $  51.8    $  18.1    $  48.4
                                                              =======    =======    =======

                            See accompanying notes.

                               USI ATLANTIC CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

    USI Atlantic Corp. ("USI Atlantic") is a wholly owned subsidiary of U.S. Industries, Inc. ("USI" or the "Parent"). USI Atlantic's only asset is its investment in 100% of the outstanding common stock of USI American Holdings ("USIAH"). USIAH's sole asset is its ownership of 100% of the preferred stock of USI Global Corporation ("Global"). The preferred stock of USI Global entitles USIAH to ninety-one percent of the total voting rights of all of Global's outstanding stock, thus giving USIAH and the Company control of Global. The assets, liabilities and results of operations of USIAH and Global are, therefore, consolidated in the accompanying financial statements for all periods presented. Global's principal operating subsidiaries include Jacuzzi, Inc., Rexair, Inc., Jacuzzi Europe, spa., Spring Ram Plc., and Jacuzzi Leisure Products Ltd. These entities manufacture and distribute a full line of whirlpool baths, spas, swimming pools, swimming pool equipment, kitchen and bath sinks, shower enclosures and premium vacuum cleaners. These entities operate in the U.S., throughout Europe, Canada, and South America.

    In addition, Global's other principal subsidiaries are classified as discontinued operations and include several of USI's domestic and European commercial and institutional lighting businesses, USI's North American lawn and garden businesses and the U.K. hand and industrial tools business (see NOTE 5). The outstanding minority interest represents USI's 100% ownership of the outstanding common stock of Global.

    The preferred stock has a stated value of $1.1 billion and a yield of 5.6%. The preferred stock has a maturity date of June 30, 2024, at which time it can be redeemed at the option of Global. All preferred dividends will be paid only to the extent declared and will accumulate on a cumulative basis (without interest), to the extent not declared or paid. The preferred stock will have a liquidation value of the stated value plus accrued and unpaid dividends. The preferred stock has no conversion rights, but will rank prior to the common stock and all other classes and series of equity securities of Global as to dividend rights and rights on liquidation, winding down or dissolution of Global.

    USI and certain subsidiaries of USI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to the Company including legal, finance, tax, risk management and employee benefits. A portion of the related costs has been allocated to USI Atlantic based on the percentage of USI Atlantic's sales to the consolidated sales of USI as management fees. Atlantic's management believes such amounts are reasonable; however, they may not be indicative of Atlantic's ongoing costs as a separate entity.

    The Company operates on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consisted of the 52 weeks ending on September 29, 2001, September 30, 2000 or October 2, 1999, but are presented as of September 30 in each of those years for convenience. Businesses over which the Company has the ability to exercise significant influence are accounted for using the equity method. In March 2000, the Company completed the disposition of a majority equity interest in its Diversified segment. Since then, the Company has accounted for its retained interest in the Diversified segment under the equity method of accounting (see NOTE 4). The Company eliminates intercompany balances and transactions when combining the account balances of its subsidiaries.

NOTE 2--GOING CONCERN

    The accompanying consolidated financial statements have been prepared on a going concern basis of accounting and do not reflect any adjustments that might result if USI Atlantic was unable to

                               USI ATLANTIC CORP.

NOTE 2--GOING CONCERN (CONTINUED)
continue as a going concern. On August 15, 2001, USI finalized a comprehensive restructuring of its bank debt and the bank debt of Rexair, Inc. ("Rexair"), a former subsidiary that was reacquired from Strategic Industries, LLC ("Strategic") on the same date. The amended facilities (together the "Restructured Facilities") extend the final maturity date of USI's debt under its credit agreement to November 30, 2002, which coincides with the final maturity of the amended Rexair Credit Facility. The Restructured Facilities provide for scheduled permanent reductions of USI's senior debt (a combination of the Restructured Facilities, senior notes of USI and other defined obligations) during the term of the Restructured Facilities. The required cumulative permanent reductions of USI's senior debt are scheduled at $75 million, $200 million, $450 million and $600 million for the periods ending December 31, 2001, March 31, 2002, June 30, 2002, and October 15, 2002,
respectively. The remaining balance of the Restructured Facilities is due in full on November 30, 2002. USI expects to satisfy operating liquidity needs through operating cash flow. However, it will have to sell a substantial amount of its assets and restructure or refinance its debt to satisfy the required cumulative permanent reductions. USI Atlantic's capital stock and substantially all of its assets have been pledged as collateral under USI's senior debt.

    On December 28, 2001, the Board of Directors of USI approved a formal Disposal Plan for five businesses in order to meet the scheduled reductions. Four of the businesses to be disposed of are included in the accompanying financial statements, Ames True Temper, Lighting Corporation of America,
Spear & Jackson and SiTeco Lighting, and have an estimated net realizable value of $455.5 million. The Disposal Plan calls for the sale of these businesses over the next 12 months. The net assets of the discontinued businesses are included in net assets held for sale in all periods presented.

    USI and the Company entered into an agreement to sell Ames True Temper on December 24, 2001 for approximately $165 million in cash. The sale, which is subject to the completion of financing and other customary closing conditions, is currently expected to close in January 2002. Upon closing, the entire net cash proceeds will be applied to reduce USI's funded and unfunded senior debt. USI is pursuing the sale of the Strategic Notes together with the equity interest in Strategic at an amount expected to approximate the September 30, 2001 carrying value. Upon closing, the entire net cash proceeds will be applied to reduce USI's funded and unfunded senior debt.

    The net proceeds from the sale of Ames True Temper and the Strategic Notes are expected to be sufficient to fund the required reductions of USI's senior debt through March 31, 2002.

    USI continues to actively pursue its Disposal Plan. However, there can be no assurance when or whether USI will consummate any of these transactions. If USI is unable to consummate asset disposals as outlined in its Disposal Plan in time to meet scheduled amortizations, USI expects to seek a further restructuring of its credit facilities. Furthermore, the proceeds of the Disposal Plan, if consummated in its entirety, and the sale of the Strategic Notes will be insufficient to repay the Restructured Facilities upon their maturity in November 2002. Accordingly, USI will have to restructure or refinance its existing Restructured Facilities. USI believes it will be able to restructure or refinance its existing Restructured Facilities before their scheduled maturity in November 2002. However, there can be no assurance that it will be able to do so.

    USI's and the Company's independent auditors have included a going concern explanatory paragraph in their audit reports accompanying the September 30, 2001 consolidated financial statements of both USI and the Company. The paragraph states that USI's need to generate sufficient

                               USI ATLANTIC CORP.

NOTE 2--GOING CONCERN (CONTINUED)
funds to make the required cumulative reductions of senior debt of $450 million by June 30, 2002 through asset sales or a restructuring or refinancing raises substantial doubt about USI's and the Company's ability to continue as a going concern.

NOTE 3--ACCOUNTING POLICIES

    USE OF ESTIMATES: Accounting guidelines require that the Company makes estimates and assumptions that affect amounts reported in its financial statements and accompanying notes. Actual results could differ from those estimates.

    FOREIGN CURRENCY TRANSLATION: The Company's subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, FOREIGN CURRENCY TRANSLATION, the assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The translation adjustments that result from translating the balance sheets at different rates than the statements of operations are included in accumulated other comprehensive income, which is a separate component of the Company's stockholder's equity.

    CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances owned by the Company, cash accounts have been controlled on a centralized basis by an Affiliate which sweeps cash receipts and funds cash disbursements of the Company. The net results of cash transactions between or on behalf of the Company, including intercompany advances, are included in the consolidated balance sheets as due to affiliates.

    TRADE RECEIVABLES AND CONCENTRATION OF CREDIT RISK: The Company records an allowance for doubtful accounts, reducing its receivables balance to an amount the Company estimates is collectible from its customers.

    The Company principally operates in the United States, and to a lesser extent in the UK. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. The Company encounters a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. One of its customers represents 5.3% and 12.7% of the Company's trade receivables balance at September 30, 2001 and 2000, respectively, and 10.3%, 8.0%, and 5.4% of its sales for the years ending September 30, 2001, 2000, and 1999, respectively. Credit losses have not been significant and are within management's expectations.

    INCOME TAXES: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

    The Company's United States earnings have been included in the consolidated federal income tax return filed by USI. The Company provided for income taxes in the accompanying consolidated financial statements as if it were a stand-alone entity and filed separate income tax returns from USI. Federal taxes currently payable have been included in due to affiliate. Income taxes paid to state, local and foreign jurisdictions during fiscal 2001, 2000 and 1999 were $13.8 million, $18.8 million and $31.0 million, respectively.

                               USI ATLANTIC CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    INVENTORIES: The Company's inventories are stated at the lower of cost, determined by the first-in, first-out method, or market. The Company's inventories can be categorized as follows:

                                                               AT SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Finished products...........................................   $ 57.9     $45.0
In-process products.........................................      5.8       4.4
Raw materials...............................................     53.3      45.7
                                                               ------     -----
                                                               $117.0     $95.1
                                                               ======     =====

    PROPERTY, PLANT AND EQUIPMENT: The Company records its property, plant and equipment at cost. The Company records depreciation and amortization in a manner that recognizes the cost of its depreciable assets in operations over their estimated useful lives using the straight-line method. The Company estimates the useful lives of its depreciable assets to be 20-50 years for buildings and 3-10 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

    Property, plant and equipment consisted of:

                                                                AT SEPTEMBER 30,
                                                              --------------------
                                                                2001        2000
                                                              --------    --------
                                                                 (IN MILLIONS)
Land and buildings..........................................   $61.4       $48.7
Machinery, equipment and furniture..........................    98.2        74.7
Accumulated depreciation....................................   (60.1)      (48.7)
                                                               -----       -----
                                                               $99.5       $74.7
                                                               =====       =====

    Depreciation and amortization consisted of:

                                                              FOR THE FISCAL YEARS
                                                              ENDED SEPTEMBER 30,
                                                         ------------------------------
                                                           2001       2000       1999
                                                         --------   --------   --------
                                                                 (IN MILLIONS)
Depreciation...........................................   $10.3      $20.2      $28.3
Amortization of goodwill...............................     7.8       10.3        9.4
                                                          -----      -----      -----
                                                          $18.1      $30.5      $37.7
                                                          =====      =====      =====

    OTHER ASSETS: Included in other assets are excess properties held for sale consisting of land and buildings no longer used in operations. These assets are carried at the lower of cost or fair value less costs to sell. The carrying value of such properties was $10.1 million and $14.6 million as of September 30, 2001 and 2000, respectively. In fiscal 2001, the Company recorded a loss from excess properties of $0.2 million, compared to income from excess properties of $2.7 million and $12.2 million in fiscal 2000 and 1999, respectively. This amount is included in other income (expense), net and

                               USI ATLANTIC CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
consists of net gains on the sale of these properties, adjustments to net realizable value and the carrying costs incurred in the period.

    GOODWILL: Goodwill represents the excess of the purchase price over the fair value of net assets acquired. The Company reviews operating results and other relevant facts every fiscal quarter for each of its businesses to determine if there are indications that the carrying value of its long-lived assets, including goodwill may be impaired. When there are indicators of impairment, the Company first assesses the recoverability of goodwill associated with long-lived assets in accordance with the requirements of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded when the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. In addition, an enterprise level assessment of the recoverability of any remaining goodwill is performed using the fair value methodology, as permitted under APB No. 17. In the event that such fair value is below the carrying value of an enterprise, for those companies with goodwill, the Company reduces goodwill to the extent it is impaired based upon fair value.

    The fair value methodology is applied to determine the recoverable value for each business on a stand-alone basis using ranges of fair values obtained from independent appraisers. In developing these ranges, the independent appraisers consider (a) publicly available information, (b) financial projections of each business based on management's best estimates, (c) the future prospects of each business as discussed with senior operating and financial management, (d) publicly available information regarding comparable publicly traded companies in each industry, (e) market prices, capitalization and trading multiples of comparable public companies and (f) other information deemed relevant. In reviewing these valuations and considering the need to record a charge for impairment of enterprise value and goodwill to the extent it is part of the enterprise value, the Company also evaluates solicited and unsolicited bids for the businesses of the Company.

    Goodwill is amortized on a straight-line basis over the estimated future period to be benefited (ranging from 20 to 40 years, primarily 40 years). Accumulated amortization aggregated $73.1 million and $64.9 million at September 30, 2001 and 2000, respectively.

    ACCRUED EXPENSES AND OTHER LIABILITIES: Accrued expenses and other current liabilities consisted of the following:

                                                                AT SEPTEMBER 30,
                                                              --------------------
                                                                2001        2000
                                                              --------    --------
                                                                 (IN MILLIONS)
Compensation related........................................   $12.8       $ 8.0
Other.......................................................    55.6        55.4
                                                               -----       -----
                                                               $68.4       $63.4
                                                               =====       =====

    FAIR VALUE OF FINANCIAL INSTRUMENTS: SFAS No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires that the Company disclose the fair value of its financial instruments when it is practical to estimate. The Company has determined the estimated fair values of its financial instruments, which are either recognized in the Company's consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair

                               USI ATLANTIC CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange.

    Short-term Assets and Liabilities: The fair values of the Company's cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

    Long-term Debt: The fair values of the Company's Senior Notes are determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of the Company's remaining debt approximates 80% of its carrying value as of September 30, 2001.

    There were no other significant differences as of September 30, 2001 and September 30, 2000 between the carrying value and fair value of the Company's financial instruments except as disclosed below:

                                                    2001                  2000
                                             -------------------   -------------------
                                             CARRYING     FAIR     CARRYING     FAIR
                                              AMOUNT     VALUE      AMOUNT     VALUE
                                             --------   --------   --------   --------
                                                           (IN MILLIONS)
7.25% Senior Notes.........................   $123.9     $ 82.5     $123.6     $113.0
                                              ======     ======     ======     ======

    Interest Rate Swaps and Foreign Currency Contracts: The fair value of the Company's interest rate swap and foreign currency contracts is the amount the Company would receive or have to pay to terminate the agreement at the reporting date, taking into account current interest rates and exchange rates. The fair value of the interest rate swap is provided to the Company by its financial institution, the counter-party to the interest rate swap agreement. For more information on these financial instruments, see the DERIVATIVE FINANCIAL INSTRUMENTS section of this note.

    REVENUE RECOGNITION: The Company currently records revenue when delivery has occurred and title has passed to the customer. Provisions are made for warranty and return costs at the time of sale. Such provisions have not been material to the Company.

    ACCOUNTING CHANGE: In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, which, along with other guidance, clarified the SEC's views on various revenue recognition and reporting matters. As a result, the Company changed its method of accounting for certain sales transactions. Historically, the Company recognized revenue upon shipment of products to the customer because, even though some products were shipped FOB destination, the Company used a common carrier and thus gave up substantially all the risks of ownership. Under the new accounting method adopted retroactive to October 1, 2000, the Company now recognizes revenue when title passes. The net effect of the accounting change was not material to the results for the year ended September 30, 2001. Net sales for the year ended September 30, 2001 includes $4.4 million of net sales that, prior to the accounting change, had been recognized through September 30, 2000. The pro forma amounts, had the new revenue recognition method been applied retroactively to prior periods, were not materially different from the amounts shown in the Company's consolidated statements of operations for the years ended September 30, 2000 and 1999. Therefore, these amounts have not been presented.

                               USI ATLANTIC CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    SHIPPING AND HANDLING FEES AND COSTS: After adopting Emerging Issues Task Force ("EITF") Issue No. 00-10, ACCOUNTING FOR SHIPPING AND HANDLING FEES AND COSTS, the Company classifies amounts charged to its customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of goods sold.

    ADVERTISING COSTS: Advertising costs are charged to expense when incurred. The Company participates in cooperative advertising programs with certain customers for which the Company reimburses a portion of advertising costs. Advertising expense totaled $26.1 million, $27.7 million and $21.6 million in fiscal 2001, 2000 and 1999, respectively.

    RESEARCH AND DEVELOPMENT COSTS: Research and development costs are expensed as incurred. Such amounts totaled $4.1 million, $4.5 million and $2.9 million in fiscal 2001, 2000 and 1999, respectively.

    DERIVATIVE FINANCIAL INSTRUMENTS: Effective October 1, 2000, the Company adopted SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The Company uses several types of derivative financial instruments including interest rate swaps, forward contracts and debt denominated in a foreign currency to hedge its exposure to volatility in interest rates and currency exchange rates.

INTEREST RATE HEDGING

    The Company hedged a portion of its variable-rate debt by entering into an interest rate swap in which the Company agreed to exchange, at specified intervals, the calculated difference between fixed and variable interest amounts on $90 million of its debt. The swap, which matures on June 30, 2002, is designated as a cash flow hedge of the underlying variable-rate interest payments and is recorded as a current liability in the Company's consolidated balance sheet. Since an assessment of the hedging relationship revealed that it was 100% effective, the entire unrealized loss, net of tax, is recorded in accumulated other comprehensive income ("OCI") within stockholder's equity. As of September 30, 2001 there was an unrealized loss of $1.4 million in OCI related to this contract. The amounts in OCI will be recognized as additional interest expense over the term of the swap agreement.

FORWARD EXCHANGE

    The Company manufactures and sells its products in a number of countries throughout the world and, as a result, is exposed to movements in foreign currency exchange rates. The primary purpose of the Company's foreign currency hedging activities is to manage the volatility associated with foreign currency payments to related entities or to vendors for purchases of materials and with foreign currency collections from customers in the normal course of business. The Company utilizes forward exchange contracts with maturities of less than twelve months, which qualify as foreign currency hedges. These hedges are intended to offset the effect of transaction gains and losses, which arise when payments or collections in a foreign currency are made or received one to three months after the asset or liability is generated. The fair value of these instruments at September 30, 2001 was negligible. Since the Company's assessment of these hedges revealed no ineffectiveness, gains and losses on these instruments are deferred in OCI, net of tax, until the underlying transaction gain or loss is recognized in earnings. Amounts in OCI will be reclassified into earnings within the next twelve months.

                               USI ATLANTIC CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY DENOMINATED DEBT (NET INVESTMENT HEDGING)

    The Company is exposed to foreign currency risk when the financial statements of its non-U.S. dollar subsidiaries are translated into its functional currency. In order to hedge its net investment position in select subsidiaries, the Company entered into foreign currency denominated debt. Since the Company's assessment of these hedges revealed no ineffectiveness, all of the transaction gains and losses associated with this debt have been reflected in the foreign currency translation adjustment in OCI. As a result of the Company's amended credit agreement, all foreign currency denominated debt was repaid and the Company will no longer have a hedge of its net investment position in these subsidiaries.

    COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. The Company's comprehensive income (loss) for 2001, 2000 and 1999 consisted of net income (loss), foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on derivatives established as cash flow hedges, net of applicable income taxes.

    Components of accumulated other comprehensive income (loss) consist of the following in millions:

                                             MINIMUM                     ACCUMULATED OTHER
                               FOREIGN       PENSION     FAIR VALUE OF     COMPREHENSIVE
                              CURRENCY      LIABILITY     DERIVATIVES         INCOME
                             TRANSLATION   ADJUSTMENTS    ADJUSTMENT          (LOSS)
                             -----------   -----------   -------------   -----------------
September 30, 1998.........    $ (6.7)        $(4.5)         $  --            $(11.2)
Fiscal 1999 change.........     (16.4)          1.1             --             (15.3)
                               ------         -----          -----            ------
September 30, 1999.........     (23.1)         (3.4)            --             (26.5)
Fiscal 2000 change.........     (19.3)          2.2             --             (17.1)
                               ------         -----          -----            ------
September 30, 2000.........     (42.4)         (1.2)            --             (43.6)
Fiscal 2001 change.........      18.5           1.3           (1.4)             18.4
                               ------         -----          -----            ------
September 30, 2001.........    $(23.9)        $ 0.1          $(1.4)           $(25.2)
                               ======         =====          =====            ======

    STOCK-BASED COMPENSATION: The Company does not have stock-based compensation plans separate from USI; however, the Company does participate in USI's stock-based compensation plans. Consistent with USI, the Company accounts for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and related interpretations in accounting for stock-based compensation. The pro forma effects on net income had compensation cost for awards of stock based compensation been determined using the fair value method proscribed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, were not materially different from the amounts presented in the Company's consolidated statements of operations for the periods ended September 30, 2001, 2000 and 1999. Therefore, these amounts have not been provided.

    Certain key employees of the Company participate in stock incentive plans of USI that provide for awards of restricted stock and options to purchase USI common stock at prices equal to the fair value of the underlying shares at the date of the grant. The Company recognized compensation expense of less than $0.1 million in fiscal 2001 for vesting restricted stock awards. As of September 30, 2001, an aggregate of approximately 0.5 million options to purchase shares of USI common stock were held by Company employees.

                               USI ATLANTIC CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    INCOME (LOSS) PER SHARE: Historical income (loss) per share information is not presented because the Company is a direct subsidiary of USI.

    NEW ACCOUNTING PRONOUNCEMENTS: In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS, and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company has elected to adopt these pronouncements as of October 1, 2001. Accordingly, as of such date, the Company will no longer amortize goodwill.

    In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. The FASB's new rules on asset impairment supersede SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and provide a single accounting model for long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The new rules also supersede the provisions of APB Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS--REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSED AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, with regard to reporting the effects of a disposal of a segment of a business and require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred (rather than as of the measurement date as presently required by APB No. 30). The Statement is effective for the Company in the beginning of fiscal year 2003. The Company does not believe this statement will have a material effect on the earnings or financial position of the Company.

NOTE 4--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES

ACQUISITIONS OF BUSINESSES

    The pro forma effects of the acquisitions detailed below are not material to the Company's results of operations and are not provided herein. These acquisitions have been accounted for as purchases and their results of operations are included in the financial statements from the dates of acquisition.

    Contemporaneously with the closing of its debt restructuring on August 15, 2001 (see NOTE 8), the Company re-acquired the 75% equity interest in Rexair, Inc. ("Rexair"), the manufacturer of "Rainbow" vacuum cleaners, previously sold to Strategic Industries, LLC ("Strategic") as part of the Diversified transactions in March 2000. The purchase consideration included $27.4 million in face value of Strategic's senior notes and the assumption of borrowings outstanding under Rexair's $200 million credit facility (see DISPOSITIONS OF BUSINESSES below). In connection with the re-acquisition, the Company reduced the re-acquired basis in Rexair by the amount of its previously deferred gain and reclassified its retained 25% share of Rexair's net liabilities from other long-term liabilities. The allocation of the purchase consideration, including the deferred gain and the carrying value of the retained liabilities, to the assets acquired and liabilities assumed resulted in the goodwill and other intangible assets of approximately $68.9 million, the majority of which have indefinite lives and will not be amortized. In addition, the Company expensed $17.4 million of deferred transaction costs associated with the March 2000 sale of Rexair. The results of Rexair have been included in the Bath & Plumbing segment since it was re-acquired. The Company accounted for Rexair under the equity method of accounting during the time period when the Company held only a 25% interest, from March 24, 2000 until August 15, 2001.

                               USI ATLANTIC CORP.

NOTE 4--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES (CONTINUED)
    In July 1999, the Company acquired Spring Ram Corporation PLC ("Spring Ram") for approximately $133.6 million in cash, plus the assumption of $21.3 million in debt, resulting in goodwill of approximately $110.0 million. Spring Ram, located in Leeds, England, is a manufacturer of bathroom products. The operating results of Spring Ram are included in the Bath & Plumbing segment.

    In June 1999, the Company purchased the assets of Gatsby Spas, Inc. ("Gatsby") for approximately $17.0 million in cash, resulting in goodwill of $9.6 million. Gatsby manufactures and distributes spas. The results of Gatsby are included in the Bath & Plumbing segment.

    In April 1999, USI contributed to Global the stock of the Dual-Lite and True Temper businesses. The contribution was recorded at the historical carrying value of the net assets at the time of contribution, which was approximately $147.0 million. The results of True Temper and Dual-Lite are included in Discontinued Operations (see NOTE 5).

DISPOSITIONS OF BUSINESSES

    On March 24, 2000, the Company disposed of a majority equity interest in its Diversified segment in two separate transactions. In the first transaction, the Company disposed of the following subsidiaries: Bearing Inspection, Inc.; BiltBest Products, Inc.; EJ Footwear Corp. (including Georgia Boot Inc. and Lehigh Safety Shoe Co.); Garden State Tanning Inc.; Huron Inc.; Jade Holdings Pte Ltd (including Jade Technologies Singapore Ltd and FSM Europe B.V.); Leon Plastics Inc.; Native Textiles Inc. and SCF Industries, Inc. The Company received gross cash proceeds of approximately $197.0 million, retained a preferred equity interest in the buyer, Strategic, having a stated value of approximately $19.5 million, retained a common equity interest in Strategic of 17.7% and received approximately $209.0 million aggregate principal amount of 12% (12.5% effective August 18, 2000) senior notes (the "Strategic Notes") due 2007. In addition, Strategic assumed approximately $7.9 million of existing bank debt. As a result of its disposal of the Diversified businesses, the Company recorded a pre-tax gain of $42.1 million.

    In the second transaction, Rexair sold newly issued shares to Strategic representing, after issuance, 75% of the equity interest in Rexair. The Company received approximately $195.0 million in cash and retained a 25% direct equity interest in Rexair. In addition, the Company guaranteed Rexair's $200 million credit facility. In connection with the Rexair transaction, the Company recorded an other liability of $82.2 million, related to its retained 25% share of Rexair's net liabilities and a deferred gain, which, together with the deferral of the related transaction costs, was to be deferred until the release of the Company's guarantee of Rexair's credit facility. Rexair was re-acquired on August 15, 2001. Accordingly, the deferred transaction costs were expensed in full at such date, and the deferred gain as well as the Company's retained 25% share of Rexair's net liabilities reduced the re-acquired basis in Rexair (See ACQUISITIONS OF BUSINESSES above).

    In July 2000, the Company transferred the Strategic notes and cash proceeds received to USI in exchange for notes receivable from USI in the amount of $674.4 million bearing interest of 6.5% per annum with $358.5 million due on demand and $315.9 million maturing in fiscal year 2005.

    During the first quarter of fiscal 2000, the Company disposed of assets relating to its ladder operations and the infant and children footwear operation. The total proceeds of these separate transactions were $17.0 million, which approximated their carrying value. The Company has retained certain product liabilities of the ladder operations.

                               USI ATLANTIC CORP.

NOTE 5--DISCONTINUED OPERATIONS

    On December 28, 2001, the Board of Directors of USI approved a formal Disposal Plan for four of the Company's businesses in connection with USI's obligation to pay debt amortization as set forth in the restructured debt agreements. In connection with the Disposal Plan, the Company recorded a charge of $204.3 million, which represented the difference between the historical net carrying value and the estimated net realizable value of those businesses, (Ames True Temper, Lighting Corporation of America, Spear & Jackson, and SiTeco Lighting) which are included within the Company's consolidated operations. The Disposal Plan calls for the sale of these businesses over the next 12 months.

    The operating results of these businesses have been included in discontinued operations for all periods presented. Summarized results of discontinued operations are as follows:

                                                   FOR THE FISCAL YEARS ENDED
                                                         SEPTEMBER 30,
                                                 ------------------------------
                                                   2001       2000       1999
                                                 --------   --------   --------
                                                         (IN MILLIONS)
Net sales......................................  $1,244.0   $1,311.1   $1,236.0
Operating income...............................       0.8        1.7       86.3
Income (loss) from operations before income
  taxes........................................      (7.8)       1.2       85.7

    Included in the losses are goodwill impairment charges totaling
$61.6 million and $84.0 million in fiscal 2001 and 2000, respectively. These goodwill impairment charges resulted from an evaluation of the recoverability of goodwill performed by the Company in accordance with its accounting policy (see
NOTE 3). The impairment charges were recorded as part of continuing operations before the approval of the Disposal Plan. The charges were reclassified into discontinued operations after the approval of the Disposal Plan.

    Amounts classified as net assets held for sale consist of the following:

                                                               AT SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Net current assets..........................................   $ 91.2     $383.5
Property, plant and equipment, net..........................    252.9      250.2
Other non-current assets and liabilities, net...............    111.4      167.6
                                                               ------     ------
Net assets held for sale....................................   $455.5     $801.3
                                                               ======     ======

NOTE 6--IMPAIRMENT, RESTRUCTURING AND OTHER NON-RECURRING CHARGES

GOODWILL IMPAIRMENT CHARGES

    Operating results at certain of the Company's subsidiaries declined during 2001. In the third quarter of 2001, the Company evaluated the recoverability of the goodwill of these subsidiaries in accordance with its accounting policy described in Note 3. This evaluation indicated that the carrying value of the goodwill of certain of its subsidiaries was impaired. As a result, the Company recorded pretax goodwill impairment charges totaling $60.8 million and $61.6 million which have been included in continuing operations and loss from operations of the discontinued operations, respectively.

                               USI ATLANTIC CORP.

NOTE 6--IMPAIRMENT, RESTRUCTURING AND OTHER NON-RECURRING CHARGES (CONTINUED) RESTRUCTURING AND OTHER NON-RECURRING CHARGES

    During fiscal 1999, the Company expanded its 1998 restructuring plan related to its footwear operations by closing a second domestic manufacturing facility. The closure of the second facility was completed by June 1999, with its production being outsourced to offshore vendors. As a result, the Company recorded restructuring charges of $1.7 million primarily for the costs of terminating 110 employees and the write-off of impaired fixed assets. Furthermore, the Company recorded other non-recurring charges for inventory obsolescence totaling $0.9 million, which were recorded in cost of goods sold. The restructuring charges resulting from the closing of the Company's footwear facility were offset by a $1.0 million reduction in severance costs that were originally set up in 1998 for the Company's vacuum cleaner and textile operations. Voluntary departures prior to final termination resulted in severance payments that were lower than previously estimated. The Company subsequently sold its footwear, vacuum cleaner and textile operations (see NOTE
4). Also, during fiscal 1999, the Company's Diversified segment recorded $6.1 million in charges and losses related to the closure of an unprofitable window operation.

OTHER NON-RECURRING CHARGES

    During 2001, the Company recorded $17.4 million in deferred transaction costs related to the original sale of Rexair in March 2000 once the business was re-acquired in August 2001. These costs have been classified as "other expenses" in the company's consolidated statement of operations.

    The principal components of impairment and restructuring charges recorded for continuing operations are:

                                                                FOR THE FISCAL YEARS
                                                                 ENDED SEPTEMBER 30,
                                                           -------------------------------
                                                             2001       2000        1999
                                                           --------   ---------   --------
                                                                    (IN MILLIONS)
Impairment of goodwill...................................   $60.8     $     --      $ --
Lease obligations and impairment of equipment............      --           --       0.7
                                                            -----     ---------     ----
  Total..................................................   $60.8     $     --      $0.7
                                                            =====     =========     ====

Cash charges.............................................   $  --     $     --      $0.7
Non-cash charges.........................................    60.8           --        --
                                                            -----     ---------     ----
  Total..................................................   $60.8     $     --      $0.7
                                                            =====     =========     ====

                               USI ATLANTIC CORP.

NOTE 7--NOTES RECEIVABLE FROM AFFILIATES

    Notes Receivable from Affiliates consists of the following:

                                                               AT SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
6.00% Notes Receivable......................................   $  7.3     $ 25.9
6.50% Notes Receivable......................................    674.4      683.4
                                                               ------     ------
                                                               $681.7     $709.3
                                                               ======     ======

    At September 30, 2001 the notes receivable from Affiliates are unsecured with $365.8 million payable upon demand, with $315.9 million maturing in fiscal 2005.

NOTE 8--LONG-TERM DEBT

    Long-term debt consists of the following:

                                                              AT SEPTEMBER 30,
                                                             -------------------
                                                               2001       2000
                                                             --------   --------
                                                                (IN MILLIONS)
7.25% Senior Notes, net....................................  $ 123.9     $123.6
Restructured facilities, Rexair............................    166.2         --
Restructured facilities, U.S. Industries...................    418.0         --
Five-year revolving credit facility, US dollar.............       --      200.0
Five-year revolving credit facility, foreign currencies....       --      218.9
Other long-term debt.......................................       --         --
                                                             -------     ------
                                                               708.1      542.5

Less current maturities                                       (428.0)        --
                                                             -------     ------
Long-term debt.............................................  $ 280.1     $542.5
                                                             =======     ======

    Principal payments on long-term debt for the next five years ended September 30 are as follows:

                                                              (IN MILLIONS)
                                                              -------------
2002........................................................     $428.0
2003........................................................      156.2
2004........................................................         --
2005........................................................         --
2006........................................................         --

    The fiscal 2002 principal reduction amount of $428.0 million presented above reflects the cumulative required senior debt reduction required by the terms of the Restructured Facilities. To the extent the principal reduction amount for fiscal 2002 is satisfied through asset sales, the reduction will be affected in part by depositing cash in cash collateral accounts for the benefit of the holders of the Company's Senior Notes (if required) and certain other creditors of the Company. The fiscal 2003 principal reduction amount of $156.2 million presented above (which is primarily comprised of the remaining balance due to the Company's Lenders under its Restructured Facilities in October 2002 and

                               USI ATLANTIC CORP.

NOTE 8--LONG-TERM DEBT (CONTINUED)
November 2002), assumes that no portion of the reduction in fiscal 2002 will be satisfied by deposits to cash collateral accounts. To the extent it is satisfied by deposits to cash collateral accounts, the principal reduction amount for fiscal 2003 will be increased by an amount equal to any deposits into collateral accounts during fiscal 2002. The majority of the deposits in collateral accounts will serve to reduce the required principal payments on the Senior Notes.

    In fiscal 1997, the Company's wholly owned subsidiary, USIAH, issued $125 million aggregate principal amount of Senior Notes due December 1, 2006, which bear interest at 7.25%, payable semiannually (the "7.25% Notes"). A supplemental indenture was later executed adding USI as a co-obligor with USIAH under the 7.25% Notes.

    In October 1998, USI and USIAH jointly issued $250 million aggregate principal amount of Senior Notes due October 15, 2003, which bear interest at 7.125%, payable semiannually (the "7.125% Notes"). The 7.125% notes are recorded as a liability of USI. A supplemental indenture was later executed adding Global as a co-obligor to the 7.25% Notes.

    In addition, the 7.25% Notes and the 7.125% Notes (collectively, the "Senior Notes") are joint and several obligations of USI, USI Global and USIAH, and are guaranteed by USI Atlantic. The Senior Notes are redeemable at the option of the issuers, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed, discounted at a rate based on the yield to maturity of the comparable U.S. Government securities plus a spread (10 basis points for the 7.25% Notes and 50 basis points for the 7.125% Notes) plus, in each case, accrued interest to the date of redemption. The Notes contain restrictions on dividends as well as the purchase of common stock for treasury. See below regarding the security interests granted to the holders of the Senior Notes as a result of the Restructured Facilities.

    The Company also was a borrower along with USI under a five-year revolving line of credit providing for borrowings in both U.S. dollars and foreign currencies, which had original availability of $750 million (the "Credit Agreement"). The Credit Agreement, which was permanently reduced over time to an availability of $500 million, was scheduled to terminate on December 12, 2001. The Credit Facility and Credit Agreement (together, the "Revolving Facilities") were restructured on August 15, 2001 into an amended credit facility providing for, among other things, an increase in availability to $830 million and an extension of the final maturity of the debt through November 30, 2002.

    Although the Revolving Facilities were previously unsecured, the lenders of the Revolving Facilities were granted on April 30, 2001 security interests in substantially all of the assets of USI and its domestic subsidiaries, including shares of the USI's domestic subsidiaries and 65% of the shares of certain of the USI's foreign subsidiaries. As a result of having the Revolving Facilities secured, the Rexair guarantee referred to below became secured with certain assets. In addition, the Company's Senior Notes also became equally and ratably secured with the Revolving Facilities and the Rexair Guaranty with respect to the assets of USI and its subsidiaries that are subject to the covenant restrictions under the Senior Notes. The covenants contained in the indentures under which the Senior Notes were issued apply to USI, the Company and any domestic subsidiary that is a "significant subsidiary" (within the meaning of rule 1-02(w) of Regulation S-X promulgated under the Securities and Exchange Act of 1934 or any successor provision).

    On August 15, 2001, USI finalized a comprehensive restructuring of its bank debt and the bank debt of Rexair, which was re-acquired from Strategic on the same date (See NOTE 4). The amended

                               USI ATLANTIC CORP.

NOTE 8--LONG-TERM DEBT (CONTINUED)
facilities (together the "Restructured Facilities") extend the final maturity date of the USI's debt under the Revolving Facilities to November 30, 2002, which coincides with the final maturity of the amended Rexair Credit Facility. The Restructured Facilities provide for an increase in availability under the Credit Agreement from $500 million to $830 million, the termination of the multi-currency borrowing feature under the Credit Agreement, the elimination of the 364-day Credit Facility and scheduled permanent reductions of the USI's senior debt (a combination of the Restructured Facilities and the Senior Notes and other defined obligations) during the term of the Restructured Facilities.

    The required cumulative permanent reductions of USI's senior debt are scheduled at $75 million, $200 million, $450 million and $600 million for the periods ending December 31, 2001, March 31, 2002, June 30, 2002 and October 15, 2002, respectively, with the remaining balance of the Restructured Facilities due in full on November 30, 2002. USI expects to satisfy operating liquidity needs through operating cash flow. However, it will have to sell a substantial amount of its assets and restructure or refinance its debt to satisfy the required cumulative permanent reductions.

    On December 21, 2001, USI obtained a waiver (the "December 2001 Waiver") from its lenders under the Restructured Facilities that permitted the Company to satisfy the December 31, 2001 $75 million reduction through a permanent reduction of the unfunded commitments under the Restructured Facilities, to the extent not satisfied through cash flow or asset sale proceeds.

    The Restructured Facilities require the Company, USI and Rexair to maintain minimum monthly EBITDA, as defined, comply with maximum monthly capital expenditure limits; USI and Rexair to maintain minimum availability (as defined) under the Restructured Facility of no less than $25 million and comply with other customary affirmative and negative covenants. In addition, the amended Rexair Credit Facility, which provides a term loan of $175 million and availability under a revolver of $20 million, requires that excess cash generated by Rexair be segregated from excess cash generated by the remainder of the USI's operations and used only to reduce the debt outstanding on the Rexair Credit Facility. Rexair's availability under the revolver will be permanently reduced by $5 million on May 31, 2002. In connection with the term loan, Rexair will be required to make payments of $2.2 million each in December 2001 and March 2002 and $4.4 million each in June 2002 and September 2002. Such payments are credited towards the scheduled permanent reductions of the Company's senior debt. The Senior Notes and the Restructured Facilities contain cross-default and cross-acceleration provisions.

    The Restructured Facilities provide for increasing interest rates over the remaining term. The spreads over London Interbank Offered Rate ("LIBOR") was 275 basis points until December 31, 2001, after which the spread increases by 50 basis points each quarter thereafter. The Restructured Facilities also provides for several new fees including an unused commitment fee of 0.50% and a facing fee on all outstanding letters of credit of 0.25% per annum. At USI's option, up to 0.50% of the interest rate applicable to borrowings may be paid through the issuance of notes.

    The security interests that were granted to the lenders of the Revolving Facilities on April 30, 2001 remain in place under the debt restructuring, as do the arrangements to equally and ratably secure the Rexair Guaranty and to equally and ratably secure the Senior Notes. In addition, certain subsidiaries of USI that are not subject to the Senior Notes' covenant restrictions have guaranteed the Restructured Facilities. Under the Restructured Facilities, USI also agreed to provide the lenders with security interests in the shares and assets of certain foreign subsidiaries.

    Under the Restructured Facilities, substantially all sales proceeds are required to be applied to reduce USI's funded and unfunded senior debt, on a pro rata basis. The senior debt includes the

                               USI ATLANTIC CORP.

NOTE 8--LONG-TERM DEBT (CONTINUED)
Senior Notes in those cases when USI or any subsidiary subject to the Senior Notes' covenants completes an asset sale. Proceeds allocable to the Senior Notes and other defined obligations are required to be deposited in cash collateral account for the benefit of the relevant holders; any claims of the lenders of the Restructured Facilities to amounts on deposit in the cash collateral accounts are subordinated to the claims of the relevant holders, including the payment in full of their Senior Notes. Any reductions of senior debt with asset sale proceeds are credited dollar-for-dollar towards the scheduled permanent reductions.

    At December 31, 2001, excluding all amounts related to the amended Rexair Credit Facility and after giving effect to the approximate $58 million reduction pursuant to the December 2001 waiver, USI had approximately $766 million committed under the Restructured Facilities, of which approximately
$669 million had been utilized and the balance of $97 million was available. At December 31, 2001, $5.7 million was available for borrowing solely by Rexair under the amended Rexair Credit Facility. These amounts are net of letters of credit outstanding of $15.0 and $13.6 million at December 31, 2001 and September 30, 2001, respectively. In addition, USI had letters of credit outstanding with other financial institutions totalling $41.4 million as of both December 31, 2001 and September 30, 2001.

    Interest paid to non-affiliates was $44.8 million, $46.1 million and $39.8 million in fiscal 2001, 2000 and 1999 respectively.

    Notes Payable to Affiliates consists of the following:

                                                                 AT SEPTEMBER 30,
                                                              ----------------------
                                                                2001          2000
                                                              --------      --------
                                                                  (IN MILLIONS)
6.50% Notes Payable.........................................   $ 0.2         $  --
7.50% Notes Payable.........................................    22.9          22.9
8.25% Notes Payable.........................................     6.5           3.7
                                                               -----         -----
                                                               $29.6         $26.6
                                                               =====         =====

    The notes payable to Affiliates are unsecured and payable upon demand. Interest paid to Affiliates during fiscal 2001, 2000, and 1999 was $1.2 million, $0.1 million, and $31.1 million, respectively.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS

DOMESTIC BENEFIT ARRANGEMENTS

    The Company and its subsidiaries sponsor a number of non-contributory defined benefit pension plans covering the majority of its United States employees. The benefits under these plans are based primarily on years of credited service and compensation as defined under the respective plan provisions. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Company may determine to be appropriate from time to time.

    The Company and certain of its subsidiaries also sponsor defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans' provisions.

                               USI ATLANTIC CORP.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)
    The Company also provides health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of the costs.

    The assumptions and the net periodic pension income for the Company's defined benefit plans, as well as the total contributions charged to pension expense for the defined contribution plans covering employees in the United States are presented below:

                                                                                     OTHER
                                                    PENSION BENEFITS               BENEFITS
                                             ------------------------------   -------------------
                                               2001       2000       1999       2000       1999
                                             --------   --------   --------   --------   --------
ASSUMPTIONS
Discount rate..............................     7.5%        8.0%      7.5%       8.0%       7.5%
Rate of compensation increases.............     4.5%        4.5%      4.5%        --         --
Expected rate of return on assets..........     9.5%        9.5%      9.5%        --         --

                                                                                     OTHER
                                                    PENSION BENEFITS               BENEFITS
                                             ------------------------------   -------------------
                                               2001       2000       1999       2000       1999
                                             --------   --------   --------   --------   --------
                                                                (IN MILLIONS)
COMPONENTS OF NET PERIODIC (INCOME) COST
Defined benefit plans:
  Service cost.............................   $ 0.1      $  1.1     $ 2.3       $0.2       $0.4
  Interest cost............................     0.2         1.5       2.7        0.3        0.7
  Expected return on plan assets...........    (0.1)       (1.4)     (2.8)        --         --
  Prior service costs......................      --         0.2       0.3         --        0.1
  Amortization of unrecognized transition
    asset..................................      --          --      (0.1)        --         --
  Net actuarial gain.......................      --         0.1       0.4         --         --
  Curtailments.............................      --        (1.1)      0.5         --        0.2
                                              -----      ------     -----       ----       ----
Periodic (income) cost of defined benefit
  plans....................................     0.2         0.4       3.3        0.5        1.4

Income from participation in USI Group
  Plan.....................................    (2.0)       (5.3)     (6.9)        --         --
  Curtailment in USI Group Plan............      --       (18.5)       --         --         --
                                              -----      ------     -----       ----       ----
Net period (income) cost:
  Defined benefit plans....................    (1.8)      (23.4)     (3.6)       0.5        1.4
  Defined contribution plans...............     0.2         0.7       0.9         --         --
                                              -----      ------     -----       ----       ----
Net periodic (income) cost.................   $(1.6)     $(22.7)    $(2.7)      $0.5       $1.4
                                              =====      ======     =====       ====       ====

    The fiscal year 2000 curtailment gains totaling $19.6 million are related to the sale of the Diversified businesses and are included in the statement of operations caption "Gain on sale of businesses."

                               USI ATLANTIC CORP.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)
    The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of the Company's defined benefit pension and postretirement benefit plans to the amounts recorded in the Company's balance sheet at September 30:

                                                   PENSION BENEFITS       OTHER BENEFITS
                                                  -------------------   -------------------
                                                    2001       2000       2001       2000
                                                  --------   --------   --------   --------
                                                                (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
Benefit obligation at beginning of year.........   $ 0.9      $ 35.6     $ 0.3      $ 9.1
Service cost....................................     0.1         1.1        --        0.2
Interest cost...................................     0.2         1.5        --        0.3
Actuarial (gains) losses........................    (0.1)        3.6       0.1         --
Benefits paid...................................    (0.1)       (0.6)       --       (0.1)
Acquisition (divestitures)......................    15.6       (40.3)      1.5       (9.2)
                                                   -----      ------     -----      -----
Benefit obligation at end of year...............   $16.6      $  0.9     $ 1.9      $ 0.3
                                                   =====      ======     =====      =====
CHANGE IN FAIR VALUE OF PLAN ASSETS:
Fair value of plan assets at beginning of
  year..........................................   $  --      $ 29.5     $  --      $  --
Actual return on plan assets....................    (0.4)        1.4        --         --
Contributions...................................      --         0.9        --        0.1
Benefits paid...................................    (0.1)       (0.6)       --       (0.1)
Acquisitions (divestitures).....................    12.2       (31.2)       --         --
                                                   -----      ------     -----      -----
Fair value of plan assets at end of year........   $11.7      $   --     $  --      $  --
                                                   =====      ======     =====      =====
FUNDED STATUS OF PLANS:
Plan assets less than projected benefit
  obligation....................................   $(4.9)     $ (0.9)    $(1.9)     $(0.3)
Unrecognized net actuarial losses...............     0.8         0.1       0.1         --
Unrecognized prior service cost.................      --         0.3        --         --
                                                   -----      ------     -----      -----
Total recognized................................   $(4.1)     $ (0.5)    $(1.8)     $(0.3)
                                                   =====      ======     =====      =====
AMOUNTS RECORDED IN THE BALANCE SHEET CONSIST
  OF:
Prepaid benefits................................   $  --      $   --     $  --      $  --
Accrued benefits................................    (4.4)       (1.0)     (1.8)      (0.3)
Intangible assets...............................      --         0.1        --         --
Accumulated other comprehensive income..........     0.3         0.4        --         --
                                                   -----      ------     -----      -----
Total recognized................................    (4.1)       (0.5)     (1.8)      (0.3)
Participation in USI Group Plan.................     6.7         4.6        --         --
                                                   -----      ------     -----      -----
Total amount recorded in the consolidated
  balance sheet.................................   $ 2.6      $  4.1     $(1.8)     $(0.3)
                                                   =====      ======     =====      =====

    The fiscal 2001 Other Benefits balance of $1.8 million primarily relates to Rexair, which was re-acquired on August 15, 2001.

    At September 30, 2001 and 2000, the Company has a net pension asset of $6.7 million and $4.6 million, respectively, which reflects the Company's recorded balance which is included in a USI group pension plan. As of September 30, 2001, the USI group pension plan's fair value of the plan assets of $270.1 million exceeds the present value of its accumulated benefit obligation by approximately $97.6 million.

                               USI ATLANTIC CORP.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)

    The aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $16.6 million and $11.7 million, respectively, in 2001 and $0.9 million and zero, respectively, in 2000.

    The aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $15.1 million and $11.7 million, respectively, in 2001 and $0.9 million and zero, respectively, in 2000.

    The assets for the Company's U.S. plans are included in a master trust which principally invests in listed stocks and bonds, including common stock of the Company. Included in plan assets were 1,333,100 and 1,253,100 shares of the Company's common stock at September 30, 2001 and 2000, respectively, representing $3.1 million and $12.5 million of the master trust's assets for the same respective periods. During fiscal 2001 and 2000, $0.1 million and $0.2 million, respectively, in dividends were paid to the master trust.

    The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other postretirement benefit plans was 8.5% for 2001 and is assumed to decrease 0.5% a year to 5.5%. A one-percentage-point change in the assumed health care cost trend rate would have the following effects at and for the year ended
September 30, 2001 (in millions):

    Effect of a 1% increase in the health care cost trend rate on:

Service cost plus interest cost.............................    $ --
Accumulated postretirement benefit obligation...............     0.1

    Effect of a 1% decrease in the health care cost trend rate on:

Service cost plus interest cost.............................   $  --
Accumulated postretirement benefit obligation...............    (0.1)

    Certain of the Company's discontinued operations participate in multi-employer plans, which provide defined benefits to union employees. Contributions relating to multi-employer plans are based on negotiated collective bargaining agreements.

FOREIGN BENEFIT ARRANGEMENTS

    The Company's foreign defined benefit pension plan covers salaried employees of Spring Ram, which was acquired in July 1999 (see NOTE 4).

    The assumptions used and the net periodic pension cost for the Company's foreign defined benefit plans are presented below:

                                                                   PENSION BENEFITS
                                                            ------------------------------
                                                              2001       2000       1999
                                                            --------   --------   --------
ASSUMPTIONS
Discount rate.............................................    6.25%       6.5%      6.0%
Rate of compensation increase.............................    3.25%      3.75%      4.0%
Expected return on assets.................................     7.5%       8.5%      7.0%

                               USI ATLANTIC CORP.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)

                                                                 PENSION BENEFITS
                                                          ------------------------------
                                                            2001       2000       1999
                                                          --------   --------   --------
                                                                  (IN MILLIONS)
COMPONENTS OF NET PERIODIC BENEFIT (INCOME) COST
Defined benefit plans:
  Service cost..........................................   $ 0.5      $ 0.7       $0.1
  Interest cost.........................................     2.1        2.1        0.3
  Expected return on plan assets........................    (3.5)      (2.6)      (0.4)
  Curtailments..........................................      --       (0.9)        --
                                                           -----      -----       ----
  Net periodic benefit income...........................   $(0.9)     $(0.7)      $ --
                                                           =====      =====       ====

    The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of the Company's foreign defined benefit pension plans with the amounts recognized in the Company's balance sheet as of September 30:

                                                                    PENSION
                                                                   BENEFITS
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION
Benefit obligation at beginning of year.....................   $33.4      $38.0
Service cost................................................     0.5        0.7
Interest cost...............................................     2.1        2.1
Employee contributions......................................     0.4        0.6
Foreign currency exchange rate changes......................      --       (4.1)
Actuarial (gain) loss.......................................     3.7       (2.0)
Settlements/curtailments....................................      --       (0.9)
Benefits paid...............................................    (1.5)      (1.0)
                                                               -----      -----
Benefit obligation at end of year...........................   $38.6      $33.4
                                                               =====      =====
CHANGE IN FAIR VALUE OF PLAN ASSETS
Fair value of plan assets at beginning of year..............   $39.8      $38.5
Actual return on plan assets................................    (0.8)       5.1
Foreign currency exchange rate changes......................      --       (4.2)
Employer contributions......................................     0.5        0.8
Employee contributions......................................     0.4        0.6
Benefits paid...............................................    (1.5)      (1.0)
                                                               -----      -----
Fair value of plan assets at end of year....................   $38.4      $39.8
                                                               =====      =====
FUNDED STATUS OF PLANS
Plan assets in excess of (less than) projected benefit
  obligation................................................   $(0.2)     $ 6.4
Unrecognized net actuarial (gains) losses...................     5.8       (2.2)
                                                               -----      -----
Total recognized in the consolidated balance sheet..........   $ 5.6      $ 4.2
                                                               =====      =====
AMOUNTS RECOGNIZED IN THE BALANCE SHEET CONSIST OF
Prepaid benefits............................................   $ 5.6      $ 4.2
                                                               =====      =====

                               USI ATLANTIC CORP.

NOTE 10--INCOME TAXES

    Income (loss) before income taxes consists of:

                                                          FOR THE FISCAL YEARS ENDED
                                                                SEPTEMBER 30,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
                                                                (IN MILLIONS)
United States.........................................   $48.0      $ 74.8     $31.4
Foreign...............................................   (42.2)       36.9      44.8
                                                         -----      ------     -----
                                                         $ 5.8      $111.7     $76.2
                                                         =====      ======     =====

    The provisions for federal, foreign, and state income taxes consist of:

                                                          FOR THE FISCAL YEARS ENDED
                                                                SEPTEMBER 30,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
                                                                (IN MILLIONS)
Current:
  Federal.............................................   $  7.5     $ 9.4      $17.1
  Foreign.............................................      7.6      12.3       14.5
  State...............................................      4.1       4.9        3.3
                                                         ------     -----      -----
                                                           19.2      26.6       34.9
Deferred..............................................    (10.6)     21.9        2.6
                                                         ------     -----      -----
                                                         $  8.6     $48.5      $37.5
                                                         ======     =====      =====

                                                          FOR THE FISCAL YEARS ENDED
                                                                SEPTEMBER 30,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
                                                                (IN MILLIONS)
Statutory federal income tax provision................   $  2.0     $39.1      $26.7
Foreign income tax differential.......................       --      (0.4)      (2.0)
State income taxes (net of federal benefit)...........      2.7       3.2        2.1
Goodwill amortization.................................      1.4       2.4        1.5
Non-deductible goodwill impairments...................     21.3        --         --
Non-deductible restructuring charges..................      2.8        --         --
Resolution of tax contingencies.......................       --        --       (3.9)
Minority interest.....................................    (21.6)      4.0       12.8
Miscellaneous.........................................       --       0.2        0.3
                                                         ------     -----      -----
                                                         $  8.6     $48.5      $37.5
                                                         ======     =====      =====

                               USI ATLANTIC CORP.

NOTE 10--INCOME TAXES (CONTINUED)

                                                                AT SEPTEMBER 30,
                                                              --------------------
                                                                2001        2000
                                                              --------    --------
                                                                 (IN MILLIONS)
Deferred tax liabilities:
  Property, plant and equipment.............................   $  3.4      $  1.4
  Post retirement net pension assets........................      1.9        23.9
  Other.....................................................     22.1          --
                                                               ------      ------
Total deferred tax liabilities..............................     27.4        25.3
                                                               ------      ------
Deferred tax assets:
  Accruals and allowances...................................     24.2        17.1
  Postretirement benefits...................................      0.6         0.6
  Deductible goodwill.......................................       --         0.8
  Expected benefit from disposal............................     57.7          --
  Other.....................................................       --         0.2
                                                               ------      ------
  Gross deferred tax assets.................................     82.5        18.7
  Valuation allowance.......................................    (57.7)         --
                                                               ------      ------
Total deferred tax asset....................................     24.8        18.7
                                                               ------      ------
Net deferred tax liabilities................................   $ (2.6)     $ (6.6)
                                                               ======      ======

    The Company has established a valuation allowance related to deferred tax assets resulting from the losses recognized in connection with the Disposal Plan, reflecting the uncertainty of the future realization of these assets.

    The classification of the deferred tax balances is:

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Current asset...............................................   $24.7      $18.6
Current liabilities.........................................      --         --
                                                               -----      -----
                                                                24.7       18.6
                                                               -----      -----
Noncurrent asset............................................     0.1        0.1
Noncurrent liability........................................   (27.4)     (25.3)
                                                               -----      -----
Net noncurrent liabilities..................................   (27.3)     (25.2)
                                                               -----      -----
Net deferred tax liability..................................   $(2.6)     $(6.6)
                                                               =====      =====

NOTE 11--COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The table below shows the Company's future minimum lease payments due under non-cancelable leases as of September 30, 2001. These minimum lease payments (presented in millions) do not include facility leases that were accrued as restructuring costs (See NOTE 6).

2002........................................................   $10.0
2003........................................................     7.0
2004........................................................     4.7
2005........................................................     3.7
2006........................................................     3.2
Thereafter..................................................     0.8
                                                               -----
Total minimum lease payments................................   $29.4
                                                               =====

                               USI ATLANTIC CORP.

NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Rent expense, including equipment rental, was approximately $9.0 million, $9.4 million and $12.7 million in 2001, 2000 and 1999, respectively.

LITIGATION

    The Company is subject to a wide range of environmental protection laws. The Company has remedial and investigatory activities underway at approximately 38 sites, of which the Company has been named as a Potentially Responsible Party ("PRP") at 14 "superfund" sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable statutes.

    It is often difficult to estimate the future impact of environmental matters, including potential liabilities. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. This practice is followed whether the claims are asserted or unasserted. Reserves for estimated losses from environmental remediation are, depending on the site, based primarily upon internal or third party environmental studies, and estimates as to the number, participation level and financial viability of any other PRP's, the extent of contamination and the nature of required remedial actions. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present fair value. Recoveries of environmental remediation costs from other parties are recognized as assets when their receipt is deemed probable. Management expects that the amount reserved will be paid out over the periods of remediation for the applicable sites which range up to 30 years and that such reserves are adequate based on all current data. Each of the sites in question is at various stages of investigation or remediation; however, no information currently available reasonably suggests that projected expenditures associated with remedial action or compliance with environmental laws for any single site or for all sites in the aggregate, will have a material adverse affect on the Company's financial condition, results of operations or cash flows.

    At September 30, 2001, the Company had accrued approximately $10.4 million ($0.9 million accrued as current liabilities; $9.5 million as non-current liabilities) for various environmental related liabilities of which the Company is aware. The Company believes that the range of liability for such matters is between approximately $5.7 million and $14.6 million.

    Also, certain of the Company's subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

    The Company's domestic subsidiaries participate in casualty insurance programs of the Company and USI, which are principally self-insured programs. At September 30, 2001, the Company's portion of these programs amounting to $6.1 million is included in other liabilities. The subsidiaries of the Company have issued standby letters of credit guaranteeing financial responsibility for its self-insured casualty programs amounting to $1.5 million. In addition, USI has issued standby letters of credit guaranteeing financial responsibility for its self-insured casualty programs.

                               USI ATLANTIC CORP.

NOTE 12--SEGMENT DATA

    At September 30, 2001, the subsidiaries of the Company have issued documentary letters of credit and banker's acceptances totaling $7.6 million related to shipments from the Far East.

    The Company currently operates in one reportable segment--Bath & Plumbing. Bath & Plumbing manufacturers whirlpools, spas, faucets, chinaware, bathtubs, showertub enclosures, bath accessories, plumbing fittings, others behind the wall plumbing products and vacuum cleaners. Prior to March 2000 (see NOTE 4), the Company also operated a myriad of businesses through its Diversified segment. These businesses manufactured automotive interiors, precision-engineered products for the automotive, jet aviation and electronics industries and various other consumer products. The Company's products are primarily sold to the home improvement and home construction markets through mass merchandisers, hardware stores, home centers, distributors, wholesalers and other outlets.

    The financial information of the segments is regularly evaluated by the corporate operating executives in determining resource allocation and assessing performance and is periodically reviewed by the Company's Board of Directors. The Company's senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. Accounting policies for the segments are the same as those for the Company (see NOTE 3).

    The following is a summary of our significant accounts and balances by segment, reconciled to our consolidated totals.

                                                       BATH &                              CONSOLIDATED
                                                      PLUMBING   DIVERSIFIED   CORPORATE      TOTAL
                                                      --------   -----------   ---------   ------------
                                                                        (IN MILLIONS)
NET SALES
2001................................................  $ 683.6      $   --      $     --      $  683.6
2000................................................    802.8       412.4            --       1,215.2
1999................................................    664.2       857.1            --       1,521.3

TOTAL OPERATING INCOME (LOSS)(1)
2001................................................  $ (16.7)     $   --      $  (14.1)     $  (30.8)
2000................................................     91.1        37.4          (9.9)        118.6
1999................................................     75.2        90.8          11.3         154.7

CAPITAL EXPENDITURES
2001................................................  $  17.6      $  0.2      $     --      $   17.8
2000................................................     10.9        12.6           0.1          23.6
1999................................................     10.2        25.1           0.8          36.1

DEPRECIATION AND AMORTIZATION
2001................................................  $  17.7      $  0.4      $     --      $   18.1
2000................................................     17.8        12.3           0.4          30.5
1999................................................     12.2        24.7           0.8          37.7

ASSETS(2)
2001................................................  $ 697.4      $   --      $1,195.8      $1,893.2
2000................................................    650.1          --       1,553.4       2,203.5
1999................................................    680.1       613.1         897.5       2,191.7

------------------------

(1) Operating income (loss) for the Bath & Plumbing segment includes restructuring, impairment and other non-recurring charges of $60.8 million in fiscal 2001 (See Note 6). Operating losses for

                               USI ATLANTIC CORP.

NOTE 12--SEGMENT DATA (CONTINUED)
    corporate included management fees charged to the Company by USI of $13.1 million, $10.8 million, and $11.4 million in fiscal 2001, 2000 and 1999, respectively.

(2) Corporate assets include net assets held for sale of $455.5 million, $801.3 million, and $740.8 million and amounts due from affiliates of $681.7 million, $709.3 million and $101.2 for fiscal 2001, 2000 and 1999, respectively.

    Aside from the operating income (loss) amounts noted above, the Company's income from continuing operations includes interest income and expense, equity earnings or losses in investees, other income and expense items and income taxes, none of which are included in the Company's measurement of segment operating profit. Corporate assets consist primarily of real property, cash and cash equivalents and other investments. The following table presents certain data by geographic areas.

    The Company's operations are principally located in North America and Europe and to a lesser extent, in other regions of the world. The Company's country of domicile is the United States. Export sales represented 5%, 12% and 32% of the Company's total net sales for fiscal years 2001, 2000 and 1999, respectively. Principal international markets served include Europe, South America, Canada and Asia.

                                                     FOR THE FISCAL YEARS ENDED
                                                           SEPTEMBER 30,
                                                   ------------------------------
                                                     2001       2000       1999
                                                   --------   --------   --------
                                                           (IN MILLIONS)
NET SALES
United States....................................   $405.1    $  831.8   $1,189.1
Foreign..........................................    278.5       383.4      332.2
                                                    ------    --------   --------
Total net sales..................................   $683.6    $1,215.2   $1,521.3
                                                    ======    ========   ========
OPERATING INCOME
United States....................................   $ (3.1)   $   61.8   $  104.7
Foreign..........................................    (27.7)       56.8       50.0
                                                    ------    --------   --------
Total operating income...........................   $(30.8)   $  118.6   $  154.7
                                                    ======    ========   ========
LONG-LIVED ASSETS
United States....................................   $264.4    $  175.5   $  383.4
Foreign..........................................    102.6       168.4      218.3
                                                    ------    --------   --------
Total long-lived assets..........................   $367.0    $  343.9   $  601.7
                                                    ======    ========   ========

                         REPORT OF INDEPENDENT AUDITORS

    To the Board of Directors
U.S. Industries, Inc.

    We have audited the consolidated balance sheets of USI American Holdings Corp. (the "Company") as of September 30, 2001 and 2000, and the related consolidated statements of operations, cash flows and changes in stockholder's equity for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company is an indirect wholly owned subsidiary of U.S. Industries, Inc. and subsidiaries ("USI"), as well as a co-borrower and co-obligor under certain debt instruments of USI. USI is required under its restructured credit facilities to make cumulative reductions its senior debt of $450 million by June 30, 2002. USI needs to generate sufficient funds to make such reductions, or, absent such reductions, restructure or refinance its debt. The Company's capital stock and substantially all of its assets have been pledged as collateral under USI's restructured credit facilities and senior notes. These conditions raise substantial doubt about both USI's and the Company's ability to continue as a going concern. USI's management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

New York, New York
January 14, 2002

                          USI AMERICAN HOLDINGS CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN MILLIONS)

                                                                FOR THE FISCAL YEARS ENDED
                                                                      SEPTEMBER 30,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
Net sales...................................................  $ 683.6    $1,215.2   $1,521.3
Operating costs and expenses:
  Cost of products sold.....................................    485.5       871.3    1,108.3
  Selling, general and administrative expenses..............    155.0       214.5      246.2
Management fee expense, net.................................     13.1        10.8       11.4
Impairment and restructuring charges........................     60.8          --        0.7
                                                              -------    --------   --------
Operating (loss) income.....................................    (30.8)      118.6      154.7
Affiliated interest income..................................     44.5         4.2        0.5
Affiliated interest expense.................................     (2.7)       (0.9)     (33.3)
Interest income.............................................      1.5         3.1        3.1
Interest expense............................................    (44.0)      (43.0)     (23.2)
Gain on the sale of businesses..............................       --        42.1         --
Equity earnings in investees................................     (1.4)        3.1         --
Minority interest income (expense)..........................     61.6       (11.3)     (36.7)
Other (expense) income, net.................................    (22.9)       (4.2)      11.1
                                                              -------    --------   --------
Income before income taxes, discontinued operations and
  cumulative effect of accounting change....................      5.8       111.7       76.2
Provision for income taxes..................................      8.6        48.5       37.5
                                                              -------    --------   --------
(Loss) income from continuing operations....................     (2.8)       63.2       38.7
Discontinued operations:
  (Loss) income from operations (net of income tax
    provisions of $37.9, $2.8 and $33.8, respectively)......    (45.7)       (1.6)      51.9
  Loss on disposals (net of tax benefits of $10.2 and $10.0
    in 2001 and 1999, respectively).........................   (194.1)         --      (12.1)
                                                              -------    --------   --------
(Loss) income from discontinued operations..................   (239.8)       (1.6)      39.8
Cumulative effect of accounting change, net of taxes of $0.8
  in 2001...................................................     (0.7)         --         --
                                                              -------    --------   --------
Net (loss) income...........................................  $(243.3)   $   61.6   $   78.5
                                                              =======    ========   ========

                            See accompanying notes.

                          USI AMERICAN HOLDINGS CORP.

                          CONSOLIDATED BALANCE SHEETS

                        (IN MILLIONS EXCEPT SHARE DATA)

                                                               AT SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
ASSETS
  Cash and cash equivalents.................................  $   51.8   $   18.1
  Trade receivables, net of allowances of $5.7 in 2001 and
    $2.8 in 2000............................................     158.7      178.6
  Inventories, net..........................................     117.0       95.1
  Deferred income taxes.....................................      24.7       18.6
  Net assets held for sale..................................     455.5      383.5
  Other current assets......................................      10.7       12.4
                                                              --------   --------
    Total current assets....................................     818.4      706.3
Property, plant and equipment, net..........................      99.5       74.7
Net assets held for sale....................................        --      417.8
Other assets................................................      26.1       26.2
Goodwill and other intangibles, net.........................     267.5      269.2
Notes receivable from affiliates, net.......................     681.7      709.3
                                                              --------   --------
Total assets................................................  $1,893.2   $2,203.5
                                                              ========   ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Notes payable.............................................  $   11.9   $   14.0
  Current maturities of long-term debt......................     428.0         --
  Trade accounts payable....................................      68.2       65.7
  Accrued expenses and other current liabilities............      68.4       63.4
Notes payable to affiliates.................................      29.6       26.6
                                                              --------   --------
    Total current liabilities...............................     606.1      169.7
Long-term debt..............................................     280.1      542.5
Minority interest...........................................     133.4      195.0
Deferred income taxes.......................................      27.3       25.2
Other liabilities...........................................      38.6      115.5
Due to affiliates...........................................     160.0      283.0
                                                              --------   --------
    Total liabilities.......................................   1,245.5    1,330.9
Commitments and contingencies

Stockholder's equity:
  Common stock (no par value), 1,000 shares authorized; 200
    shares issued and outstanding...........................        --         --
  Paid-in capital...........................................     469.1      469.1
  Accumulated earnings......................................     203.8      447.1
  Accumulated other comprehensive loss......................     (25.2)     (43.6)
                                                              --------   --------
Total stockholder's equity..................................     647.7      872.6
                                                              --------   --------
Total liabilities and stockholder's equity..................  $1,893.2   $2,203.5
                                                              ========   ========

                             See accompanying notes

                          USI AMERICAN HOLDINGS CORP.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

                                 (IN MILLIONS)

                                                                               ACCUMULATED
                                                                                  OTHER
                                                                              COMPREHENSIVE   COMPREHENSIVE
                                                                   RETAINED      INCOME          INCOME
                                  COMMON STOCK   PAID-IN CAPITAL   EARNINGS      (LOSS)          (LOSS)        TOTAL
                                  ------------   ---------------   --------   -------------   -------------   --------
Balance at September 30, 1998...   $      --          $469.1        $307.0       $(11.2)         $   --        $764.9
Net income......................                                      78.5                         78.5          78.5
  Translation adjustment........                                                  (16.4)          (16.4)        (16.4)
  Minimum pension liability
    adjustment..................                                                    1.1             1.1           1.1
                                                                                                 ------
Other comprehensive income......                                                                  (15.3)
                                                                                                 ------
Total comprehensive income......                                                                   63.2
                                   =========          ======        ======       ======          ======        ======
Balance at September 30, 1999...          --           469.1         385.5        (26.5)                        828.1
Net income......................                                      61.6                         61.6          61.6
Sale of Diversified businesses:
  Translation adjustment........                                                    5.2             5.2           5.2
  Minimum pension liability
    adjustment..................                                                    1.7             1.7           1.7
Translation adjustment..........                                                  (24.5)          (24.5)        (24.5)
Minimum pension liability
  adjustment....................                                                    0.5             0.5           0.5
                                                                                                 ------
Other comprehensive income......                                                                  (17.1)
                                                                                                 ------
Total comprehensive loss........                                                                   44.5
                                   =========          ======        ======       ======          ======        ======
Balance at September 30, 2000...          --           469.1         447.1        (43.6)                        872.6
Net loss........................                                    (243.3)                      (243.3)       (243.3)
Discontinued Operations:
Translation adjustment..........                                                   37.4            37.4          37.4
Minimum pension liability
  adjustment....................                                                    7.2             7.2           7.2
Translation adjustment..........                                                  (18.9)          (18.9)        (18.9)
Minimum pension liability
  adjustment....................                                                   (5.9)           (5.9)         (5.9)
Fair value of derivatives
  adjustment....................                                                   (1.4)           (1.4)         (1.4)
                                                                                                 ------
Other comprehensive income......                                                                   18.4
                                                                                                 ------
Total comprehensive loss........                                                                 (224.9)
                                   ---------          ------        ------       ------          ======        ------
Balance at September 30, 2001...   $      --          $469.1        $203.8       $(25.2)                       $647.7
                                   =========          ======        ======       ======                        ======

                            See accompanying notes.

                          USI AMERICAN HOLDINGS CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN MILLIONS)

                                                                   FOR THE FISCAL YEARS
                                                                   ENDED SEPTEMBER 30,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
Operating activities
(Loss) income from continuing operations....................   $ (2.8)    $ 63.2    $  38.7
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     18.1       30.5       37.7
  Amortization of deferred financing costs..................      0.7        0.7        0.6
  (Benefit) provision for deferred income taxes.............    (10.6)      21.9        2.6
  Provision for doubtful accounts...........................      2.5        2.5        3.1
  Gain on the sale of excess real estate....................       --       (3.2)     (12.6)
  Impairment, restructuring and other non-recurring
    charges.................................................     60.8         --         --
  Minority interest in net income...........................    (61.6)      11.3       36.7
  Equity loss (earnings) of investee........................      1.4       (3.1)        --
  Gain on sale of businesses................................       --      (42.1)        --
  Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
    (Increase) decrease in trade receivables................     27.5      (24.1)     (13.3)
    (Increase) decrease in inventories......................     (5.0)      (2.2)     (16.9)
    (Increase) decrease in other current assets.............      2.8       (0.3)      (2.5)
    (Increase) decrease in other assets.....................     (2.5)     (11.2)      26.5
    Increase (decrease) in trade accounts payable...........       --      (15.7)       0.6
    Increase (decrease) in accrued expenses and other
     liabilities............................................     (9.2)     (37.5)      (7.3)
    Increase (decrease) in other liabilities................     (8.5)     (12.8)     (11.2)
    Other, net..............................................       --         --         --
                                                               ------     ------    -------
Net cash provided by operating activities of continuing
  operations................................................     13.6      (22.1)      82.7
                                                               ------     ------    -------
Income from discontinued operations.........................   (239.8)      (1.6)      39.8
Adjustments to reconcile net income from discontinued
  operations to net cash provided by discontinued
  operations:
    Loss on disposal of discontinued operations.............    194.1         --       12.1
    Impairments and other nonrecurring charges..............     61.6       84.0
    Decrease (increase) in net assets held for sale.........     47.3      (56.6)      32.0
                                                               ------     ------    -------
Net cash provided by operating activities of discontinued
  operations................................................     63.2       25.8       83.9
                                                               ------     ------    -------
Net cash provided by operating activities...................     76.8        3.7      166.6
Investing activities
Proceeds from the sale of businesses........................       --      391.3       95.0
Acquisitions of businesses, net of cash acquired............       --      (78.4)    (169.3)
Purchases of property, plant and equipment..................    (17.8)     (23.6)     (36.1)
Proceeds from sales of property, plant and equipment........      0.9        1.7        3.3
Proceeds from sales of excess real estate...................       --        5.5       25.3
Repayments of (loans to) affiliates.........................     27.6     (487.5)        --
Other investing activities, net.............................       --         --        0.7
                                                               ------     ------    -------
Net cash used in investing activities.......................     10.7     (191.0)     (81.1)
Financing activities
Proceeds from long-term debt................................    247.9        5.8      410.5
Repayment of long-term debt.................................   (246.5)    (152.5)    (340.2)
(Repayment) proceeds of notes payable, net..................     (2.1)       1.8        4.9
Repayments of (loans to) affiliates.........................      3.0       (3.3)       4.3
Payment to settle interest rate protection agreements.......       --         --      (22.0)
Net transfers with affiliates...............................    (50.1)     311.1     (113.2)
                                                               ------     ------    -------
Net cash provided by (used in) financing activities.........    (47.8)     162.9      (55.7)
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (6.0)      (5.9)     (18.0)
Increase (decrease) in cash and cash equivalents............     33.7      (30.3)      11.8
                                                               ------     ------    -------
Cash and cash equivalents at beginning of period............     18.1       48.4       36.6
                                                               ------     ------    -------
Cash and cash equivalents at end of period..................   $ 51.8     $ 18.1    $  48.4
                                                               ======     ======    =======

                            See accompanying notes.

                          USI AMERICAN HOLDINGS CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the consolidated operations of USI American Holdings Corp. ("USIAH" or the "Company"). USIAH is an indirect wholly-owned subsidiary of U.S. Industries, Inc. ("USI" or the "Parent") and a direct subsidiary of USI Atlantic Corp. ("USI Atlantic").

    The Company's sole asset is its ownership of 100% of the preferred stock of USI Global. The preferred stock of USI Global entitles the Company to ninety-one percent of the total voting rights of all of Global's outstanding stock, thus giving the Company control of Global. The assets, liabilities and results of operations of Global are, therefore, consolidated in the accompanying financial statements for all periods presented. Global's principal operating subsidiaries include Jacuzzi Inc., Rexair, Inc., Jacuzzi Europe, spa., Spring Ram Plc., and Jacuzzi Leisure Products Ltd. These entities manufacture and distribute a full line of whirlpool baths, spas, swimming pools, swimming pool equipment, kitchen and bath sinks, shower enclosures and premium vacuum cleaners. These entities operate in the U.S. and throughout Europe, Canada, and South America.

    In addition, Global's other principal subsidiaries are classified as discontinued operations and include several of USI's domestic and European commercial and institutional lighting businesses, USI's North American lawn and garden businesses and the U.K. hand and industrial tools business (see NOTE 5). The outstanding minority interest represents USI's 100% ownership of the outstanding common stock of Global.

    The preferred stock has a stated value of $1.1 billion and a yield of 5.6%. The preferred stock has a maturity date of June 30, 2024, at which time it can be redeemed at the option of Global. All preferred dividends will be paid only to the extent declared and will accumulate on a cumulative basis (without interest), to the extent not declared or paid. The preferred stock will have a liquidation value of the stated value plus accrued and unpaid dividends. The preferred stock has no conversion rights, but will rank prior to the common stock and all other classes and series of equity securities of Global as to dividends rights and rights on liquidation, winding down or dissolution of Global.

    USI and certain subsidiaries of USI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to the Company including legal, finance, tax, risk management and employee benefits. A portion of the related costs has been allocated to USIAH based on the percentage of USIAH's sales to the consolidated sales of USI as management fees. USIAH's management believes such amounts are reasonable; however, they may not be indicative of USIAH's ongoing costs as a separate entity.

    The Company operates on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consisted of the 52 weeks ending on September 29, 2001, September 30, 2000 or October 2, 1999, but are presented as of September 30 in each of those years for convenience. Businesses over which the Company has the ability to exercise significant influence are accounted for using the equity method. In March 2000, the Company completed the disposition of a majority equity interest in its Diversified segment. Since then, the Company has accounted for its retained interest in the Diversified segment under the equity method of accounting (see NOTE 4). The Company eliminates intercompany balances and transactions when combining the account balances of its subsidiaries.

                          USI AMERICAN HOLDINGS CORP.

NOTE 2--GOING CONCERN

    The accompanying consolidated financial statements have been prepared on a going concern basis of accounting and do not reflect any adjustments that might result if USIAH was unable to continue as a going concern. On August 15, 2001, USI finalized a comprehensive restructuring of its bank debt and bank debt of Rexair, Inc. ("Rexair"), a former subsidiary that was reacquired from Strategic Industries, LLC ("Strategic") on the same date. The amended facilities (together the "Restructured Facilities") extend the final maturity date of USI's debt under its credit agreement to November 30, 2002, which coincides with the final maturity of the amended Rexair Credit Facility. The Restructured Facilities provide for scheduled permanent reductions of USI's senior debt (a combination of the Restructured Facilities, senior notes of USI and other defined obligations) during the term of the Restructured Facilities. The required cumulative permanent reductions of USI's senior debt are scheduled at $75 million, $200 million, $450 million and $600 million for the periods ending December 31, 2001, March 31, 2002, June 30, 2002, and October 15, 2002,
respectively. The remaining balance of the Restructured Facilities is due in full on November 30, 2002. USI expects to satisfy operating liquidity needs through operating cash flow. However, it will have to sell a substantial amount of its assets and restructure or refinance its debt to satisfy the required cumulative permanent reductions. USIAH's capital stock and substantially all of its assets have been pledged as collateral under USI's senior debt.

    On December 28, 2001, the Board of Directors of USI approved a formal Disposal Plan for five businesses in order to meet the scheduled reductions. Four of the businesses to be disposed of are included in the accompanying financial statements, Ames True Temper, Lightning Corporation of America, Spear & Jackson and SiTeco Lighting, and have an estimated net realizable value of $455.5 million. The Disposal Plan calls for the sale of these businesses over the next 12 months. The net assets of the discontinued businesses are included in net assets held for sale in all periods presented.

    USI and the Company entered into an agreement to sell Ames True Temper on December 24, 2001 for approximately $165 million in cash. The sale, which is subject to the completion of financing and other customary closing conditions, is currently expected to close in January 2002. Upon closing, the entire net cash proceeds will be applied to reduce USI's funded and unfunded senior debt. USI is pursuing the sale of the Strategic Notes together with the equity interest in Strategic at an amount expected to approximate the September 30, 2001 carrying value. Upon closing, the entire net cash proceeds will be applied to reduce USI's funded and unfunded senior debt.

    The net proceeds from the sale of Ames True Temper and the Strategic Notes are expected to be sufficient to fund the required reductions of USI's senior debt through March 31, 2002.

    USI continues to actively pursue its Disposal Plan. However, there can be no assurance when or whether USI will consummate any of these transactions. If USI is unable to consummate asset disposals as outlined in its Disposal Plan in time to meet scheduled amortizations, USI expects to seek a further restructuring of its credit facilities. Furthermore, the proceeds of the Disposal Plan, if consummated in its entirety, and the sale of the Strategic Notes will be insufficient to repay the Restructured Facilities upon their maturity in November 2002. Accordingly, USI will have to restructure or refinance its existing Restructured Facilities. USI believes it will be able to restructure or refinance its existing Restructured Facilities before their scheduled maturity in November 2002. However, there can be no assurance that it will be able to do so.

    USI's and the Company's independent auditors have included a going concern explanatory paragraph in their audit reports accompanying the September 30, 2001 consolidated financial

                          USI AMERICAN HOLDINGS CORP.

NOTE 2--GOING CONCERN (CONTINUED)
statements of both USI and the Company. The paragraph states that USI's need to generate sufficient funds to make the required cumulative reductions of senior debt of $450 million by June 30, 2002 through asset sales or a restructuring or refinancing raises substantial doubt about USI's and the Company's ability to continue as a going concern.

NOTE 3--ACCOUNTING POLICIES

    USE OF ESTIMATES: Accounting guidelines require that the Company makes estimates and assumptions that affect amounts reported in its financial statements and accompanying notes. Actual results could differ from those estimates.

    FOREIGN CURRENCY TRANSLATION: The Company's subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, FOREIGN CURRENCY TRANSLATION, the assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The translation adjustments that result from translating the balance sheets at different rates than the statements of operations are included in accumulated other comprehensive income, which is a separate component of the Company's stockholder's equity.

    CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances owned by the Company, cash accounts have been controlled on a centralized basis by an Affiliate which sweeps cash receipts and funds cash disbursements of the Company. The net results of cash transactions between or on behalf of the Company, including intercompany advances, are included in the consolidated balance sheets as due to affiliates.

    TRADE RECEIVABLES AND CONCENTRATION OF CREDIT RISK: The Company records an allowance for doubtful accounts, reducing its receivables balance to an amount the Company estimates is collectible from its customers.

    The Company principally operates in the United States, and to a lesser extent in the UK. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. The Company encounters a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. One of its customers represents 5.3% and 12.7% of the Company's trade receivables balance at September 30, 2001 and 2000, respectively, and 10.3%, 8.0%, and 5.4% of its sales for the years ending September 30, 2001, 2000, and 1999, respectively. Credit losses have not been significant and are within management's expectations.

    INCOME TAXES: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

    The Company's United States earnings have been included in the consolidated federal income tax return filed by USI. The Company provided for income taxes in the accompanying consolidated financial statements as if it were a stand-alone entity and filed separate income tax returns from USI. Federal taxes currently payable have been included in due to affiliate. Income taxes paid to state, local and foreign jurisdictions during fiscal 2001, 2000 and 1999 were $13.8 million, $18.8 million and $31.0 million, respectively.

                          USI AMERICAN HOLDINGS CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    INVENTORIES: The Company's inventories are stated at the lower of cost, determined by the first-in, first-out method, or market. The Company's inventories can be categorized as follows:

                                                               AT SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Finished products...........................................   $ 57.9     $45.0
In-process products.........................................      5.8       4.4
Raw materials...............................................     53.3      45.7
                                                               ------     -----
                                                               $117.0     $95.1
                                                               ======     =====

    PROPERTY, PLANT AND EQUIPMENT: The Company records its property, plant and equipment at cost. The Company records depreciation and amortization in a manner that recognizes the cost of its depreciable assets in operations over their estimated useful lives using the straight-line method. The Company estimates the useful lives of its depreciable assets to be 20-50 years for buildings and 3-10 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

    Property, plant and equipment consisted of:

                                                               AT SEPTEMBER 30,
                                                             --------------------
                                                               2001        2000
                                                             --------    --------
                                                                (IN MILLIONS)
Land and buildings.........................................   $ 61.4      $ 48.7
Machinery, equipment and furniture.........................     98.2        74.7
Accumulated depreciation...................................    (60.1)      (48.7)
                                                              ------      ------
                                                              $ 99.5      $ 74.7
                                                              ======      ======

    Depreciation and amortization consisted of:

                                                              FOR THE FISCAL YEARS
                                                              ENDED SEPTEMBER 30,
                                                         ------------------------------
                                                           2001       2000       1999
                                                         --------   --------   --------
                                                                 (IN MILLIONS)
Depreciation...........................................   $10.3      $20.2      $28.3
Amortization of goodwill...............................     7.8       10.3        9.4
                                                          -----      -----      -----
                                                          $18.1      $30.5      $37.7
                                                          =====      =====      =====

    OTHER ASSETS: Included in other assets are excess properties held for sale consisting of land and buildings no longer used in operations. These assets are carried at the lower of cost or fair value less costs to sell. The carrying value of such properties was $10.1 million and $14.6 million as of September 30, 2001 and 2000, respectively. In fiscal 2001, the Company recorded a loss from excess properties of $0.2 million, compared to income from excess properties of $2.7 million and $12.2 million in fiscal 2000 and 1999, respectively. This amount is included in other income (expense), net and consists of net gains on the sale of these properties, adjustments to net realizable value and the carrying costs incurred in the period.

    GOODWILL: Goodwill represents the excess of the purchase price over the fair value of net assets acquired. The Company reviews operating results and other relevant facts every fiscal quarter for

                          USI AMERICAN HOLDINGS CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
each of its businesses to determine if there are indications that the carrying value of its long-lived assets, including goodwill may be impaired. When there are indicators of impairment, the Company first assesses the recoverability of goodwill associated with long-lived assets in accordance with the requirements of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded when the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. In addition, an enterprise level assessment of the recoverability of any remaining goodwill is performed using the fair value methodology, as permitted under APB No. 17. In the event that such fair value is below the carrying value of an enterprise, for those companies with goodwill, the Company reduces goodwill to the extent it is impaired based upon fair value.

    The fair value methodology is applied to determine the recoverable value for each business on a stand-alone basis using ranges of fair values obtained from independent appraisers. In developing these ranges, the independent appraisers consider (a) publicly available information, (b) financial projections of each business based on management's best estimates, (c) the future prospects of each business as discussed with senior operating and financial management,
(d) publicly available information regarding comparable publicly traded companies in each industry, (e) market prices, capitalization and trading multiples of comparable public companies and (f) other information deemed relevant. In reviewing these valuations and considering the need to record a charge for impairment of enterprise value and goodwill to the extent it is part of the enterprise value, the Company also evaluates solicited and unsolicited bids for the businesses of the Company.

    Goodwill is amortized on a straight-line basis over the estimated future period to be benefited (ranging from 20 to 40 years, primarily 40 years). Accumulated amortization aggregated $73.1 million and $64.9 million at September 30, 2001 and 2000, respectively.

    ACCRUED EXPENSES AND OTHER LIABILITIES: Accrued expenses and other current liabilities consisted of the following:

                                                                AT SEPTEMBER 30,
                                                              --------------------
                                                                2001        2000
                                                              --------    --------
                                                                 (IN MILLIONS)
Compensation related........................................   $12.8       $ 8.0
Other.......................................................    55.6        55.4
                                                               -----       -----
                                                               $68.4       $63.4
                                                               =====       =====

    FAIR VALUE OF FINANCIAL INSTRUMENTS: SFAS No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires that the Company disclose the fair value of its financial instruments when it is practical to estimate. The Company has determined the estimated fair values of its financial instruments, which are either recognized in the Company's consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange.

    Short-term Assets and Liabilities: The fair values of the Company's cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

                          USI AMERICAN HOLDINGS CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    Long-term Debt: The fair values of the Company's Senior Notes are determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of the Company's remaining debt approximates 80% of its carrying value as of September 30, 2001.

    There were no other significant differences as of September 30, 2001 and September 30, 2000 between the carrying value and fair value of the Company's financial instruments except as disclosed below:

                                                     2001                  2000
                                              -------------------   -------------------
                                              CARRYING     FAIR     CARRYING     FAIR
                                               AMOUNT     VALUE      AMOUNT     VALUE
                                              --------   --------   --------   --------
                                                            (IN MILLIONS)
7.25% Senior Notes..........................   $123.9     $82.5      $123.6     $113.0
                                               ======     =====      ======     ======

    Interest Rate Swaps and Foreign Currency Contracts: The fair value of the Company's interest rate swap and foreign currency contracts is the amount the Company would receive or have to pay to terminate the agreement at the reporting date, taking into account current interest rates and exchange rates. The fair value of the interest rate swap is provided to the Company by its financial institution, the counter-party to the interest rate swap agreement. For more information on these financial instruments, see the DERIVATIVE FINANCIAL INSTRUMENTS section of this note

    REVENUE RECOGNITION: The Company currently records revenue when delivery has occurred and title has passed to the customer. Provisions are made for warranty and return costs at the time of sale. Such provisions have not been material to the Company.

    ACCOUNTING CHANGE: In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, which, along with other guidance, clarified the SEC's views on various revenue recognition and reporting matters. As a result, the Company changed its method of accounting for certain sales transactions. Historically, the Company recognized revenue upon shipment of products to the customer because, even though some products were shipped FOB destination, the Company used a common carrier and thus gave up substantially all the risks of ownership. Under the new accounting method adopted retroactive to October 1, 2000, the Company now recognizes revenue when title passes. The net effect of the accounting change was not material to the results for the year ended September 30, 2001. Net sales for the year ended September 30, 2001 includes $4.4 million of net sales that, prior to the accounting change, had been recognized through September 30, 2000. The pro forma amounts, had the new revenue recognition method been applied retroactively to prior periods, were not materially different from the amounts shown in the Company's consolidated statements of operations for the years ended September 30, 2000 and 1999. Therefore, these amounts have not been presented.

    SHIPPING AND HANDLING FEES AND COSTS: After adopting Emerging Issues Task Force ("EITF") Issue No. 00-10, ACCOUNTING FOR SHIPPING AND HANDLING FEES AND COSTS, the Company classifies amounts charged to its customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of goods sold.

    ADVERTISING COSTS: Advertising costs are charged to expense when incurred. The Company participates in cooperative advertising programs with certain customers for which the Company reimburses a portion of advertising costs. Advertising expense totaled $26.1 million, $27.7 million and $21.6 million in fiscal 2001, 2000 and 1999, respectively.

                          USI AMERICAN HOLDINGS CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    RESEARCH AND DEVELOPMENT COSTS: Research and development costs are expensed as incurred. Such amounts totaled $4.1 million, $4.5 million and $2.9 million in fiscal 2001, 2000 and 1999, respectively.

    DERIVATIVE FINANCIAL INSTRUMENTS: Effective October 1, 2000, the Company adopted SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The Company uses several types of derivative financial instruments including interest rate swaps, forward contracts and debt denominated in a foreign currency to hedge its exposure to volatility in interest rates and currency exchange rates.

INTEREST RATE HEDGING

    The Company hedged a portion of its variable-rate debt by entering into an interest rate swap in which the Company agreed to exchange, at specified intervals, the calculated difference between fixed and variable interest amounts on $90 million of its debt. The swap, which matures on June 30, 2002, is designated as a cash flow hedge of the underlying variable-rate interest payments and is recorded as a current liability in the Company's consolidated balance sheet. Since an assessment of the hedging relationship revealed that it was 100% effective, the entire unrealized loss, net of tax, is recorded in accumulated other comprehensive income ("OCI") within stockholder's equity. As of September 30, 2001 there was an unrealized loss of $1.4 million in OCI related to this contract. The amounts in OCI will be recognized as additional interest expense over the term of the swap agreement.

FORWARD EXCHANGE

    The Company manufactures and sells its products in a number of countries throughout the world and, as a result, is exposed to movements in foreign currency exchange rates. The primary purpose of the Company's foreign currency hedging activities is to manage the volatility associated with foreign currency payments to related entities or to vendors for purchases of materials and with foreign currency collections from customers in the normal course of business. The Company utilizes forward exchange contracts with maturities of less than twelve months, which qualify as foreign currency hedges. These hedges are intended to offset the effect of transaction gains and losses, which arise when payments or collections in a foreign currency are made or received one to three months after the asset or liability is generated. The fair value of these instruments at September 30, 2001 was negligible. Since the Company's assessment of these hedges revealed no ineffectiveness, gains and losses on these instruments are deferred in OCI, net of tax, until the underlying transaction gain or loss is recognized in earnings. Amounts in OCI will be reclassified into earnings within the next twelve months.

FOREIGN CURRENCY DENOMINATED DEBT (NET INVESTMENT HEDGING)

    The Company is exposed to foreign currency risk when the financial statements of its non-U.S. dollar subsidiaries are translated into its functional currency. In order to hedge its net investment position in select subsidiaries, the Company entered into foreign currency denominated debt. Since the Company's assessment of these hedges revealed no ineffectiveness, all of the transaction gains and losses associated with this debt have been reflected in the foreign currency translation adjustment in OCI. As a result of the Company's amended credit agreement, all foreign currency denominated debt was repaid and the Company will no longer have a hedge of its net investment position in these subsidiaries.

                          USI AMERICAN HOLDINGS CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. The Company's comprehensive income (loss) for 2001, 2000 and 1999 consisted of net income (loss), foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on derivatives established as cash flow hedges, net of applicable income taxes.

    Components of accumulated other comprehensive income (loss) consist of the following (in millions):

                                                MINIMUM                      ACCUMULATED
                                  FOREIGN       PENSION     FAIR VALUE OF       OTHER
                                 CURRENCY      LIABILITY     DERIVATIVES    COMPREHENSIVE
                                TRANSLATION   ADJUSTMENTS    ADJUSTMENT     INCOME (LOSS)
                                -----------   -----------   -------------   -------------
September 30, 1998............    $ (6.7)        $(4.5)         $  --           $(11.2)
Fiscal 1999 change............     (16.4)          1.1             --            (15.3)
                                  ------         -----          -----           ------
September 30, 1999............     (23.1)         (3.4)            --            (26.5)
Fiscal 2000 change............     (19.3)          2.2             --            (17.1)
                                  ------         -----          -----           ------
September 30, 2000............     (42.4)         (1.2)            --            (43.6)
Fiscal 2001 change............      18.5           1.3           (1.4)            18.4
                                  ------         -----          -----           ------
September 30, 2001............    $(23.9)        $ 0.1          $(1.4)          $(25.2)
                                  ======         =====          =====           ======

    STOCK-BASED COMPENSATION: The Company does not have stock-based compensation plans separate from USI; however, the Company does participate in USI's stock-based compensation plans. Consistent with USI, the Company accounts for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and related interpretations in accounting for stock-based compensation. The pro forma effects on net income had compensation cost for awards of stock based compensation been determined using the fair value method proscribed by SFAS
No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, were not materially different from the amounts presented in the Company's consolidated statements of operations for the periods ended September 30, 2001, 2000 and 1999. Therefore, these amounts have not been provided.

    Certain key employees of the Company participate in stock incentive plans of USI that provide for awards of restricted stock and options to purchase USI common stock at prices equal to the fair value of the underlying shares at the date of the grant. The Company recognized compensation expense of less than $0.1 million in fiscal 2001 for vesting restricted stock awards. As of September 30, 2001, an aggregate of approximately 0.5 million options to purchase shares of USI common stock were held by Company employees.

    INCOME (LOSS) PER SHARE: Historical income (loss) per share information is not presented because the Company is an indirect subsidiary of USI.

    NEW ACCOUNTING PRONOUNCEMENTS: In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS, and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company

                          USI AMERICAN HOLDINGS CORP.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
has elected to adopt these pronouncements as of October 1, 2001. Accordingly, as of such date, the Company will no longer amortize goodwill.

    In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. The FASB's new rules on asset impairment supersede SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and provide a single accounting model for long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The new rules also supersede the provisions of APB Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS--REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSED AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, with regard to reporting the effects of a disposal of a segment of a business and require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred (rather than as of the measurement date as presently required by APB No. 30). The Statement is effective for the Company in the beginning of fiscal year 2003. The Company does not believe this statement will have a material effect on the earnings or financial position of the Company.

NOTE 4--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES

ACQUISITIONS OF BUSINESSES

    The pro forma effects of the acquisitions detailed below are not material to the Company's results of operations and are not provided herein. These acquisitions have been accounted for as purchases and their results of operations are included in the financial statements from the dates of acquisition.

    Contemporaneously with the closing of its debt restructuring on August 15, 2001 (see NOTE 8), the Company re-acquired the 75% equity interest in Rexair, Inc. ("Rexair"), the manufacturer of "Rainbow" vacuum cleaners, previously sold to Strategic Industries, LLC ("Strategic") as part of the Diversified transactions in March 2000. The purchase consideration included $27.4 million in face value of Strategic's senior notes and the assumption of borrowings outstanding under Rexair's $200 million credit facility (see DISPOSITIONS OF BUSINESSES below). In connection with the re-acquisition, the Company reduced the re-acquired basis in Rexair by the amount of its previously deferred gain and reclassified its retained 25% share of Rexair's net liabilities from other long-term liabilities. The allocation of the purchase consideration, including the deferred gain and the carrying value of the retained liabilities, to the assets acquired and liabilities assumed resulted in the goodwill and other intangible assets of approximately $68.9 million, the majority of which have indefinite lives and will not be amortized. In addition, the Company expensed $17.4 million of deferred transaction costs associated with the March 2000 sale of Rexair. The results of Rexair have been included in the Bath & Plumbing segment since it was re-acquired. The Company accounted for Rexair under the equity method of accounting during the time period when the Company held only a 25% interest, from March 24, 2000 until August 15, 2001.

                          USI AMERICAN HOLDINGS CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES (CONTINUED)

    In July 1999, the Company acquired Spring Ram Corporation PLC ("Spring Ram") for approximately $133.6 million in cash, plus the assumption of $21.3 million in debt, resulting in goodwill of approximately $110.0 million. Spring Ram, located in Leeds, England, is a manufacturer of bathroom products. The operating results of Spring Ram are included in the Bath & Plumbing segment.

    In June 1999, the Company purchased the assets of Gatsby Spas, Inc. ("Gatsby") for approximately $17.0 million in cash, resulting in goodwill of $9.6 million. Gatsby manufactures and distributes spas. The results of Gatsby are included in the Bath & Plumbing segment.

    In April 1999, the Company's Parent contributed to the Company the stock of the Dual-Lite and True Temper businesses. The contribution was recorded at the historical carrying value of the net assets at the time of contribution, which was approximately $147.0 million. The results of True Temper and Dual-Lite are included in Discontinued Operations (see NOTE 5).

DISPOSITIONS OF BUSINESSES

    On March 24, 2000, the Company disposed of a majority equity interest in its Diversified segment in two separate transactions. In the first transaction, the Company disposed of the following subsidiaries: Bearing Inspection, Inc.; BiltBest Products, Inc.; EJ Footwear Corp. (including Georgia Boot Inc. and Lehigh Safety Shoe Co.); Garden State Tanning Inc.; Huron Inc.; Jade Holdings Pte Ltd (including Jade Technologies Singapore Ltd and FSM Europe B.V.); Leon Plastics Inc.; Native Textiles Inc. and SCF Industries, Inc. The Company received gross cash proceeds of approximately $197.0 million, retained a preferred equity interest in the buyer, Strategic, having a stated value of approximately $19.5 million, retained a common equity interest in Strategic of 17.7% and received approximately $209.0 million aggregate principal amount of 12% (12.5% effective August 18, 2000) senior notes (the "Strategic Notes") due 2007. In addition, Strategic assumed approximately $7.9 million of existing bank debt. As a result of its disposal of the Diversified businesses, the Company recorded a pre-tax gain of $42.1 million.

    In the second transaction, Rexair sold newly issued shares to Strategic representing, after issuance, 75% of the equity interest in Rexair. The Company received approximately $195.0 million in cash and retained a 25% direct equity interest in Rexair. In addition, the Company guaranteed Rexair's $200 million credit facility. In connection with the Rexair transaction, the Company recorded an other liability of $82.2 million, related to its retained 25% share of Rexair's net liabilities and a deferred gain, which, together with the deferral of the related transaction costs, was to be deferred until the release of the Company's guarantee of Rexair's credit facility. Rexair was re-acquired on August 15, 2001. Accordingly, the deferred transaction costs were expensed in full at such date, and the deferred gain as well as the Company's retained 25% share of Rexair's net liabilities reduced the re-acquired basis in Rexair (See ACQUISITIONS OF BUSINESSES above).

    In July 2000, the Company transferred the Strategic notes and cash proceeds received to USI in exchange for notes receivable from USI in the amount of $674.4 million bearing interest of 6.5% per annum with $358.5 million due on demand and $315.9 million maturing in fiscal year 2005.

    During the first quarter of fiscal 2000, the Company disposed of assets relating to its ladder operations and the infant and children footwear operation. The total proceeds of these separate transactions were $17.0 million, which approximated their carrying value. The Company has retained certain product liabilities of the ladder operations.

                          USI AMERICAN HOLDINGS CORP.

NOTE 5--DISCONTINUED OPERATIONS

    On December 28, 2001, the Board of Directors of USI approved a formal Disposal Plan for four of the Company's businesses in connection with USI's obligation to pay debt amortization as set forth in the restructured debt agreements. In connection with the Disposal Plan, the Company recorded a charge of $204.3 million, which represented the difference between the historical net carrying value and the estimated net realizable value of those businesses, (Ames True Temper, Lighting Corporation of America, Spear & Jackson and SiTeco Lighting) which are included within the Company's consolidated operations. The Disposal Plan calls for the sale of these businesses over the next 12 months.

    The operating results of these businesses have been included in discontinued operations for all periods presented. Summarized results of discontinued operations are as follows:

                                                   FOR THE FISCAL YEARS ENDED
                                                         SEPTEMBER 30,
                                                 ------------------------------
                                                   2001       2000       1999
                                                 --------   --------   --------
                                                         (IN MILLIONS)
Net sales......................................  $1,244.0   $1,311.1   $1,236.0
Operating income...............................       0.8        1.7       86.3
Income (loss) from operations before income
  taxes........................................      (7.8)       1.2       85.7

    Included in the losses are goodwill impairment charges totaling
$61.6 million and $84.0 million in fiscal 2001 and 2000, respectively. These goodwill impairment charges resulted from an evaluation of the recoverability of goodwill performed by the Company in accordance with its accounting policy (see
NOTE 3). The impairment charges were recorded as part of continuing operations before the approval of the Disposal Plan. The charges were reclassified into discontinued operations after the approval of the Disposal Plan.

    Amounts classified as net assets held for sale consist of the following:

                                                               AT SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Net current assets..........................................   $ 91.2     $383.5
Property, plant and equipment, net..........................    252.9      250.2
Other non-current assets and liabilities, net...............    111.4      167.6
                                                               ------     ------
Net assets held for sale....................................   $455.5     $801.3
                                                               ======     ======

NOTE 6--IMPAIRMENT, RESTRUCTURING AND OTHER NON-RECURRING CHARGES

GOODWILL IMPAIRMENT CHARGES

    Operating results at certain of the Company's subsidiaries declined during 2001. In the third quarter of 2001, the Company evaluated the recoverability of the goodwill of these subsidiaries in accordance with its accounting policy described in Note 3. This evaluation indicated that the carrying value of the goodwill of certain of its subsidiaries was impaired. As a result, the Company recorded pretax goodwill impairment charges totaling $60.8 million and $61.6 million which have been included in continuing operations and loss from operations of the discontinued operations, respectively.

                          USI AMERICAN HOLDINGS CORP.

NOTE 6--IMPAIRMENT, RESTRUCTURING AND OTHER NON-RECURRING CHARGES (CONTINUED) RESTRUCTURING AND OTHER NON-RECURRING CHARGES

    During fiscal 1999, the Company expanded its 1998 restructuring plan related to its footwear operations by closing a second domestic manufacturing facility. The closure of the second facility was completed by June 1999, with its production being outsourced to offshore vendors. As a result, the Company recorded restructuring charges of $1.7 million primarily for the costs of terminating 110 employees and the write-off of impaired fixed assets. Furthermore, the Company recorded other non-recurring charges for inventory obsolescence totaling $0.9 million, which were recorded in cost of goods sold. The restructuring charges resulting from the closing of the Company's footwear facility were offset by a $1.0 million reduction in severance costs that were originally set up in 1998 for the Company's vacuum cleaner and textile operations. Voluntary departures prior to final termination resulted in severance payments that were lower than previously estimated. The Company subsequently sold its footwear, vacuum cleaner and textile operations (see
NOTE 4). Also, during fiscal 1999, the Company's Diversified segment recorded $6.1 million in charges and losses related to the closure of an unprofitable window operation.

OTHER NON-RECURRING CHARGES

    During 2001, the Company recorded $17.4 million in deferred transaction costs related to the original sale of Rexair in March 2000 once the business was re-acquired in August 2001. These costs have been classified as "other expenses" in the company's consolidated statement of operations.

    The principal components of impairment and restructuring charges recorded for continuing operations are:

                                                                FOR THE FISCAL YEARS
                                                                ENDED SEPTEMBER 30,
                                                           ------------------------------
                                                             2001       2000       1999
                                                           --------   --------   --------
                                                                   (IN MILLIONS)
Impairment of goodwill...................................   $60.8       $ --       $ --
Lease obligations and impairment of equipment............      --         --        0.7
                                                            -----       ----       ----
  Total..................................................   $60.8       $ --       $0.7
                                                            =====       ====       ====
Cash charges.............................................   $  --       $ --       $0.7
Non-cash charges.........................................    60.8         --         --
                                                            -----       ----       ----
  Total..................................................   $60.8       $ --       $0.7
                                                            =====       ====       ====

NOTE 7--NOTES RECEIVABLE FROM AFFILIATES

    Notes Receivable from Affiliates consists of the following:

                                                              AT SEPTEMBER 30,
                                                            --------------------
                                                              2001        2000
                                                            --------    --------
                                                               (IN MILLIONS)
6.00% Notes Receivable....................................   $  7.3      $ 25.9
6.50% Notes Receivable....................................    674.4       683.4
                                                             ------      ------
                                                             $681.7      $709.3
                                                             ======      ======

                          USI AMERICAN HOLDINGS CORP.

NOTE 7--NOTES RECEIVABLE FROM AFFILIATES (CONTINUED)
    At September 30, 2001 the notes receivable from Affiliates are unsecured with $365.8 million payable upon demand, with $315.9 million maturing in fiscal 2005.

NOTE 8--LONG-TERM DEBT

    Long-term debt consists of the following:

                                                              AT SEPTEMBER 30,
                                                             -------------------
                                                               2001       2000
                                                             --------   --------
                                                                (IN MILLIONS)
7.25% Senior Notes, net....................................  $ 123.9     $123.6
Restructured facilities, Rexair............................    166.2         --
Restructured facilities, U.S. Industries...................    418.0         --
Five-year revolving credit facility, US dollar.............       --      200.0
Five-year revolving credit facility, foreign currencies....       --      218.9
Other long-term debt.......................................       --         --
                                                             -------     ------
                                                               708.1      542.5

Less current maturities....................................   (428.0)        --
                                                             -------     ------
Long-term debt.............................................  $ 280.1     $542.5
                                                             =======     ======

    Principal payments on long-term debt for the next five years ended September 30 are as follows:

                                                              (IN MILLIONS)
                                                              -------------
2002........................................................     $428.0
2003........................................................      156.2
2004........................................................         --
2005........................................................         --
2006........................................................         --

    The fiscal 2002 principal reduction amount of $428.0 million presented above reflects the cumulative required senior debt reduction required by the terms of the Restructured Facilities. To the extent the principal reduction amount for fiscal 2002 is satisfied through asset sales, the reduction will be affected in part by depositing cash in cash collateral accounts for the benefit of the holders of the Company's Senior Notes (if required) and certain other creditors of the Company. The fiscal 2003 principal reduction amount of $156.2 million presented above (which is primarily comprised of the remaining balance due to the Company's Lenders under its Restructured Facilities in October 2002 and November 2002), assumes that no portion of the reduction in fiscal 2002 will be satisfied by deposits to cash collateral accounts. To the extent it is satisfied by deposits to cash collateral accounts, the principal reduction amount for fiscal 2003 will be increased by an amount equal to any deposits into collateral accounts during fiscal 2002. The majority of the deposits in collateral accounts will serve to reduce the required principal payments on the Senior Notes.

    In fiscal 1997, the Company issued $125 million aggregate principal amount of Senior Notes due December 1, 2006, which bear interest at 7.25%, payable semiannually (the "7.25% Notes"). A

                          USI AMERICAN HOLDINGS CORP.

NOTE 8--LONG-TERM DEBT (CONTINUED)
supplemental indenture was later executed adding USI as a co-obligor with USIAH under the 7.25% Notes.

    In October 1998, USI and the Company jointly issued $250 million aggregate principal amount of Senior Notes due October 15, 2003, which bear interest at 7.125%, payable semiannually (the "7.125% Notes"). The 7.125% notes are recorded as a liability of USI. A supplemental indenture was later executed adding Global as a co-obligor to the 7.125% notes.

    In addition, the 7.25% Notes and the 7.125% Notes (collectively, the "Senior Notes") are joint and several obligations of USI, Global and the Company, and are guaranteed by USI Atlantic. The Senior Notes are redeemable at the option of the issuers, in whole or in part, at a redemption price equal to the greater of
(i) 100% of the principal amount to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed, discounted at a rate based on the yield to maturity of the comparable U.S. Government securities plus a spread (10 basis points for the 7.25% Notes and 50 basis points for the 7.125% Notes) plus, in each case, accrued interest to the date of redemption. The Notes contain restrictions on dividends as well as the purchase of common stock for treasury. See below regarding the security interests granted to the holders of the Senior Notes as a result of the Restructured Facilities.

    The Company also was a borrower along with USI under a five-year revolving line of credit providing for borrowings in both U.S. dollars and foreign currencies, which had original availability of $750 million (the "Credit Agreement"). The Credit Agreement, which was permanently reduced over time to an availability of $500 million, was scheduled to terminate on December 12, 2001. The Credit Facility and Credit Agreement (together, the "Revolving Facilities") were restructured on August 15, 2001 into an amended credit facility providing for, among other things, an increase in availability to $830 million and an extension of the final maturity of the debt through November 30, 2002.

    Although the Revolving Facilities were previously unsecured, the lenders of the Revolving Facilities were granted on April 30, 2001 security interests in substantially all of the assets of USI and its domestic subsidiaries, including shares of the USI's domestic subsidiaries and 65% of the shares of certain of the USI's foreign subsidiaries. As a result of having the Revolving Facilities secured, the Rexair guarantee referred to below became secured with certain assets. In addition, the Company's Senior Notes also became equally and ratably secured with the Revolving Facilities and the Rexair Guaranty with respect to the assets of USI and its subsidiaries that are subject to the covenant restrictions under the Senior Notes. The covenants contained in the indentures under which the Senior Notes were issued apply to USI, the Company and any domestic subsidiary that is a "significant subsidiary" (within the meaning of rule 1-02(w) of Regulation S-X promulgated under the Securities and Exchange Act of 1934 or any successor provision).

    On August 15, 2001, USI finalized a comprehensive restructuring of its bank debt and the bank debt of Rexair, which was re-acquired from Strategic on the same date (See NOTE 4). The amended facilities (together the "Restructured Facilities") extend the final maturity date of the USI's debt under the Revolving Facilities to November 30, 2002, which coincides with the final maturity of the amended Rexair Credit Facility. The Restructured Facilities provide for an increase in availability under the Credit Agreement from $500 million to $830 million, the termination of the multi-currency borrowing feature under the Credit Agreement, the elimination of the 364-day Credit Facility and scheduled permanent reductions of the USI's senior debt (a combination of the Restructured Facilities and the Senior Notes and other defined obligations) during the term of the Restructured Facilities.

                          USI AMERICAN HOLDINGS CORP.

NOTE 8--LONG-TERM DEBT (CONTINUED)
    The required cumulative permanent reductions of USI's senior debt are scheduled at $75 million, $200 million, $450 million and $600 million for the periods ending December 31, 2001, March 31, 2002, June 30, 2002 and October 15, 2002, respectively, with the remaining balance of the Restructured Facilities due in full on November 30, 2002. USI expects to satisfy operating liquidity needs through operating cash flow. However, it will have to sell a substantial amount of its assets and restructure or refinance its debt to satisfy the required cumulative permanent reductions.

    On December 21, 2001, USI obtained a waiver (the "December 2001 Waiver") from its lenders under the Restructured Facilities that permitted the Company to satisfy the December 31, 2001 $75 million reduction through a permanent reduction of the unfunded commitments under the Restructured Facilities, to the extent not satisfied through cash flow or asset sale proceeds.

    The Restructured Facilities require the Company, USI and Rexair to maintain minimum monthly EBITDA, as defined, comply with maximum monthly capital expenditure limits; USI and Rexair to maintain minimum availability (as defined) under the Restructured Facility of no less than $25 million and comply with other customary affirmative and negative covenants. In addition, the amended Rexair Credit Facility, which provides a term loan of $175 million and availability under a revolver of $20 million, requires that excess cash generated by Rexair be segregated from excess cash generated by the remainder of the USI's operations and used only to reduce the debt outstanding on the Rexair Credit Facility. Rexair's availability under the revolver will be permanently reduced by $5 million on May 31, 2002. In connection with the term loan, Rexair will be required to make payments of $2.2 million each in December 2001 and March 2002 and $4.4 million each in June 2002 and September 2002. Such payments are credited towards the scheduled permanent reductions of the Company's senior debt. The Senior Notes and the Restructured Facilities contain cross-default and cross-acceleration provisions.

    The Restructured Facilities provide for increasing interest rates over the remaining term. The spreads over London Interbank Offered Rate ("LIBOR") was 275 basis points until December 31, 2001, after which the spread increases by 50 basis points each quarter thereafter. The Restructured Facilities also provides for several new fees including an unused commitment fee of 0.50% and a facing fee on all outstanding letters of credit of 0.25% per annum. At USI's option, up to 0.50% of the interest rate applicable to borrowings may be paid through the issuance of notes.

    The security interests that were granted to the lenders of the Revolving Facilities on April 30, 2001 remain in place under the debt restructuring, as do the arrangements to equally and ratably secure the Rexair Guaranty and to equally and ratably secure the Senior Notes. In addition, certain subsidiaries of USI that are not subject to the Senior Notes' covenant restrictions have guaranteed the Restructured Facilities. Under the Restructured Facilities, USI also agreed to provide the lenders with security interests in the shares and assets of certain foreign subsidiaries.

    Under the Restructured Facilities, substantially all sales proceeds are required to be applied to reduce USI's funded and unfunded senior debt, on a pro rata basis. The senior debt includes the Senior Notes in those cases when USI or any subsidiary subject to the Senior Notes' covenants completes an asset sale. Proceeds allocable to the Senior Notes and other defined obligations are required to be deposited in cash collateral account for the benefit of the relevant holders; any claims of the lenders of the Restructured Facilities to amounts on deposit in the cash collateral accounts are subordinated to the claims of the relevant holders, including the payment in full of their Senior Notes.

                          USI AMERICAN HOLDINGS CORP.

NOTE 8--LONG-TERM DEBT (CONTINUED)
Any reductions of senior debt with asset sale proceeds are credited dollar-for-dollar towards the scheduled permanent reductions.

    At December 31, 2001, excluding all amounts related to the amended Rexair Credit Facility and after giving effect to the approximately $58 million reduction pursuant to the December 2001 waiver, USI had approximately
$766 million committed under the Restructured Facilities, of which approximately $669 million had been utilized and the balance of $97 million was available. At December 31, 2001, $5.7 million was available for borrowing solely by Rexair under the amended Rexair Credit Facility. These amounts are net of letters of credit outstanding of $15.0 and $13.6 million at December 31, 2001 and September 30, 2001, respectively. In addition, USI had letters of credit outstanding with other financial institutions totalling $41.4 million as of both December 31, 2001 and September 30, 2001.

    Interest paid to non-affiliates was $44.8 million, $46.1 million and $39.8 million in fiscal 2001, 2000 and 1999, respectively.

    Notes Payable to Affiliates consists of the following:

                                                                 AT SEPTEMBER 30,
                                                              ----------------------
                                                                2001          2000
                                                              --------      --------
                                                                  (IN MILLIONS)
6.50% Notes Payable.........................................   $ 0.2         $  --
7.50% Notes Payable.........................................    22.9          22.9
8.25% Notes Payable.........................................     6.5           3.7
                                                               -----         -----
                                                              2$9.6..        $26.6
                                                               =====         =====

    The notes payable to Affiliates are unsecured and payable upon demand. Interest paid to Affiliates during fiscal 2001, 2000, and 1999 was $1.2 million, $0.1 million, and $31.1 million, respectively.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS

DOMESTIC BENEFIT ARRANGEMENTS

    The Company and its subsidiaries sponsor a number of non-contributory defined benefit pension plans covering the majority of its United States employees. The benefits under these plans are based primarily on years of credited service and compensation as defined under the respective plan provisions. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Company may determine to be appropriate from time to time.

    The Company and certain of its subsidiaries also sponsor defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans' provisions.

    The Company also provides health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of the costs.

                          USI AMERICAN HOLDINGS CORP.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)

    The assumptions and the net periodic pension income for the Company's defined benefit plans, as well as the total contributions charged to pension expense for the defined contribution plans covering employees in the United States are presented below:

                                                                                          OTHER
                                                         PENSION BENEFITS               BENEFITS
                                                  ------------------------------   -------------------
                                                    2001       2000       1999       2000       1999
                                                  --------   --------   --------   --------   --------
ASSUMPTIONS
Discount rate...................................    7.5%       8.0%       7.5%       8.0%       7.5%
Rate of compensation increases..................    4.5%       4.5%       4.5%        --         --
Expected rate of return on assets...............    9.5%       9.5%       9.5%        --         --

                                                                                      OTHER
                                                     PENSION BENEFITS               BENEFITS
                                              ------------------------------   -------------------
                                                2001       2000       1999       2000       1999
                                              --------   --------   --------   --------   --------
                                                                 (IN MILLIONS)
COMPONENTS OF NET PERIODIC (INCOME) COST
Defined benefit plans:
  Service cost..............................   $ 0.1      $  1.1     $ 2.3       $0.2       $0.4
  Interest cost.............................     0.2         1.5       2.7        0.3        0.7
  Expected return on plan assets............    (0.1)       (1.4)     (2.8)        --         --
  Prior service costs.......................      --         0.2       0.3         --        0.1
  Amortization of unrecognized transition
    asset...................................      --          --      (0.1)        --         --
  Net actuarial gain........................      --         0.1       0.4         --         --
  Curtailments..............................      --        (1.1)      0.5         --        0.2
                                               -----      ------     -----       ----       ----
Periodic (income) cost of defined benefit
  plans.....................................     0.2         0.4       3.3        0.5        1.4

Income from participation in
  USI Group Plan............................    (2.0)       (5.3)     (6.9)        --         --
  Curtailment in USI Group Plan.............      --       (18.5)       --         --         --
                                               -----      ------     -----       ----       ----
Net period (income) cost:
  Defined benefit plans.....................    (1.8)      (23.4)     (3.6)       0.5        1.4
  Defined contribution plans................     0.2         0.7       0.9         --         --
                                               -----      ------     -----       ----       ----
Net periodic (income) cost..................   $(1.6)     $(22.7)    $(2.7)      $0.5       $1.4
                                               =====      ======     =====       ====       ====

    The fiscal year 2000 curtailment gains totaling $19.6 million are related to the sale of the Diversified businesses and are included in the statement of operations caption "Gain on sale of businesses."

                          USI AMERICAN HOLDINGS CORP.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)
    The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of the Company's defined benefit pension and postretirement benefit plans to the amounts recorded in the Company's balance sheet at September 30:

                                                   PENSION BENEFITS       OTHER BENEFITS
                                                  -------------------   -------------------
                                                    2001       2000       2001       2000
                                                  --------   --------   --------   --------
                                                                (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
Benefit obligation at beginning of year.........   $ 0.9      $ 35.6     $ 0.3      $ 9.1
Service cost....................................     0.1         1.1        --        0.2
Interest cost...................................     0.2         1.5        --        0.3
Actuarial (gains) losses........................    (0.1)        3.6       0.1         --
Benefits paid...................................    (0.1)       (0.6)       --       (0.1)
Acquisition (divestitures)......................    15.6       (40.3)      1.5       (9.2)
                                                   -----      ------     -----      -----
Benefit obligation at end of year...............   $16.6      $  0.9     $ 1.9      $ 0.3
                                                   =====      ======     =====      =====
CHANGE IN FAIR VALUE OF PLAN ASSETS:
Fair value of plan assets at beginning of
  year..........................................   $  --      $ 29.5     $  --      $  --
Actual return on plan assets....................    (0.4)        1.4        --         --
Contributions...................................      --         0.9        --        0.1
Benefits paid...................................    (0.1)       (0.6)       --       (0.1)
Acquisitions (divestitures).....................    12.2       (31.2)       --         --
                                                   -----      ------     -----      -----
Fair value of plan assets at end of year........   $11.7      $   --     $  --      $  --
                                                   =====      ======     =====      =====
FUNDED STATUS OF PLANS:
Plan assets less than projected benefit
  obligation....................................   $(4.9)     $ (0.9)    $(1.9)     $(0.3)
Unrecognized net actuarial losses...............     0.8         0.1       0.1         --
Unrecognized prior service cost.................      --         0.3        --         --
                                                   -----      ------     -----      -----
Total recognized................................   $(4.1)     $ (0.5)    $(1.8)     $(0.3)
                                                   =====      ======     =====      =====
AMOUNTS RECORDED IN THE BALANCE SHEET CONSIST OF
Prepaid benefits................................   $  --      $   --     $  --      $  --
Accrued benefits................................    (4.4)       (1.0)     (1.8)      (0.3)
Intangible assets...............................      --         0.1        --         --
Accumulated other comprehensive income..........     0.3         0.4        --         --
                                                   -----      ------     -----      -----
Total recognized................................    (4.1)       (0.5)     (1.8)      (0.3)
Participation in USI Group Plan.................     6.7         4.6        --         --
                                                   -----      ------     -----      -----
Total amount recorded in the consolidated
  balance sheet.................................   $ 2.6      $  4.1     $(1.8)     $(0.3)
                                                   =====      ======     =====      =====

    The fiscal 2001 Other Benefits balance of $1.8 million primarily relates to Rexair, which was re-acquired on August 15, 2001.

    At September 30, 2001 and 2000, the Company has a net pension asset of $6.7 million and $4.6 million, respectively, which reflects the Company's recorded balance which is included in a USI group pension plan. As of September 30, 2001, the USI group pension plan's fair value of the plan

                          USI AMERICAN HOLDINGS CORP.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED) assets of $270.1 million exceeds the present value of its accumulated benefit obligation by approximately $97.6 million.

    The aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $16.6 million and $11.7 million, respectively, in 2001 and $0.9 million and zero, respectively, in 2000.

    The aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $15.1 million and $11.7 million, respectively, in 2001 and $0.9 million and zero, respectively, in 2000.

    The assets for the Company's U.S. plans are included in a master trust which principally invests in listed stocks and bonds, including common stock of the Company. Included in plan assets were 1,333,100 and 1,253,100 shares of the Company's common stock at September 30, 2001 and 2000, respectively, representing $3.1 million and $12.5 million of the master trust's assets for the same respective periods. During fiscal 2001 and 2000, $0.1 million and $0.2 million, respectively, in dividends were paid to the master trust.

    The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other postretirement benefit plans was 8.5% for 2001 and is assumed to decrease 0.5% a year to 5.5%. A one-percentage-point change in the assumed health care cost trend rate would have the following effects at and for the year ended
September 30, 2001 (in millions):

    Effect of a 1% increase in the health care cost trend rate on:

Service cost plus interest cost.............................    $ --
Accumulated postretirement benefit obligation...............     0.1

    Effect of a 1% decrease in the health care cost trend rate on:

Service cost plus interest cost.............................   $  --
Accumulated postretirement benefit obligation...............    (0.1)

    Certain of the Company's discontinued operations participate in multi-employer plans, which provide defined benefits to union employees. Contributions relating to multi-employer plans are based on negotiated collective bargaining agreements.

FOREIGN BENEFIT ARRANGEMENTS

    The Company's foreign defined benefit pension plan covers salaried employees of Spring Ram, which was acquired in July 1999 (see NOTE 4).

                          USI AMERICAN HOLDINGS CORP.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)
    The assumptions used and the net periodic pension cost for the Company's foreign defined benefit plans are presented below:

                                                                   PENSION BENEFITS
                                                            ------------------------------
                                                              2001       2000       1999
                                                            --------   --------   --------
ASSUMPTIONS
Discount rate.............................................    6.25%       6.5%      6.0%
Rate of compensation increase.............................    3.25%      3.75%      4.0%
Expected return on assets.................................     7.5%       8.5%      7.0%

                                                                 PENSION BENEFITS
                                                          ------------------------------
                                                            2001       2000       1999
                                                          --------   --------   --------
                                                                  (IN MILLIONS)
COMPONENTS OF NET PERIODIC BENEFIT (INCOME) COST
Defined benefit plans:
  Service cost..........................................   $ 0.5      $ 0.7      $ 0.1
  Interest cost.........................................     2.1        2.1        0.3
  Expected return on plan assets........................    (3.5)      (2.6)      (0.4)
  Curtailments..........................................      --       (0.9)        --
                                                           -----      -----      -----
  Net periodic benefit income...........................   $(0.9)     $(0.7)     $  --
                                                           =====      =====      =====

                          USI AMERICAN HOLDINGS CORP.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)
    The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of the Company's foreign defined benefit pension plans with the amounts recognized in the Company's balance sheet as of September 30:

                                                                    PENSION
                                                                   BENEFITS
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION
Benefit obligation at beginning of year.....................   $33.4      $38.0
Service cost................................................     0.5        0.7
Interest cost...............................................     2.1        2.1
Employee contributions......................................     0.4        0.6
Foreign currency exchange rate changes......................      --       (4.1)
Actuarial (gain) loss.......................................     3.7       (2.0)
Settlements/curtailments....................................      --       (0.9)
Benefits paid...............................................    (1.5)      (1.0)
                                                               -----      -----
Benefit obligation at end of year...........................   $38.6      $33.4
                                                               =====      =====
CHANGE IN FAIR VALUE OF PLAN ASSETS
Fair value of plan assets at beginning of year..............   $39.8      $38.5
Actual return on plan assets................................    (0.8)       5.1
Foreign currency exchange rate changes......................      --       (4.2)
Employer contributions......................................     0.5        0.8
Employee contributions......................................     0.4        0.6
Benefits paid...............................................    (1.5)      (1.0)
                                                               -----      -----
Fair value of plan assets at end of year....................   $38.4      $39.8
                                                               =====      =====
FUNDED STATUS OF PLANS
Plan assets in excess of (less than) projected benefit
  obligation................................................   $(0.2)     $ 6.4
Unrecognized net actuarial (gains) losses...................     5.8       (2.2)
                                                               -----      -----
Total recognized in the consolidated balance sheet..........   $ 5.6      $ 4.2
                                                               =====      =====
AMOUNTS RECOGNIZED IN THE BALANCE SHEET CONSIST OF
Prepaid benefits............................................   $ 5.6      $ 4.2
                                                               =====      =====

                          USI AMERICAN HOLDINGS CORP.

NOTE 10--INCOME TAXES

    Income (loss) before income taxes consists of:

                                                         FOR THE FISCAL YEARS ENDED
                                                               SEPTEMBER 30,
                                                       ------------------------------
                                                         2001       2000       1999
                                                       --------   --------   --------
                                                               (IN MILLIONS)
United States........................................   $ 48.0     $ 74.8     $31.4
Foreign..............................................    (42.2)      36.9      44.8
                                                        ------     ------     -----
                                                        $  5.8     $111.7     $76.2
                                                        ======     ======     =====

    The provisions for federal, foreign, and state income taxes consist of:

                                                          FOR THE FISCAL YEARS ENDED
                                                                SEPTEMBER 30,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
                                                                (IN MILLIONS)
Current:
  Federal.............................................   $  7.5     $ 9.4      $17.1
  Foreign.............................................      7.6      12.3       14.5
  State...............................................      4.1       4.9        3.3
                                                         ------     -----      -----
                                                           19.2      26.6       34.9
Deferred..............................................    (10.6)     21.9        2.6
                                                         ------     -----      -----
                                                         $  8.6     $48.5      $37.5
                                                         ======     =====      =====

                                                          FOR THE FISCAL YEARS ENDED
                                                                SEPTEMBER 30,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
                                                                (IN MILLIONS)
Statutory federal income tax provision................   $  2.0     $39.1      $26.7
Foreign income tax differential.......................       --      (0.4)      (2.0)
State income taxes (net of federal benefit)...........      2.7       3.2        2.1
Goodwill amortization.................................      1.4       2.4        1.5
Non-deductible goodwill impairments...................     21.3        --         --
Non-deductible restructuring charges..................      2.8        --         --
Resolution of tax contingencies.......................       --        --       (3.9)
Minority interest.....................................    (21.6)      4.0       12.8
Miscellaneous.........................................       --       0.2        0.3
                                                         ------     -----      -----
                                                         $  8.6     $48.5      $37.5
                                                         ======     =====      =====

                          USI AMERICAN HOLDINGS CORP.

NOTE 10--INCOME TAXES (CONTINUED)

                                                                 AT SEPTEMBER 30,
                                                              ----------------------
                                                                2001          2000
                                                              --------      --------
                                                                  (IN MILLIONS)
Deferred tax liabilities:
  Property, plant and equipment.............................   $  3.4        $ 1.4
  Post retirement net pension assets........................      1.9         23.9
  Other.....................................................     22.1           --
                                                               ------        -----
Total deferred tax liabilities..............................     27.4         25.3
                                                               ------        -----
Deferred tax assets:
  Accruals and allowances...................................     24.2         17.1
  Postretirement benefits...................................      0.6          0.6
  Deductible goodwill.......................................       --          0.8
  Expected benefit from disposal............................     57.7           --
  Other.....................................................       --          0.2
                                                               ------        -----
  Gross deferred tax assets.................................     82.5         18.7
  Valuation allowance.......................................    (57.7)          --
                                                               ------        -----
Total deferred tax asset....................................     24.8         18.7
                                                               ------        -----
Net deferred tax liabilities................................   $ (2.6)       $(6.6)
                                                               ======        =====

    The Company has established a valuation allowance related to deferred tax assets resulting from the losses recognized in connection with the Disposal Plan, reflecting the uncertainty of the future realization of these assets.

    The classification of the deferred tax balances is:

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Current asset...............................................   $ 24.7     $ 18.6
Current liabilities.........................................       --         --
                                                               ------     ------
                                                                 24.7       18.6
                                                               ------     ------
Noncurrent asset............................................      0.1        0.1
Noncurrent liability........................................    (27.4)     (25.3)
                                                               ------     ------
Net noncurrent liabilities..................................    (27.3)     (25.2)
                                                               ------     ------
Net deferred tax liability..................................   $ (2.6)    $ (6.6)
                                                               ======     ======

                          USI AMERICAN HOLDINGS CORP.

NOTE 11--COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The table below shows the Company's future minimum lease payments due under non-cancelable leases as of September 30, 2001. These minimum lease payments (presented in millions) do not include facility leases that were accrued as restructuring costs (See NOTE 6).

2002........................................................   $10.0
2003........................................................     7.0
2004........................................................     4.7
2005........................................................     3.7
2006........................................................     3.2
Thereafter..................................................     0.8
                                                               -----
Total minimum lease payments................................   $29.4
                                                               =====

    Rent expense, including equipment rental, was approximately $9.0 million, $9.4 million and $12.7 million in 2001, 2000 and 1999, respectively.

LITIGATION

    The Company is subject to a wide range of environmental protection laws. The Company has remedial and investigatory activities underway at approximately 38 sites, of which the Company has been named as a Potentially Responsible Party ("PRP") at 14 "superfund" sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable statutes.

    It is often difficult to estimate the future impact of environmental matters, including potential liabilities. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. This practice is followed whether the claims are asserted or unasserted. Reserves for estimated losses from environmental remediation are, depending on the site, based primarily upon internal or third party environmental studies, and estimates as to the number, participation level and financial viability of any other PRP's, the extent of contamination and the nature of required remedial actions. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present fair value. Recoveries of environmental remediation costs from other parties are recognized as assets when their receipt is deemed probable. Management expects that the amount reserved will be paid out over the periods of remediation for the applicable sites which range up to 30 years and that such reserves are adequate based on all current data. Each of the sites in question is at various stages of investigation or remediation; however, no information currently available reasonably suggests that projected expenditures associated with remedial action or compliance with environmental laws for any single site or for all sites in the aggregate, will have a material adverse affect on the Company's financial condition, results of operations or cash flows.

    At September 30, 2001, the Company had accrued approximately $10.4 million ($0.9 million accrued as current liabilities; $9.5 million as non-current liabilities) for various environmental related liabilities of which the Company is aware. The Company believes that the range of liability for such matters is between approximately $5.7 million and $14.6 million.

                          USI AMERICAN HOLDINGS CORP.

NOTE 11--COMMITMENTS AND CONTINGENCIES

    Also, certain of the Company's subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

    The Company's domestic subsidiaries participate in casualty insurance programs of the Company and USI, which are principally self-insured programs. At September 30, 2001, the Company's portion of these programs amounting to $6.1 million is included in other liabilities. The subsidiaries of the Company have issued standby letters of credit guaranteeing financial responsibility for its self-insured casualty programs amounting to $1.5 million. In addition, USI has issued standby letters of credit guaranteeing financial responsibility for its self-insured casualty programs.

NOTE 12--SEGMENT DATA

    At September 30, 2001, the subsidiaries of the Company have issued documentary letters of credit and banker's acceptances totaling $7.6 million related to shipments from the Far East.

    The Company currently operates in one reportable segment--Bath & Plumbing. Bath & Plumbing manufacturers whirlpools, spas, faucets, chinaware, bathtubs, showertub enclosures, bath accessories, plumbing fittings, others behind the wall plumbing products and vacuum cleaners. Prior to March 2000 (see NOTE 4), the Company also operated a myriad of businesses through its Diversified segment. These businesses manufactured automotive interiors, precision-engineered products for the automotive, jet aviation and electronics industries and various other consumer products. The Company's products are primarily sold to the home improvement and home construction markets through mass merchandisers, hardware stores, home centers, distributors, wholesalers and other outlets.

    The financial information of the segments is regularly evaluated by the corporate operating executives in determining resource allocation and assessing performance and is periodically reviewed by the Company's Board of Directors. The Company's senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. Accounting policies for the segments are the same as those for the Company (see NOTE 3).

                          USI AMERICAN HOLDINGS CORP.

NOTE 12--SEGMENT DATA (CONTINUED)
    The following is a summary of our significant accounts and balances by segment, reconciled to our consolidated totals.

                                                       BATH &                              CONSOLIDATED
                                                      PLUMBING   DIVERSIFIED   CORPORATE      TOTAL
                                                      --------   -----------   ---------   ------------
                                                                        (IN MILLIONS)
NET SALES
2001................................................  $ 683.6      $   --      $     --      $  683.6
2000................................................    802.8       412.4            --       1,215.2
1999................................................    664.2       857.1            --       1,521.3

TOTAL OPERATING INCOME (LOSS)(1)
2001................................................  $ (16.7)     $   --      $  (14.1)     $  (30.8)
2000................................................     91.1        37.4          (9.9)        118.6
1999................................................     75.2        90.8          11.3         154.7

CAPITAL EXPENDITURES
2001................................................  $  17.6      $  0.2      $     --      $   17.8
2000................................................     10.9        12.6           0.1          23.6
1999................................................     10.2        25.1           0.8          36.1

DEPRECIATION AND AMORTIZATION
2001................................................  $  17.7      $  0.4      $     --      $   18.1
2000................................................     17.8        12.3           0.4          30.5
1999................................................     12.2        24.7           0.8          37.7

ASSETS(2)
2001................................................  $ 697.4      $   --      $1,195.8      $1,893.2
2000................................................    650.1          --       1,553.4       2,203.5
1999................................................    681.1       613.1         897.5       2,191.7

------------------------

(1) Operating income (loss) for the Bath & Plumbing segment includes restructuring, impairment and other non-recurring charges of $60.8 million in fiscal 2001 (See Note 6). Operating losses for corporate included management fees charged to the Company by USI of $13.1 million, $10.8 million, and $11.4 million in fiscal 2001, 2000 and 1999, respectively.

(2) Corporate assets include net assets held for sale of $455.5 million, $801.3 million, and $740.8 million and amounts due from affiliates of $681.7 million, $709.3 million and $101.2 for fiscal 2001, 2000 and 1999, respectively.

    Aside from the operating income (loss) amounts noted above, the Company's income from continuing operations includes interest income and expense, equity earnings or losses in investees, other income and expense items and income taxes, none of which are included in the Company's measurement of segment operating profit. Corporate assets consist primarily of real property, cash and cash equivalents and other investments. The following table presents certain data by geographic areas.

    The Company's operations are principally located in North America and Europe and to a lesser extent, in other regions of the world. The Company's country of domicile is the United States. Export sales represented 5%, 12% and 32% of the Company's total net sales for fiscal years 2001, 2000 and

                          USI AMERICAN HOLDINGS CORP.

NOTE 12--SEGMENT DATA (CONTINUED)
1999, respectively. Principal international markets served include Europe, South America, Canada and Asia.

                                                     FOR THE FISCAL YEARS ENDED
                                                           SEPTEMBER 30,
                                                   ------------------------------
                                                     2001       2000       1999
                                                   --------   --------   --------
                                                           (IN MILLIONS)
NET SALES
United States....................................   $405.1    $  831.8   $1,189.1
Foreign..........................................    278.5       383.4      332.2
                                                    ------    --------   --------
Total net sales..................................   $683.6    $1,215.2   $1,521.3
                                                    ======    ========   ========
OPERATING INCOME
United States....................................   $ (3.1)   $   61.8   $  104.7
Foreign..........................................    (27.7)       56.8       50.0
                                                    ------    --------   --------
Total operating income...........................   $(30.8)   $  118.6   $  154.7
                                                    ======    ========   ========
LONG-LIVED ASSETS
United States....................................   $264.4    $  175.5   $  383.4
Foreign..........................................    102.6       168.4      218.3
                                                    ------    --------   --------
Total long-lived assets..........................   $367.0    $  343.9   $  601.7
                                                    ======    ========   ========

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
U. S. Industries, Inc.

    We have audited the accompanying consolidated balance sheets of USI Global Corporation (the "Company") as of September 30, 2001 and 2000, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for each of the two years in the period ended September 30, 2001 and the period from inception to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the two years in the period ended September 30, 2001, and the period from inception to September 30, 1999, in conformity with accounting principles generally accepted in the United States.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company is a wholly owned subsidiary of U.S. Industries, Inc. and subsidiaries ("USI"), as well as a co-borrower and co-obligor under certain debt instruments of USI. USI is required under its restructured credit facilities to make cumulative reductions of its senior debt of $450 million by June 30, 2002. USI needs to generate sufficient funds to make such reductions or, absent such reductions, restructure or refinance its debt. The Company's capital stock and substantially all of its assets have been pledged as collateral under USI's restructured credit facilities and senior notes. These conditions raise substantial doubt about both USI and the Company's ability to continue as a going concern. USI's management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

New York, New York
January 14, 2002

                             USI GLOBAL CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                                                               FISCAL YEARS ENDED SEPTEMBER 30
                                                              ---------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   ---------
Net sales...................................................   $ 683.6    $1,215.2     $822.3
Operating costs and expenses:
  Cost of products sold.....................................     485.5       871.3      606.8
  Selling, general and administrative expenses..............     155.0       214.5      115.9
  Management fees...........................................      13.1        10.8        6.2
  Goodwill impairment and restructuring charges.............      60.8          --        0.7
                                                               -------    --------     ------
Operating (loss) income.....................................     (30.8)      118.6       92.7

Affiliated interest income..................................      44.5         4.2        0.5
Affiliated interest expense.................................      (2.7)       (0.9)      (9.4)
Interest income.............................................       1.5         3.1        3.1
Interest expense............................................     (44.0)      (43.0)     (21.1)
Gain on sale of businesses..................................        --        42.1         --
Equity (loss) earnings in investees.........................      (1.4)        3.1         --
Other (expense) income, net.................................     (22.9)       (4.2)      12.5
                                                               -------    --------     ------
(Loss) income before income taxes, discontinued operations
  and cumulative effect of accounting change................     (55.8)      123.0       78.3

Provision for income taxes..................................       8.6        48.5       25.1
                                                               -------    --------     ------
(Loss) income from continuing operations....................     (64.4)       74.5       53.2

Discontinued operations:
  (Loss) income from operations (net of income tax
    provisions of $37.9, $2.8 and $19.2), respectively......     (45.7)       (1.6)      29.4
  Loss from disposals (net of income tax benefit of
    $10.2)..................................................    (194.1)         --         --
                                                               -------    --------     ------
(Loss) income from discontinued operations..................    (239.8)       (1.6)      29.4
                                                               -------    --------     ------
(Loss) income before cumulative effect of accounting
  change....................................................    (304.2)       72.9       82.6
Cumulative effect of accounting change, net of taxes of $0.8
  in 2001...................................................      (0.7)         --         --
                                                               -------    --------     ------
Net (loss) income...........................................    (304.9)       72.9       82.6
Dividend on preferred stock.................................     (61.6)      (61.6)     (25.7)
                                                               -------    --------     ------
(Loss) income applicable to common shares...................   $(366.5)   $   11.3     $ 56.9
                                                               =======    ========     ======

                            See accompanying notes.

                             USI GLOBAL CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                     ASSETS
Current assets:
  Cash and cash equivalents.................................  $   51.8   $   18.1
  Trade receivables, net of allowances of $5.7 in 2001 and
    $2.8 in 2000............................................     158.7      178.6
  Inventories...............................................     117.0       95.1
  Deferred income taxes.....................................      24.7       18.6
  Net assets held for sale..................................     455.5      383.5
  Other current assets......................................      10.7       12.4
                                                              --------   --------
Total current assets........................................     818.4      706.3
Property, plant and equipment, net..........................      99.5       74.7
Net assets held for sale....................................        --      417.8
Other assets................................................      26.1       26.2
Goodwill, net...............................................     267.5      269.2
Notes receivable from Parent and affiliates.................     681.7      709.3
                                                              --------   --------
                                                              $1,893.2   $2,203.5
                                                              ========   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable.............................................  $   11.9   $   14.0
  Current maturities of long-term debt......................     428.0         --
  Trade accounts payable....................................      68.2       65.7
  Accrued expenses and other liabilities....................      68.4       63.4
  Notes payable to Parent...................................      29.6       26.6
                                                              --------   --------
Total current liabilities...................................     606.1      169.7
Long-term debt..............................................     280.1      542.5
Deferred income taxes.......................................      27.3       25.2
Other liabilities...........................................      38.6      115.5
Due to Parent and affiliates................................     288.7      350.1
                                                              --------   --------
Total liabilities...........................................   1,240.8    1,203.0
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock (par value $.01) per share; authorized 1,000
  shares, issued and outstanding 1,000......................        --         --
Common stock (par value $.01) per share; authorized 200
  shares, issued and outstanding 100........................        --         --
Paid-in capital.............................................     975.9      975.9
Accumulated (deficit) earnings..............................    (298.3)      68.2
Accumulated other comprehensive loss........................     (25.2)     (43.6)
                                                              --------   --------
Total stockholders' equity..................................     652.4    1,000.5
                                                              --------   --------
                                                              $1,893.2   $2,203.5
                                                              ========   ========

                            See accompanying notes.

                             USI GLOBAL CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FISCAL YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

                                                                                       ACCUMULATED
                                                                       ACCUMULATED        OTHER        COMPREHENSIVE
                                      COMMON    PREFERRED   PAID-IN      EARNINGS     COMPREHENSIVE        INCOME
                                      STOCK       STOCK     CAPITAL     (DEFICIT)     INCOME (LOSS)        (LOSS)         TOTAL
                                     --------   ---------   --------   ------------   --------------   --------------   ---------
Balance at September 30, 1998......   $   --     $   --      $   --      $    --          $   --          $    --       $      --
Issuance of Preferred Stock........                  --       828.9                        (20.9)                           808.0
Issuance of Common Stock...........       --                  147.0                                                         147.0
Net income applicable to common
  shares...........................                                         56.9                             56.9            56.9
Translation adjustment.............                                                         (6.7)            (6.7)           (6.7)
Minimum pension liability
  adjustment.......................                                                          1.1              1.1             1.1
                                                                                                          -------
Other comprehensive income.........                                                                          (5.6)
                                                                                                          -------
Total comprehensive income.........                                                                       $  51.3
                                      ------     ------      ------      -------          ------          -------       ---------
Balance at September 30, 1999......       --         --       975.9         56.9           (26.5)                         1,006.3
                                      ------     ------      ------      -------          ------                        ---------
Net income applicable to common
  shares...........................                                         11.3                          $  11.3            11.3
Sale of Diversified businesses:
  Translation adjustment...........                                                          5.2              5.2             5.2
  Minimum pension liability
    adjustment.....................                                                          1.7              1.7             1.7
Translation adjustment.............                                                        (24.5)           (24.5)          (24.5)
Minimum pension liability
  adjustment.......................                                                          0.5              0.5             0.5
                                                                                                          -------
Other comprehensive loss...........                                                                         (17.1)
                                                                                                          -------
Total comprehensive income.........                                                                       $  (5.8)
                                      ------     ------      ------      -------          ------          -------       ---------
Balance at September 30, 2000......       --         --       975.9         68.2           (43.6)                         1,000.5
                                      ------     ------      ------      -------          ------                        ---------

Net loss applicable to common
  shares...........................                                       (366.5)                         $(366.5)         (366.5)
Discontinued operations:
  Translation adjustment...........                                                         37.4             37.4            37.4
  Minimum pension liability
    adjustment.....................                                                          7.2              7.2             7.2
Translation adjustment.............                                                        (18.9)           (18.9)          (18.9)
Minimum pension liability
  adjustment.......................                                                         (5.9)            (5.9)           (5.9)
Fair value of derivatives
  adjustment.......................                                                         (1.4)            (1.4)           (1.4)
                                                                                                          -------
Other comprehensive income.........                                                                          18.4
                                                                                                          -------
Total comprehensive income.........                                                                       $(348.1)
                                      ------     ------      ------      -------          ------          -------       ---------
Balance at September 30, 2001......   $   --     $   --      $975.9      $(298.3)         $(25.2)         $             $   652.4
                                      ======     ======      ======      =======          ======                        =========

                            See accompanying notes.

                             USI GLOBAL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN MILLIONS)

                                                                FOR THE FISCAL YEARS ENDED
                                                                      SEPTEMBER 30,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
OPERATING ACTIVITIES:
  (Loss) income from continuing operations..................  $ (64.4)   $  74.5    $  53.2
  Adjustments to reconcile income from continuing operations to net cash provided by
    operating activities:
    Depreciation and amortization...........................     18.1       30.5       18.6
    Amortization of deferred financing costs................      0.7        0.7        0.6
    (Benefit) provision for deferred income taxes...........    (10.6)      21.9        1.7
    Provision for doubtful accounts.........................      2.5        2.5        2.5
    Gain on sale of excess real estate......................       --       (3.2)     (12.6)
    Equity loss (earnings) of investee......................      1.4       (3.1)        --
    Gain on sale of businesses..............................       --      (42.1)        --
    Impairment, restructuring and other non-recurring
     charges................................................     60.8         --         --
  Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
    Decrease (increase) in trade receivables................     27.5      (24.1)     (16.4)
    Decrease in inventories.................................     (5.0)      (2.2)      (6.2)
    Decrease (increase) in other current assets.............      2.8       (0.3)       1.3
    (Decrease) increase in other assets.....................     (2.5)     (11.2)      25.9
    (Decrease) increase in trade accounts payable...........       --      (15.7)      13.8
    Decrease in accrued expenses and other current
     liabilities............................................     (9.2)     (37.5)      (7.3)
    Increase (decrease) in other liabilities................     (8.5)     (12.8)       2.4
    Other, net..............................................       --         --        2.4
                                                              -------    -------    -------
Net cash provided by (used in) operating activities of
  continuing operations.....................................     13.6      (22.1)      79.9
(Loss) income from discontinued operations..................   (239.8)      (1.6)      29.4
Adjustments to reconcile (loss) income from discontinued
  operations to net cash provided by (used in) discontinued
  operations:
    (Loss) on disposal of discontinued operations...........    194.1         --         --
    Impairment and other non-recurring charges..............     61.6       84.0         --
    Other decreases (increases) in net assets held for
     sale...................................................     47.3      (56.6)      16.0
                                                              -------    -------    -------
Net cash provided by discontinued operations................     63.2       25.8       45.4
                                                              -------    -------    -------
Net cash provided by (used in) operating activities.........     76.8       (3.7)     125.3
                                                              -------    -------    -------
INVESTING ACTIVITIES:
  Proceeds from the sale of businesses......................       --      391.3         --
  Acquisition of companies, net of cash acquired............       --      (78.4)    (152.6)
  Purchases of property, plant and equipment................    (17.8)     (23.6)     (16.4)
  Proceeds from sales of property, plant and equipment......      0.9        1.7        3.3
  Proceeds from sale of excess real estate..................       --        5.5       25.3
  Repayment of (loans to) affiliates........................     27.6     (487.5)        --
                                                              -------    -------    -------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.........     10.7     (191.0)    (140.4)
                                                              -------    -------    -------
FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................    247.9        5.8      146.9
  Repayment of long-term debt...............................   (246.5)    (152.5)     (76.6)
  (Repayment) proceeds of notes payable, net................     (2.1)       1.8        5.6
  Proceeds (repayment) of notes payable to affiliates,
    net.....................................................      3.0       (3.3)       4.3
  Payment of dividend.......................................       --         --      (25.7)
  Net transfers with affiliates.............................    (50.1)     311.1       17.3
                                                              -------    -------    -------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES.........    (47.8)     162.9       71.8
Effect of exchange rate changes on cash and cash
  equivalents...............................................     (6.0)      (5.9)      (8.3)
                                                              -------    -------    -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............     33.7      (30.3)      48.4
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............     18.1       48.4         --
                                                              -------    -------    -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $  51.8    $  18.1    $  48.4
                                                              =======    =======    =======

                            See accompanying notes.

                             USI GLOBAL CORPORATION

NOTE 1--BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the consolidated operations of USI Global Corporation ("Global" or the "Company"). Global was incorporated in the state of Delaware on February 9, 1999. U.S. Industries, Inc. ("USI" or the "Parent") acquired all of the issued and outstanding common stock of Global on February 9, 1999, when USI contributed a nominal amount of cash to Global. Subsequent thereto, on April 30, 1999, USI contributed to Global all of the stock of Dual-Lite Inc. ("Dual-Lite") and True Temper Hardware Company ("True Temper"), each a wholly-owned subsidiary of USI. Contemporaneously, USI American Holdings ("USIAH"), an indirect wholly owned subsidiary of USI, contributed to Global all of its assets and liabilities, including the outstanding capital stock of JUSI Holdings Inc. ("JUSI") in exchange for all of the outstanding preferred stock of Global representing approximately ninety-one percent of the voting stock of Global. Promptly following its receipt, Global contributed the stock of Dual-Lite and True Temper to JUSI.

    Each share of the Global common stock and the Global preferred stock, which are both owned by USI or its wholly owned subsidiaries, entitles the holder to one vote. The preferred stock has a stated value of $1.1 billion and a yield of 5.6%. The preferred stock has a maturity date of June 30, 2024 at which time it can be redeemed at the option of Global. All preferred dividends will be paid only to the extent declared and will accumulate on a cumulative basis (without interest), to the extent not declared or paid. The preferred stock will have a liquidation value of the stated value plus accrued and unpaid dividends. The preferred stock has no conversion rights, but will rank prior to the common stock and all other classes and series of equity securities of Global as to dividends rights and rights on liquidation, winding down or dissolution of Global.

    Global's principal operating subsidiaries are Jacuzzi Inc., Rexair, Inc., Jacuzzi Europe, Spa., Spring Ram Plc., and Jacuzzi Leisure Products Ltd. These entities manufacture and distribute a full line of whirlpool baths, spas, swimming pools, swimming pool equipment, kitchen and bath sinks, shower enclosures and premium vacuum cleaners. These entities operate in the United States, throughout Europe, Canada, and South America.

    Global's other principal subsidiaries are classified as discontinued operations and include several of USI's domestic and European commercial and institutional lighting businesses, USI's North American lawn and garden businesses and the U.K. hand and industrial tools business (see Note 5).

    USI and certain subsidiaries of USI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to the Company including legal, finance, tax, risk management and employee benefits. A portion of the related costs has been allocated to Global based on the percentage of Global's sales to the consolidated sales of USI as management fees. Global's management believes such amounts are reasonable; however, they may not be indicative of Global's ongoing costs as a separate entity.

    The Company operates on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal periods presented in our consolidated financial statements consisted of the 52 weeks ending on September 29, 2001 and September 30, 2000 and the period from inception to October 2, 1999, but are presented as of, and for the fiscal years ended, September 30 in each of those periods for convenience. Businesses over which the Company has the ability to exercise significant influence are accounted for using the equity method. In March 2000, the Company completed the disposition of a majority equity interest in its Diversified segment. Since then, the Company has accounted for its retained interest in the Diversified segment under the equity method of accounting

                             USI GLOBAL CORPORATION

NOTE 1--BASIS OF PRESENTATION (CONTINUED)
(see Note 4). The Company eliminates intercompany balances and transactions when combining the account balances of its subsidiaries.

NOTE 2--GOING CONCERN

    The accompanying consolidated financial statements have been prepared on a going concern basis of accounting and do not reflect any adjustments that might result if Global was unable to continue as a going concern. On August 15, 2001, USI finalized a comprehensive restructuring of its bank debt and the bank debt of Rexair, Inc. ("Rexair"), a former subsidiary that was reacquired from Strategic Industries, LLC ("Strategic") on the same date. The amended facilities (together the "Restructured Facilities") extend the final maturity date of USI's debt under its credit agreement to November 30, 2002, which coincides with the final maturity of the amended Rexair Credit Facility. The Restructured Facilities provide for scheduled permanent reductions of USI's senior debt (a combination of the Restructured Facilities, senior notes of USI and other defined obligations) during the term of the Restructured Facilities. The required cumulative permanent reductions of USI's senior debt are scheduled at $75 million, $200 million, $450 million and $600 million for the periods ending December 31, 2001, March 31, 2002, June 30, 2002, and October 15, 2002,
respectively. The remaining balance of the Restructured Facilities is due in full on November 30, 2002. USI expects to satisfy operating liquidity needs through operating cash flow. However, it will have to sell a substantial amount of its assets and restructure or refinance its debt to satisfy the required cumulative permanent reductions. Global's capital stock and substantially all of its assets have been pledged as collateral under USI's Restructured Facilities and senior notes.

    On December 28, 2001, the Board of Directors of USI approved a formal Disposal Plan for five businesses in order to meet the scheduled reductions. Four of the businesses to be disposed of are included in the accompanying financial statements Global, Ames True Temper, Lighting Corporation of America, Spear & Jackson and SiTeco Lighting, and have an estimated net realizable value of $455.5 million. The Disposal Plan calls for the sale of these businesses over the next 12 months. The net assets of the discontinued businesses are included in net assets held for sale in all periods presented.

    USI and Global entered into an agreement to sell Ames True Temper on December 24, 2001 for approximately $165 million in cash. The sale, which is subject to the completion of financing and other customary closing conditions, is currently expected to close in January 2002. Upon closing, the entire net cash proceeds will be applied to reduce USI's funded and unfunded senior debt.

    USI is pursuing the sale of the Strategic Notes together with the equity interest in Strategic at an amount expected to approximate the September 30, 2001 carrying value. Upon closing, the entire net cash proceeds will be applied to reduce USI's funded and unfunded senior debt.

    The net proceeds from the sale of Ames True Temper and the Strategic Notes are expected to be sufficient to fund the required reductions of USI's senior debt through March 31, 2002.

    USI continues to actively pursue its Disposal Plan. However, there can be no assurance when or whether USI will consummate any of these transactions. If USI is unable to consummate asset disposals as outlined in its Disposal Plan in time to meet scheduled amortizations, USI expects to seek a further restructuring of its credit facilities. Furthermore, the proceeds of the Disposal Plan, if consummated in its entirety, and the sale of the Strategic Notes will be insufficient to repay the Restructured Facilities

                             USI GLOBAL CORPORATION

NOTE 2--GOING CONCERN (CONTINUED)
upon their maturity in November 2002. Accordingly, USI will have to restructure or refinance its existing Restructured Facilities. USI believes it will be able to restructure or refinance its existing Restructured Facilities before their scheduled maturity in November 2002. However, there can be no assurance that it will be able to do so.

    USI's and the Company's independent auditors have included a going concern explanatory paragraph in their audit reports accompanying the September 30, 2001 consolidated financial statements of both USI and the Company. The paragraph states that USI's need to generate sufficient funds to make the required cumulative reductions of senior debt of $450 million by June 30, 2002 through asset sales or a restructuring or refinancing raises substantial doubt about USI's and the Company's ability to continue as a going concern.

NOTE 3--ACCOUNTING POLICIES

    USE OF ESTIMATES: Accounting guidelines require that the Company make estimates and assumptions that affect amounts reported in its financial statements and accompanying notes. Actual results could differ from those estimates.

    FOREIGN CURRENCY TRANSLATION: The Company's subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, FOREIGN CURRENCY TRANSLATION, the assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The translation adjustments that result from translating the balance sheets at different rates than the statements of operations are included in accumulated other comprehensive income, which is a separate component of the Company's stockholders' equity.

    CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances owned by the Company, cash accounts have been controlled on a centralized basis by an Affiliate which sweeps cash receipts and funds cash disbursements of the Company. The net results of cash transactions between or on behalf of the Company, including intercompany advances, are included in the consolidated balance sheets as due to affiliates.

    TRADE RECEIVABLES AND CONCENTRATION OF CREDIT RISK: The Company records an allowance for doubtful accounts, reducing its receivables balance to an amount the Company estimates is collectible from its customers.

    The Company principally operates in the United States, and to a lesser extent in the UK. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. The Company encounters a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. One of its customers represents 5.3% and 12.7% of the Company's trade receivables balance at September 30, 2001 and 2000, respectively, and 10.3%, 8.0%, and 4.9% of its sales for the years ending September 30, 2001, 2000, and 1999, respectively. Credit losses have not been significant and are within management's expectations.

    INCOME TAXES: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax

                             USI GLOBAL CORPORATION

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

    The Company's United States earnings have been included in the consolidated federal income tax return filed by USI. The Company provided for income taxes in the accompanying consolidated financial statements as if it were a stand-alone entity and filed separate income tax returns from USI. Federal taxes currently payable have been included in Due to Parent and affiliates. Income taxes paid to state, local and foreign jurisdictions during fiscal 2001, 2000 and 1999 were $13.8 million, $18.8 million and $23.0 million, respectively.

    INVENTORIES: The Company's inventories are stated at the lower of cost, determined by the first-in, first-out method, or market. The Company's inventories can be categorized as follows:

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Finished products...........................................   $ 57.9     $45.0
In-process products.........................................      5.8       4.4
Raw materials...............................................     53.3      45.7
                                                               ------     -----
                                                               $117.0     $95.1
                                                               ======     =====

    PROPERTY, PLANT AND EQUIPMENT: The Company records its property, plant and equipment at cost. The Company records depreciation and amortization in a manner that recognizes the cost of its depreciable assets in operations over their estimated useful lives using the straight-line method. The Company estimates the useful lives of its depreciable assets to be 20-50 years for buildings and 3-10 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

    Property, plant and equipment consisted of:

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Land and buildings..........................................   $61.4      $48.7
Machinery, equipment and furniture..........................    98.2       74.7
Accumulated depreciation....................................   (60.1)     (48.7)
                                                               -----      -----
                                                               $99.5      $74.7
                                                               =====      =====

                             USI GLOBAL CORPORATION

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    Depreciation and amortization consisted of:

                                                           FISCAL YEARS ENDED
                                                              SEPTEMBER 30
                                                     -------------------------------
                                                       2001        2000       1999
                                                     ---------   --------   --------
                                                              (IN MILLIONS)
Depreciation.......................................    $10.3      $20.2      $13.8
Amortization of goodwill...........................      7.8       10.3        4.8
                                                       -----      -----      -----
                                                       $18.1      $30.5      $18.6
                                                       =====      =====      =====

    OTHER ASSETS: Included in other assets are excess properties held for sale consisting of land and buildings no longer used in operations. These assets are carried at the lower of cost or fair value less costs to sell. The carrying value of such properties was $10.1 million and $14.6 million as of September 30, 2001 and 2000, respectively. In fiscal 2001, the Company recorded a loss from excess properties of $0.2 million, compared to income from excess properties of $2.7 million and $12.5 million in fiscal 2000 and 1999, respectively. This amount is included in other (expense) income, net and consists of net gains on the sale of these properties, adjustments to net realizable value and the carrying costs incurred in the period.

    GOODWILL: Goodwill represents the excess of the purchase price over the fair value of net assets acquired. The Company reviews operating results and other relevant facts every fiscal quarter for each of its businesses to determine if there are indications that the carrying value of its long-lived assets, including goodwill may be impaired. When there are indicators of impairment, the Company first assesses the recoverability of goodwill associated with long-lived assets in accordance with the requirements of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded when the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. In addition, an enterprise level assessment of the recoverability of any remaining goodwill is performed using the fair value methodology, as permitted under APB No. 17. In the event that such fair value is below the carrying value of an enterprise, for those companies with goodwill, the Company reduces goodwill to the extent it is impaired based upon fair value.

    The fair value methodology is applied to determine the recoverable value for each business on a stand alone basis using ranges of fair values obtained from independent appraisers. In developing these ranges, the independent appraisers consider (a) publicly available information, (b) financial projections of each business based on management's best estimates, (c) the future prospects of each business as discussed with senior operating and financial management,
(d) publicly available information regarding comparable publicly traded companies in each industry, (e) market prices, capitalization and trading multiples of comparable public companies and (f) other information deemed relevant. In reviewing these valuations and considering the need to record a charge for impairment of enterprise value and goodwill to the extent it is part of the enterprise value, the Company also evaluates solicited and unsolicited bids for the businesses of the Company.

    Goodwill is amortized on a straight-line basis over the estimated future period to be benefited (ranging from 20 to 40 years, primarily 40 years). Accumulated amortization aggregated $73.1 million and $64.9 million at September 30, 2001 and 2000, respectively.

                             USI GLOBAL CORPORATION

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    ACCRUED EXPENSES AND OTHER LIABILITIES: Accrued expenses and other current liabilities consisted of the following:

                                                                 AT SEPTEMBER
                                                                      30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Compensation related........................................   $12.8      $ 8.0
Other.......................................................    55.6       55.4
                                                               -----      -----
                                                               $68.4      $63.4
                                                               =====      =====

    FAIR VALUE OF FINANCIAL INSTRUMENTS: SFAS No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires that the Company disclose the fair value of its financial instruments when it is practical to estimate. The Company has determined the estimated fair values of its financial instruments, which are either recognized in the Company's consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange.

    Short-term Assets and Liabilities: The fair values of the Company's cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

    Long-term Debt: The fair values of the Company's Senior Notes are determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of the Company's remaining debt approximates 80% of its carrying value as of September 30, 2001.

    There were no other significant differences as of September 30, 2001 and September 30, 2000 between the carrying value and fair value of the Company's financial instruments except as disclosed below:

                                                    2001                  2000
                                             -------------------   -------------------
                                             CARRYING     FAIR     CARRYING     FAIR
                                              AMOUNT     VALUE      AMOUNT     VALUE
                                             --------   --------   --------   --------
                                                           (IN MILLIONS)
7.25% Senior Notes.........................   $123.9     $ 82.5     $123.6     $113.0
                                              ======     ======     ======     ======

    Interest Rate Swaps and Foreign Currency Contracts: The fair value of the Company's interest rate swap and foreign currency contracts is the amount the Company would receive or have to pay to terminate the agreement at the reporting date, taking into account current interest rates and exchange rates. The fair value of the interest rate swap is provided to the Company by its financial institution, the counter-party to the interest rate swap agreement. For more information on these financial instruments, see the DERIVATIVE FINANCIAL INSTRUMENTS section of this note

                             USI GLOBAL CORPORATION

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    REVENUE RECOGNITION: The Company currently records revenue when delivery has occurred and title has passed to the customer. Provisions are made for warranty and return costs at the time of sale. Such provisions have not been material to the Company.

    ACCOUNTING CHANGE: In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, which, along with other guidance, clarified the SEC's views on various revenue recognition and reporting matters. As a result, the Company changed its method of accounting for certain sales transactions. Historically, the Company recognized revenue upon shipment of products to the customer because, even though some products were shipped FOB destination, the Company used a common carrier and thus gave up substantially all the risks of ownership. Under the new accounting method adopted retroactive to October 1, 2000, the Company now recognizes revenue when title passes. The net effect of the accounting change was not material to the results for the year ended September 30, 2001. Net sales for the year ended September 30, 2001 includes $4.4 million of net sales that, prior to the accounting change, had been recognized through September 30, 2000. The pro forma amounts, had the new revenue recognition method been applied retroactively to prior periods, were not materially different from the amounts shown in the Company's consolidated statements of operations for the years ended September 30, 2000 and 1999. Therefore, these amounts have not been presented.

    SHIPPING AND HANDLING FEES AND COSTS: After adopting Emerging Issues Task Force ("EITF") Issue No. 00-10, ACCOUNTING FOR SHIPPING AND HANDLING FEES AND COSTS, the Company classifies amounts charged to its customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of goods sold.

    ADVERTISING COSTS: Advertising costs are charged to expense when incurred. The Company participates in cooperative advertising programs with certain customers for which the Company reimburses a portion of advertising costs. Advertising expense totaled $26.1 million, $27.7 million and $10.8 million in 2001, 2000 and 1999, respectively.

    RESEARCH AND DEVELOPMENT COSTS: Research and development costs are expensed as incurred. Such amounts totaled $4.1 million, $4.5 million and $1.4 million in 2001, 2000 and 1999, respectively.

    DERIVATIVE FINANCIAL INSTRUMENTS: Effective October 1, 2000, the Company adopted SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The Company uses several types of derivative financial instruments including interest rate swaps, forward contracts and debt denominated in a foreign currency to hedge its exposure to volatility in interest rates and currency exchange rates.

INTEREST RATE HEDGING

    The Company hedged a portion of its variable-rate debt by entering into an interest rate swap in which the Company agreed to exchange, at specified intervals, the calculated difference between fixed and variable interest amounts on $90 million of its debt. The swap, which matures on June 30, 2002, is designated as a cash flow hedge of the underlying variable-rate interest payments and is recorded as a current liability in the Company's consolidated balance sheet. Since an assessment of the hedging relationship revealed that it was 100% effective, the entire unrealized loss, net of tax, is recorded in

                             USI GLOBAL CORPORATION

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
accumulated other comprehensive income ("OCI") within stockholders' equity. As of September 30, 2001, there was an unrealized loss of $1.4 million in OCI related to this contract. The amounts in OCI will be recognized as additional interest expense over the term of the swap agreement.

FORWARD EXCHANGE

    The Company manufactures and sells its products in a number of countries throughout the world and, as a result, is exposed to movements in foreign currency exchange rates. The primary purpose of the Company's foreign currency hedging activities is to manage the volatility associated with foreign currency payments to related entities or to vendors for purchases of materials and with foreign currency collections from customers in the normal course of business. The Company utilizes forward exchange contracts with maturities of less than twelve months, which qualify as foreign currency hedges. These hedges are intended to offset the effect of transaction gains and losses, which arise when payments or collections in a foreign currency are made or received one to three months after the asset or liability is generated. The fair value of these instruments at September 30, 2001 was negligible. Since the Company's assessment of these hedges revealed no ineffectiveness, gains and losses on these instruments are deferred in OCI, net of tax, until the underlying transaction gain or loss is recognized in earnings. Amounts in OCI will be reclassified into earnings within the next twelve months.

FOREIGN CURRENCY DENOMINATED DEBT (NET INVESTMENT HEDGING)

    The Company is exposed to foreign currency risk when the financial statements of its non-U.S. dollar subsidiaries are translated into its functional currency. In order to hedge its net investment position in select subsidiaries, the Company entered into foreign currency denominated debt. Since the Company's assessment of these hedges revealed no ineffectiveness, all of the transaction gains and losses associated with this debt have been reflected in the foreign currency translation adjustment in OCI. As a result of the Company's amended credit agreement, all foreign currency denominated debt was repaid and the Company will no longer have a hedge of its net investment position in these subsidiaries.

    COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) represents the change in stockholders' equity from transactions and other events and circumstances arising from non-stockholder sources. The Company's comprehensive income (loss) for 2001, 2000 and 1999 consisted of net income (loss), foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on derivatives established as cash flow hedges, net of applicable income taxes.

                             USI GLOBAL CORPORATION

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    Components of accumulated other comprehensive income (loss) consist of the following (in millions):

                                                                MINIMUM                      ACCUMULATED
                                                  FOREIGN       PENSION     FAIR VALUE OF       OTHER
                                                 CURRENCY      LIABILITY     DERIVATIVES    COMPREHENSIVE
                                                TRANSLATION   ADJUSTMENTS    ADJUSTMENT     INCOME (LOSS)
                                                -----------   -----------   -------------   -------------
September 30, 1998............................    $   --         $  --          $  --           $   --
Fiscal 1999 change............................     (23.1)         (3.4)            --            (26.5)
                                                  ------         -----          -----           ------
September 30, 1999............................     (23.1)         (3.4)            --            (26.5)
Fiscal 2000 change............................     (19.3)          2.2             --            (17.1)
                                                  ------         -----          -----           ------
September 30, 2000............................     (42.4)         (1.2)            --            (43.6)
Fiscal 2001 change............................      18.5           1.3           (1.4)            18.4
                                                  ------         -----          -----           ------
September 30, 2001............................    $(23.9)        $ 0.1          $(1.4)          $(25.2)
                                                  ======         =====          =====           ======

    STOCK-BASED COMPENSATION: The Company does not have stock-based compensation plans separate from USI; however, the Company does participate in USI's stock-based compensation plans. Consistent with USI, the Company accounts for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and related interpretations in accounting for stock based compensation. The pro forma effects on net income had compensation cost for awards of stock-based compensation been determined using the fair value method prescribed by Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, were not materially different from the amounts presented in the Company's consolidated statements of operations for the periods ended
September 30, 2001, 2000 and 1999. Therefore, these amounts have not been presented.

    Certain key employees of the Company participate in stock incentive plans of USI that provide for awards of restricted stock and options to purchase USI common stock at prices equal to the fair value of the underlying shares at the date of the grant. The Company recognized compensation expense of less than $0.1 million in fiscal 2001 for vesting restricted stock awards. As of September 30, 2001, an aggregate of approximately 0.5 million options to purchase shares of USI common stock were held by Company employees.

    INCOME (LOSS) PER SHARE: Historical income (loss) per share information is not presented because the Company is a direct subsidiary of USI.

    NEW ACCOUNTING PRONOUNCEMENTS: In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards
No. 141, BUSINESS COMBINATIONS, and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. SFAS 141 is effective commencing July 1, 2001, and the Company has elected to adopt SFAS 142 as of October 1, 2001. Accordingly, as of such date, the Company will no longer amortize goodwill.

    In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. The FASB's new rules on asset impairment supersede SFAS No. 121, ACCOUNTING FOR

                             USI GLOBAL CORPORATION

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and provide a single accounting model for long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The new rules also supersede the provisions of APB Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS--REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSED AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, with regard to reporting the effects of a disposal of a segment of a business and require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred (rather than as of the measurement date as presently required by APB No. 30). The Statement is effective for the Company in the beginning of fiscal year 2003. The Company does not believe this statement will have a material effect on the earnings or financial position of the Company.

NOTE 4--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES

ACQUISITIONS OF BUSINESSES

    The pro forma effects of the acquisitions detailed below are not material to the Company's results of operations and are not provided herein. These acquisitions have been accounted for as purchases and their results of operations are included in the financial statements from the dates of acquisition.

    Contemporaneously with the closing of its debt restructuring on August 15, 2001 (see Note 8), the Company re-acquired the 75% equity interest in Rexair, Inc. ("Rexair"), the manufacturer of "Rainbow" vacuum cleaners, previously sold to Strategic Industries, LLC ("Strategic") as part of the Diversified transactions in March 2000. The purchase consideration included $27.4 million in face value of Strategic's senior notes and the assumption of borrowings outstanding under Rexair's $200 million credit facility (see DISPOSITIONS OF BUSINESSES below). In connection with the reacquisition, the Company reduced the reacquired basis in Rexair by the amount of its previously deferred gain and reclassified its retained 25% share of Rexair's net liabilities from other long-term liabilities. The allocation of the purchase consideration, including the deferred gain and the carrying value of the retained liabilities, to the assets acquired and liabilities assumed resulted in the goodwill and other intangible assets of approximately $68.9 million, the majority of which have indefinite lives and will not be amortized. In addition, the Company expensed $17.4 million of deferred transaction costs associated with the March 2000 sale of Rexair. The results of Rexair have been included in the Bath & Plumbing segment since it was reacquired. The Company accounted for Rexair under the equity method of accounting during the time period when the Company held only a 25% interest, from March 24, 2000 until August 15, 2001.

    In July 1999, the Company acquired Spring Ram Corporation PLC ("Spring Ram") for approximately $133.6 million in cash, plus the assumption of $21.3 million in debt, resulting in goodwill of approximately $110.0 million. Spring Ram, located in Leeds, England, is a manufacturer of bathroom products. The operating results of Spring Ram are included in the Bath & Plumbing segment.

    In June 1999, the Company purchased the assets of Gatsby Spas, Inc. ("Gatsby") for approximately $17.0 million in cash, resulting in goodwill of $9.6 million. Gatsby manufactures and distributes spas. The results of Gatsby are included in the Bath & Plumbing segment.

                             USI GLOBAL CORPORATION

NOTE 4--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES (CONTINUED)
    In April 1999, the Company's Parent contributed to the Company the stock of the businesses Dual-Lite and True Temper. The contribution was recorded at the historical carrying value of the net assets at the time of contribution, which was approximately $147.0 million. The results of True Temper and Dual-Lite are included in Discontinued Operations (see Note 5).

DISPOSITIONS OF BUSINESSES

    On March 24, 2000, the Company disposed of a majority equity interest in its Diversified segment in two separate transactions. In the first transaction, the Company disposed of the following subsidiaries: Bearing Inspection, Inc.; BiltBest Products, Inc.; EJ Footwear Corp. (including Georgia Boot Inc. and Lehigh Safety Shoe Co.); Garden State Tanning Inc.; Huron Inc.; Jade Holdings Pte Ltd (including Jade Technologies Singapore Ltd and FSM Europe B.V.); Leon Plastics Inc.; Native Textiles Inc. and SCF Industries, Inc. The Company received gross cash proceeds of approximately $197.0 million, retained a preferred equity interest in the buyer, Strategic, having a stated value of approximately $19.5 million, retained a common equity interest in Strategic of 17.7% and received approximately $209.0 million aggregate principal amount of 12% (12.5% effective August 18, 2000) senior notes (the "Strategic Notes") due 2007. In addition, Strategic assumed approximately $7.9 million of existing bank debt. As a result of its disposal of the Diversified businesses, the Company recorded a pre-tax gain of $42.1 million.

    In the second transaction, Rexair sold newly issued shares to Strategic representing, after issuance, 75% of the equity interest in Rexair. The Company received approximately $195.0 million in cash and retained a 25% direct equity interest in Rexair. In addition, the Company guaranteed Rexair's $200 million credit facility. In connection with the Rexair transaction, the Company recorded an other liability of $82.2 million, related to its retained 25% share of Rexair's net liabilities and a deferred gain, which, together with the deferral of the related transaction costs, was to be deferred until the release of the Company's guarantee of Rexair's credit facility. Rexair was re-acquired on August 15, 2001. Accordingly, the deferred transaction costs were expensed in full at such date, and the deferred gain as well as the Company's retained 25% share of Rexair's net liabilities reduced the reacquired basis in Rexair (See ACQUISITIONS OF BUSINESSES above).

    In July 2000, the Company transferred the Strategic notes and cash proceeds received to USI in exchange for notes receivable from USI in the amount of $674.4 million bearing interest of 6.5% per annum with $358.5 million due on demand and $315.9 million maturing in fiscal year 2005.

    During the first quarter of fiscal 2000, the Company disposed of assets relating to its ladder operations and the infant and children footwear operation. The total proceeds of these separate transactions were $17.0 million, which approximated their carrying value. The Company has retained certain product liabilities of the ladder operations.

NOTE 5--DISCONTINUED OPERATIONS

    On December 28, 2001, the Board of Directors of USI approved a formal Disposal Plan for five business in connection with USI's obligation to pay debt amortization as set forth in the restructured debt agreements. In connection with the Disposal Plan, the Company recorded a charge of $204.3 million, which represented the difference between the historical net carrying value and the estimated net realizable value of those businesses, (Ames True Temper, Lighting Corporation of America, Spear & Jackson and SiTeco Lighting) which are included within the consolidated operations

                             USI GLOBAL CORPORATION

NOTE 5--DISCONTINUED OPERATIONS (CONTINUED) of Global. The Disposal Plan calls for the sale of these businesses over the next 12 months. The net assets of the discontinued businesses are included in net assets held for sale for all periods presented.

    The operating results of these businesses have been included in discontinued operations for all periods presented. Summarized results of discontinued operations are as follows:

                                                                FOR THE FISCAL YEARS ENDED
                                                                      SEPTEMBER 30,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
Net sales...................................................  $1,244.0   $1,311.1   $  669.6
Operating income............................................       0.8        1.7       49.8
Income (loss) from operations before income taxes...........      (7.8)       1.2       48.6

    Included in the losses are goodwill impairment charges totaling
$61.6 million and $84.0 million in fiscal 2001 and 2000, respectively. These goodwill impairment charges resulted from an evaluation of the recoverability of goodwill performed by the Company in accordance with its accounting policy (see
NOTE 3). The impairment charges were recorded as part of continuing operations before the approval of the Disposal Plan. The charges were reclassified into discontinued operations after the approval of the Disposal Plan.

    Amounts classified as net assets held for sale consist of the following:

                                                               AT SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Net current assets..........................................   $ 91.2     $383.5
Property, plant and equipment, net..........................    252.9      250.2
Other non-current assets and liabilities, net...............    111.4      167.6
                                                               ------     ------
Net assets held for sale....................................   $455.5     $801.3
                                                               ======     ======

NOTE 6--IMPAIRMENT, RESTRUCTURING AND OTHER NON-RECURRING CHARGES

GOODWILL IMPAIRMENT CHARGES

    Operating results at certain of the Company's subsidiaries declined during 2001. In the third quarter of 2001, the Company evaluated the recoverability of the goodwill of these subsidiaries in accordance with its accounting policy described in Note 3. This evaluation indicated that the carrying value of the goodwill of certain of its subsidiaries was impaired. As a result, the Company recorded a goodwill impairment charge totaling $60.8 million in the Bath & Plumbing segment.

RESTRUCTURING AND OTHER NON-RECURRING CHARGES

    During fiscal 1999, the Company expanded its 1998 restructuring plan related to its footwear operations by closing a second domestic manufacturing facility. The closure of the second facility was completed by June 1999, with its production being outsourced to offshore vendors. As a result, the Company recorded restructuring charges of $1.7 million primarily for the costs of terminating 110 employees and the write-off of impaired fixed assets. Furthermore, the Company recorded other

                             USI GLOBAL CORPORATION

NOTE 6--IMPAIRMENT, RESTRUCTURING AND OTHER NON-RECURRING CHARGES (CONTINUED) non-recurring charges for inventory obsolescence totaling $0.9 million, which were recorded in cost of goods sold. The restructuring charges resulting from the closing of the Company's footwear facility were offset by a $1.0 million reduction in severance costs that were originally set up in 1998 for the Company's vacuum cleaner and textile operations. Voluntary departures prior to final termination resulted in severance payments that were lower than previously estimated. The Company subsequently sold its footwear, vacuum cleaner and textile operations (see Note 4). Also, during fiscal 1999, the Company's Diversified segment recorded $6.1 million in charges and losses related to the closure of an unprofitable window operation.

    The principal components of impairment and restructuring charges recorded for continuing operations are:

                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
Impairment of goodwill......................................   $60.8      $  --       $ --
Lease obligations and impairment of equipment...............      --         --        0.7
                                                               -----      -----       ----
  Total.....................................................   $60.8      $  --       $0.7
                                                               =====      =====       ====
Cash charges................................................   $  --      $  --       $0.7
Non-cash charges............................................    60.8         --         --
                                                               -----      -----       ----
  Total.....................................................   $60.8      $  --       $0.7
                                                               =====      =====       ====

OTHER NON-RECURRING CHARGES

    During 2001, the Company recorded $17.4 million in deferred transaction costs related to the original sale of Rexair in March 2000 once the business was re-acquired in August 2001. These costs have been classified "other expenses" in the Company's consolidated statement of operations.

NOTE 7--NOTES RECEIVABLE FROM AFFILIATES

    Notes Receivable from Affiliates consists of the following:

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
6.00% Notes Receivable from Affiliates......................   $  7.3     $ 25.9
6.50% Notes Receivable from Affiliates......................    674.4      683.4
                                                               ------     ------
                                                               $681.7     $709.3
                                                               ======     ======

    At September 30, 2001, the notes receivable from Affiliates are unsecured with $365.8 million payable upon demand, with $315.9 million maturing in fiscal year 2005.

                             USI GLOBAL CORPORATION

NOTE 8--LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
7.25% Senior Notes, net.....................................   $123.9     $123.6
Restructured Facilities, Rexair.............................    166.2         --
Restructured Facilities, U.S. Industries....................    418.0         --
Five-year revolving credit facility, US dollar..............       --      200.0
Five-year revolving credit facility, foreign currencies.....       --      218.9
                                                               ------     ------
                                                                708.1      542.5
Less current maturities.....................................   (428.0)        --
                                                               ------     ------
Long-term debt..............................................   $280.1     $542.5
                                                               ======     ======

    Principal payments on long-term debt for the next five years ended September 30 are as follows:

                                                              (IN MILLIONS)
                                                              -------------
2002........................................................     $428.0
2003........................................................      156.2

    The fiscal 2002 principal reduction amount of $428.0 million presented above reflects the cumulative required senior debt reduction required by the terms of the Restructured Facilities. To the extent the principal reduction amount for fiscal 2002 is satisfied through asset sales, the reduction will be affected in part by depositing cash in cash collateral accounts for the benefit of the holders of the Senior Notes (if required) and certain other creditors of the Company. The fiscal 2003 principal reduction amount of $156.2 million presented above (which is primarily comprised of the remaining balance due to the Company's lenders under its Restructured Facilities in October 2002 and November
2002), assumes that no portion of the reduction in fiscal 2002 will be satisfied by deposits to cash collateral accounts. To the extent it is satisfied by deposits to cash collateral accounts, the principal reduction amount for fiscal 2003 will be increased by an amount equal to any deposits into collateral accounts during fiscal 2002. The majority of the deposits in collateral accounts will serve to reduce the required principal payments on the Senior Notes.

    In fiscal 1997, USIAH issued $125 million aggregate principal amount of Senior Notes due December 1, 2006, which bear interest at 7.25%, payable semiannually (the "7.25% Notes"). A supplemental indenture was later executed adding USI as a co-obligor with USIAH under the 7.25% Notes. In April 1999, as part of the issuance of Global preferred shares to USIAH, the 7.25% notes were transferred to Global.

    In October 1998, USI and USIAH jointly issued $250 million aggregate principal amount of Senior Notes due October 15, 2003, which bear interest at 7.125%, payable semiannually (the "7.125% Notes"). The 7.125% notes are recorded as a liability of USI. A supplemental indenture was later executed adding Global as a co-obligor on the 7.125% notes.

    In addition, the 7.25% Notes and the 7.125% Notes (collectively, the "Senior Notes") are joint and several obligations of the Company, USI and USIAH, and are guaranteed by USI Atlantic. The Senior

                             USI GLOBAL CORPORATION

NOTE 8--LONG-TERM DEBT (CONTINUED)
Notes are redeemable at the option of the Company, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed, discounted at a rate based on the yield to maturity of the comparable U.S. Government securities plus a spread (10 basis points for the 7.25% Notes and 50 basis points for the 7.125% Notes) plus, in each case, accrued interest to the date of redemption. The Notes contain restrictions on dividends as well as the purchase of common stock for treasury. See below regarding the security interests granted to the holders of the Senior Notes as a result of the Restructured Facilities.

    The Company also was a borrower along with USI under a five-year revolving line of credit providing for borrowings in both U.S. dollars and foreign currencies, which had original availability of $750 million (the "Credit Agreement"). The Credit Agreement, which was permanently reduced over time to an availability of $500 million, was scheduled to terminate on December 12, 2001. The Credit Facility and Credit Agreement (together, the "Revolving Facilities") were restructured on August 15, 2001 into an amended credit facility providing for, among other things, an increase in availability to $830 million and an extension of the final maturity of the debt through November 30, 2002.

    Although the Revolving Facilities were previously unsecured, the lenders of the Revolving Facilities were granted on April 30, 2001 security interests in substantially all of the assets of USI and its domestic subsidiaries, including shares of the USI's domestic subsidiaries and 65% of the shares of certain of the USI's foreign subsidiaries. As a result of having the Revolving Facilities secured, the Rexair guarantee referred to below became secured with certain assets. In addition, the Senior Notes also became equally and ratably secured with the Revolving Facilities and the Rexair Guaranty with respect to the assets of USI and its subsidiaries that are subject to the covenant restrictions under the Senior Notes. The covenants contained in the indentures under which the Senior Notes were issued apply to USI, the Company and any domestic subsidiary that is a "significant subsidiary" (within the meaning of rule 1-02(w) of Regulation S-X promulgated under the Securities and Exchange Act of 1934 or any successor provision).

    On August 15, 2001, USI finalized a comprehensive restructuring of its bank debt and the bank debt of Rexair, which was re-acquired from Strategic on the same date (See NOTE 4). The amended facilities (together the "Restructured Facilities") extend the final maturity date of the USI's debt under the Revolving Facilities to November 30, 2002, which coincides with the final maturity of the amended Rexair Credit Facility. The Restructured Facilities provide for an increase in availability under the Credit Agreement from $500 million to $830 million, the termination of the multi-currency borrowing feature under the Credit Agreement, the elimination of the 364-day Credit Facility and scheduled permanent reductions of the USI's senior debt (a combination of the Restructured Facilities, the Senior Notes and other defined obligations) during the term of the Restructured Facilities. The required cumulative permanent reductions of USI's senior debt are scheduled at $75 million, $200 million, $450 million and $600 million for the periods ending December 31, 2001, March 31, 2002, June 30, 2002 and October 15, 2002,
respectively, with the remaining balance of the Restructured Facilities due in full on November 30, 2002. USI expects to satisfy operating liquidity needs through operating cash flow. However, it will have to sell a substantial amount of its assets and restructure or refinance its debt to satisfy the required cumulative permanent reductions.

    On December 21, 2001, the USI obtained a waiver (the "December 2001 Waiver") from its lenders under the Restructured Facilities that permitted the Company to satisfy the remaining balance of the

                             USI GLOBAL CORPORATION

NOTE 8--LONG-TERM DEBT (CONTINUED)
December 31, 2001 $75 million reduction through a permanent reduction of the unfunded commitments under the Restructured Facilities, to the extent not satisfied through cash flow or asset sale proceeds.

    The Restructured Facilities require USI, the Company and Rexair to maintain minimum monthly EBITDA, as defined, comply with maximum monthly capital expenditure limits; USI and Rexair maintain minimum availability (as defined) under the Restructured Facility of no less than $25 million and comply with other customary affirmative and negative covenants. In addition, the amended Rexair Credit Facility, which provides a term loan of $175 million and availability under a revolver of $20 million, requires that excess cash generated by Rexair be segregated from excess cash generated by the remainder of USI's operations and used only to reduce the debt outstanding on the Rexair Credit Facility. Rexair's availability under the revolver will be permanently reduced by $5 million on May 31, 2002. In connection with the term loan, Rexair will be required to make payments of $2.2 million each in December 2001 and March 2002 and $4.4 million each in June 2002 and September 2002. Such payments are credited towards the scheduled permanent reductions of the Company's senior debt. The Senior Notes and the Restructured Facilities contain cross-default and cross-acceleration provisions.

    The Restructured Facilities provide for increasing interest rates over the remaining term. The spreads over London Interbank Offered Rate ("LIBOR") was 275 basis points until December 31, 2001, after which the spread increases by 50 basis points each quarter thereafter. The Restructured Facilities also provides for several new fees including an unused commitment fee of 0.50% and a facing fee on all outstanding letters of credit of 0.25% per annum. At USI's option, up to 0.50% of the interest rate applicable to borrowings may be paid through the issuance of notes.

    The security interests that were granted to the lenders of the Revolving Facilities on April 30, 2001 remain in place under the debt restructuring, as do the arrangements to equally and ratably secure the Rexair Guaranty and to equally and ratably secure the Senior Notes. In addition, certain subsidiaries of USI that are not subject to the Senior Notes' covenant restrictions have guaranteed the Restructured Facilities. Under the Restructured Facilities, USI also agreed to provide the lenders with security interests in the shares and assets of certain foreign subsidiaries.

    Under the Restructured Facilities, substantially all sales proceeds are required to be applied to reduce USI's funded and unfunded senior debt, on a pro rata basis. The senior debt includes the Senior Notes in those cases when USI or any subsidiary subject to the Senior Notes' covenants completes an asset sale. Proceeds allocable to the Senior Notes and other defined obligations are required to be deposited in cash collateral account for the benefit of the relevant holders; any claims of the lenders of the Restructured Facilities to amounts on deposit in the cash collateral accounts are subordinated to the claims of the relevant holders, including the payment in full of the Senior Notes. Any reductions of senior debt with asset sale proceeds are credited dollar-for-dollar towards the scheduled permanent reductions.

    At December 31, 2001, excluding all amounts related to the amended Rexair Credit Facility and after giving effect to the approximate $58 million reduction pursuant to the December 2001 waiver, the Company had approximately
$766 million committed under the Restructured Facilities, of which approximately $669 million had been utilized and the balance of $97 million was available. At December 31, 2001, $5.7 million was available for borrowing solely by Rexair under the amended Rexair Credit Facility. These amounts are net of letters of credit outstanding of $15.0 and $13.6 million at December 31, 2001 and September 30, 2001, respectively. In addition, USI had letters of credit

                             USI GLOBAL CORPORATION

NOTE 8--LONG-TERM DEBT (CONTINUED)
outstanding with other financial institutions totalling $41.4 million as of both December 31, 2001 and September 30, 2001.

    Interest paid to non-affiliates was $44.8 million, $46.1 million and $14.5 million in fiscal 2001, 2000 and 1999, respectively.

    Notes Payable to Affiliates consists of the following:

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
6.50% Notes Payable.........................................   $ 0.2      $  --
7.50% Notes Payable.........................................    22.9       22.9
8.25% Notes Payable.........................................     6.5        3.7
                                                               -----      -----
                                                               $29.6      $26.6
                                                               =====      =====

    The notes payable to Affiliates are unsecured and payable upon demand. Interest paid to Affiliates during fiscal 2001, 2000, and 1999 was $1.2 million, $0.1 million, and $9.1 million, respectively.

NOTE 9--PENSION AND OTHER RETIREMENT PLANS

DOMESTIC BENEFIT ARRANGEMENTS

    The Company and its subsidiaries sponsor a number of non-contributory defined benefit pension plans covering the majority of its United States employees. The benefits under these plans are based primarily on years of credited service and compensation as defined under the respective plan provisions. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Company may determine to be appropriate from time to time.

    The Company and certain of its subsidiaries also sponsor defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans' provisions.

    The Company also provides health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of the costs.

                             USI GLOBAL CORPORATION

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)
    The assumptions and the net periodic pension income for the Company's defined benefit plans, as well as the total contributions charged to pension expense for the defined contribution plans covering employees in the United States are presented below:

                                                                                                  OTHER
                                                                 PENSION BENEFITS               BENEFITS
                                                          ------------------------------   -------------------
                                                            2001       2000       1999       2000       1999
                                                          --------   --------   --------   --------   --------
ASSUMPTIONS
Discount rate...........................................    7.5%       8.0%       7.5%       8.0%       7.5%
Rate of compensation increases..........................    4.5%       4.5%       4.5%        --         --
Expected rate of return on assets.......................    9.5%       9.5%       9.5%        --         --

                                                                                                   OTHER
                                                                  PENSION BENEFITS               BENEFITS
                                                           ------------------------------   -------------------
                                                             2001       2000       1999       2000       1999
                                                           --------   --------   --------   --------   --------
                                                                              (IN MILLIONS)
COMPONENTS OF NET PERIODIC (INCOME) COST
Defined benefit plans:
Service cost.............................................   $ 0.1      $  1.1     $ 1.1       $0.2       $0.2
Interest cost............................................     0.2         1.5       1.3        0.3        0.4
Expected return on plan assets...........................    (0.1)       (1.4)     (1.4)        --         --
Prior service costs......................................      --         0.2       0.1         --         --
Net actuarial gain.......................................      --         0.1       0.2         --         --
Curtailments.............................................      --        (1.1)      0.2         --        0.1
                                                            -----      ------     -----       ----       ----
Periodic cost of defined benefit plans...................     0.2         0.4       1.5        0.5        0.7
Income from participation in USI Group Plan..............    (2.0)       (5.3)     (3.4)        --         --
Curtailment in USI Group Plan............................      --       (18.5)       --         --         --
                                                            -----      ------     -----       ----       ----
Net period (income) cost:
Defined benefit plans....................................    (1.8)      (23.4)     (1.9)       0.5        0.7
Defined contribution plans...............................     0.2         0.7       0.4         --         --
                                                            -----      ------     -----       ----       ----
Net periodic (income) cost...............................   $(1.6)     $(22.7)    $(1.5)      $0.5       $0.7
                                                            =====      ======     =====       ====       ====

    The fiscal year 2000 curtailment gains totaling $19.6 million are related to the sale of the Diversified businesses and are included in the statement of operations caption "Gain on sale of businesses."

                             USI GLOBAL CORPORATION

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)
    The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of the Company's defined benefit pension and postretirement benefit plans to the amounts recorded in the Company's balance sheet at September 30:

                                                           PENSION BENEFITS          OTHER BENEFITS
                                                        ----------------------   ----------------------
                                                          2001          2000       2001          2000
                                                        --------      --------   --------      --------
                                                                         (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
Benefit obligation at beginning of year...............   $ 0.9         $35.6      $ 0.3         $ 9.1
Service cost..........................................     0.1           1.1         --           0.2
Interest cost.........................................     0.2           1.5         --           0.3
Actuarial (gains) losses..............................    (0.1)          3.6        0.1            --
Benefits paid.........................................    (0.1)         (0.6)        --          (0.1)
Acquisition (divestitures)............................    15.6         (40.3)       1.5          (9.2)
                                                         -----         -----      -----         -----
Benefit obligation at end of year.....................   $16.6         $ 0.9      $ 1.9         $ 0.3
                                                         =====         =====      =====         =====
CHANGE IN FAIR VALUE OF PLAN ASSETS:
Fair value of plan assets at beginning of year........   $  --         $29.5      $  --         $  --
Actual return on plan assets..........................    (0.4)          1.4         --            --
Contributions.........................................      --           0.9         --           0.1
Benefits paid.........................................    (0.1)         (0.6)        --          (0.1)
Acquisitions (divestitures)...........................    12.2         (31.2)        --            --
                                                         -----         -----      -----         -----
Fair value of plan assets at end of year..............   $11.7         $  --      $  --         $  --
                                                         =====         =====      =====         =====
FUNDED STATUS OF PLANS:
Plan assets less than projected benefit obligation....   $(4.9)        $(0.9)     $(1.9)        $(0.3)
Unrecognized net actuarial losses.....................     0.8           0.1        0.1            --
Unrecognized prior service cost.......................      --           0.3         --            --
                                                         -----         -----      -----         -----
Total recognized......................................   $(4.1)        $(0.5)     $(1.8)        $(0.3)
                                                         =====         =====      =====         =====
AMOUNTS RECORDED IN THE BALANCE SHEET CONSIST OF:
Prepaid benefits......................................   $  --         $  --      $  --         $  --
Accrued benefits......................................    (4.4)         (1.0)      (1.8)         (0.3)
Intangible assets.....................................      --           0.1         --            --
Accumulated other comprehensive income................     0.3           0.4         --            --
                                                         -----         -----      -----         -----
Total recognized......................................    (4.1)         (0.5)      (1.8)         (0.3)
Participation in USI Group Plan.......................     6.7           4.6         --            --
                                                         -----         -----      -----         -----
Total amount recorded in the consolidated balance
  sheet...............................................   $ 2.6         $ 4.1      $(1.8)        $(0.3)
                                                         =====         =====      =====         =====

    The fiscal 2001 other benefits balance of $1.8 million primarily relates to Rexair, which was acquired on August 15, 2001.

    At September 30, 2001 and 2000, the Company has a net pension asset of $6.7 million and $4.6 million, respectively, which reflects the Company's recorded balance which is included in a USI group pension plan. As of September 30, 2001, the USI group pension plan's fair value of the plan

                             USI GLOBAL CORPORATION

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED) assets of $270.1 million exceeds the present value of its accumulated benefit obligation by approximately $97.6 million.

    The aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $16.6 million and $11.7 million, respectively, in 2001 and $0.9 million and zero, respectively, in 2000.

    The aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $15.1 million and $11.7 million, respectively, in 2001 and $0.9 million and zero, respectively, in 2000.

    The assets for the Company's U.S. plans are included in a master trust which principally invests in listed stocks and bonds, including common stock of the Company. Included in plan assets were 1,333,100 and 1,253,100 shares of the Company's common stock at September 30, 2001 and 2000, respectively, representing $3.1 million and $12.5 million of the master trust's assets for the same respective periods. During fiscal 2001 and 2000, $0.1 million and $0.2 million, respectively, in dividends were paid to the master trust.

    The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other postretirement benefit plans was 8.5% for 2001 and is assumed to decrease 0.5% a year to 5.5%. A one-percentage-point change in the assumed health care cost trend rate would have the following effects at and for the year ended
September 30, 2001 (in millions):

    Effect of a 1% increase in the health care cost trend rate on:

Service cost plus interest cost.............................  $  --
Accumulated postretirement benefit obligation...............    0.1

    Effect of a 1% decrease in the health care cost trend rate on:

Service cost plus interest cost.............................  $  --
Accumulated postretirement benefit obligation...............   (0.1)

    Certain of the Company's discontinued operations participate in multi-employer plans, which provide defined benefits to union employees. Contributions relating to multi-employer plans are based on negotiated collective bargaining agreements.

FOREIGN BENEFIT ARRANGEMENTS

    The Company's foreign defined benefit pension plan covers salaried employees of Spring Ram, which was acquired in July 1999 (see Note 4).

                             USI GLOBAL CORPORATION

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)
    The assumptions used and the net periodic pension cost for the Company's foreign defined benefit plans are presented below:

                                                                     PENSION BENEFITS
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
ASSUMPTIONS
Discount rate...............................................    6.25%       6.5%      6.0%
Rate of compensation increase...............................    3.25%      3.75%      4.0%
Expected return on assets...................................     7.5%       8.5%      7.0%

                                                                     PENSION BENEFITS
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
COMPONENTS OF NET PERIODIC BENEFIT (INCOME) COST
Defined benefit plans:
  Service cost..............................................   $ 0.5      $ 0.7       $0.1
  Interest cost.............................................     2.1        2.1        0.3
  Expected return on plan assets............................    (3.5)      (2.6)      (0.4)
  Curtailments..............................................      --       (0.9)        --
                                                               -----      -----       ----
  Net periodic benefit income...............................   $(0.9)     $(0.7)      $ --
                                                               =====      =====       ====

                             USI GLOBAL CORPORATION

NOTE 9--PENSION AND OTHER RETIREMENT PLANS (CONTINUED)
    The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of the Company's foreign defined benefit pension plans with the amounts recognized in the Company's balance sheet as of September 30:

                                                                 PENSION BENEFITS
                                                              ----------------------
                                                                2001          2000
                                                              --------      --------
                                                                  (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION
Benefit obligation at beginning of year.....................   $33.4         $38.0
Service cost................................................     0.5           0.7
Interest cost...............................................     2.1           2.1
Employee contributions......................................     0.4           0.6
Foreign currency exchange rate changes......................      --          (4.1)
Actuarial (gain) loss.......................................     3.7          (2.0)
Settlements/curtailments....................................      --          (0.9)
Benefits paid...............................................    (1.5)         (1.0)
                                                               -----         -----
Benefit obligation at end of year...........................   $38.6         $33.4
                                                               =====         =====
CHANGE IN FAIR VALUE OF PLAN ASSETS
Fair value of plan assets at beginning of year..............   $39.8         $38.5
Actual return on plan assets................................    (0.8)          5.1
Foreign currency exchange rate changes......................      --          (4.2)
Employer contributions......................................     0.5           0.8
Employee contributions......................................     0.4           0.6
Benefits paid...............................................    (1.5)         (1.0)
                                                               -----         -----
Fair value of plan assets at end of year....................   $38.4         $39.8
                                                               =====         =====
FUNDED STATUS OF PLANS
Plan assets in excess of (less than) projected benefit
  obligation................................................   $(0.2)        $ 6.4
Unrecognized net actuarial (gains) losses...................     5.8          (2.2)
                                                               -----         -----
Total recognized in the consolidated balance sheet..........   $ 5.6         $ 4.2
                                                               =====         =====
AMOUNTS RECOGNIZED IN THE BALANCE SHEET CONSIST OF
Prepaid benefits............................................   $ 5.6         $ 4.2
                                                               =====         =====

                             USI GLOBAL CORPORATION

NOTE 10--INCOME TAXES

    Income (loss) before income taxes consists of:

                                                                       FISCAL YEARS
                                                                    ENDED SEPTEMBER 30
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
United States...............................................   $(13.6)    $ 86.1     $49.2
Foreign.....................................................    (42.2)      36.9      29.1
                                                               ------     ------     -----
                                                               $(55.8)    $123.0     $78.3
                                                               ======     ======     =====

    The provisions for federal, foreign, and state income taxes consist of:

                                                                    FISCAL YEARS ENDED
                                                                       SEPTEMBER 30
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
Current:
Federal.....................................................   $ 7.5      $ 9.4      $14.2
Foreign.....................................................     7.6       12.3        8.0
State.......................................................     4.1        4.9        1.2
                                                               -----      -----      -----
Total.......................................................    19.2       26.6       23.4
Deferred....................................................   (10.6)      21.9        1.7
                                                               -----      -----      -----
                                                               $ 8.6      $48.5      $25.1
                                                               =====      =====      =====

                                                                    FISCAL YEARS ENDED
                                                                       SEPTEMBER 30
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
Statutory federal income tax provision......................   $(19.6)    $43.1      $27.4
Foreign income tax differential.............................       --      (0.4)      (0.5)
State income taxes (net of federal benefit).................      2.7       3.2        0.8
Goodwill amortization.......................................      1.4       2.4        1.0
Non-deductible goodwill impairment..........................     21.3        --         --
Non-deductible restructuring changes........................      2.8        --         --
Resolution of tax contingencies.............................       --        --       (3.9)
Miscellaneous...............................................       --       0.2        0.3
                                                               ------     -----      -----
                                                               $  8.6     $48.5      $25.1
                                                               ======     =====      =====

                             USI GLOBAL CORPORATION

NOTE 10--INCOME TAXES (CONTINUED)

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Deferred tax liabilities:
  Property, plant and equipment.............................   $  3.4     $  1.4
  Post retirement net pension assets........................      1.9       23.9
  Other.....................................................     22.1         --
                                                               ------     ------
Total deferred tax liabilities..............................     27.4       25.3
                                                               ------     ------
Deferred tax assets:
  Accruals and allowances...................................     24.2       17.1
  Postretirement benefits...................................      0.6        0.6
  Deductible goodwill.......................................       --        0.8
  Expected benefit from disposal............................     57.7
  Other.....................................................       --        0.2
                                                               ------     ------
  Gross deferred tax assets.................................     82.5       18.7
                                                               ------     ------
  Valuation allowance.......................................    (57.7)        --
                                                               ------     ------
Total deferred tax asset....................................     24.8       18.7
                                                               ------     ------
Net deferred tax liabilities................................   $ (2.6)    $ (6.6)
                                                               ======     ======

    The Company has established a valuation allowance related to deferred tax assets resulting from the losses recognized in connection with the Disposal Plan, reflecting the uncertainty of the future realization of these assets.

    The classification of the deferred tax balances is:

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Current asset...............................................   $ 24.7     $ 18.6
Current liabilities.........................................       --         --
                                                               ------     ------
                                                                 24.7       18.6
                                                               ------     ------
Noncurrent asset............................................      0.1        0.1
Noncurrent liability........................................    (27.4)     (25.3)
                                                               ------     ------
Net noncurrent liabilities..................................    (27.3)     (25.2)
                                                               ------     ------
Net deferred tax liability..................................   $ (2.6)    $ (6.6)
                                                               ======     ======

                             USI GLOBAL CORPORATION

NOTE 11--COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The table below shows the Company's future minimum lease payments due under non-cancelable leases as of September 30, 2001. These minimum lease payments (presented in millions) do not include facility leases that were accrued as restructuring costs (See Note 6).

2002........................................................  $10.0
2003........................................................    7.0
2004........................................................    4.7
2005........................................................    3.7
2006........................................................    3.2
Thereafter..................................................    0.8
                                                              -----
Total minimum lease payments................................  $29.4
                                                              =====

    Rent expense, including equipment rental, was approximately $9.0 million, $9.4 million and $6.3 million in 2001, 2000 and 1999, respectively.

LITIGATION

    The Company is subject to a wide range of environmental protection laws. The Company has remedial and investigatory activities underway at approximately 38 sites, of which the Company has been named as a Potentially Responsible Party ("PRP") at 14 "superfund" sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable statutes.

    It is often difficult to estimate the future impact of environmental matters, including potential liabilities. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. This practice is followed whether the claims are asserted or unasserted. Reserves for estimated losses from environmental remediation are, depending on the site, based primarily upon internal or third party environmental studies, and estimates as to the number, participation level and financial viability of any other PRP's, the extent of contamination and the nature of required remedial actions. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present fair value. Recoveries of environmental remediation costs from other parties are recognized as assets when their receipt is deemed probable. Management expects that the amount reserved will be paid out over the periods of remediation for the applicable sites which range up to 30 years and that such reserves are adequate based on all current data. Each of the sites in question is at various stages of investigation or remediation; however, no information currently available reasonably suggests that projected expenditures associated with remedial action or compliance with environmental laws for any single site or for all sites in the aggregate, will have a material adverse affect on the Company's financial condition, results of operations or cash flows.

    At September 30, 2001, the Company had accrued approximately $10.4 million ($0.9 million accrued as current liabilities; $9.5 million as non-current liabilities) for various environmental related liabilities of which the Company is aware. The Company believes that the range of liability for such matters is between approximately $5.7 million and $14.6 million.

                             USI GLOBAL CORPORATION

NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Also, certain of the Company's subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

    The Company's domestic subsidiaries participate in casualty insurance programs of the Company and USI, which are principally self-insured programs. At September 30, 2001, the Company's portion of these programs amounting to $6.1 million is included in other liabilities. The subsidiaries of the Company have issued standby letters of credit guaranteeing financial responsibility for its self-insured casualty programs amounting to $1.5 million. In addition, USI has issued standby letters of credit guaranteeing financial responsibility for its self-insured casualty programs.

    In addition, at September 30, 2001, the subsidiaries of the Company have issued documentary letters of credit and the banker's acceptances totalling $7.6 million related to shipments from the Far East.

NOTE 12--SEGMENT DATA

    The Company currently operates in one reportable segment--Bath & Plumbing. Bath & Plumbing manufacturers whirlpools, spas, faucets, chinaware, bathtubs, showertub enclosures, bath accessories, plumbing fittings, others behind the wall plumbing products and vacuum cleaners. Prior to March 2000 (see NOTE 4), the Company also operated a myriad of businesses through its Diversified segment. These businesses manufactured automotive interiors, precision-engineered products for the automotive, jet aviation and electronics industries and various other consumer products. The Company's products are primarily sold to the home improvement and home construction markets through mass merchandisers, hardware stores, home centers, distributors, wholesalers and other outlets.

    The financial information of the segments is regularly evaluated by the corporate operating executives in determining resource allocation and assessing performance and is periodically reviewed by the Company's Board of Directors. The Company's senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. Accounting policies for the segments are the same as those for the Company (see NOTE 3).

                             USI GLOBAL CORPORATION

NOTE 12--SEGMENT DATA (CONTINUED)
    The following is a summary of our significant accounts and balances by segment, reconciled to our consolidated totals.

                                                       BATH &                              CONSOLIDATED
                                                      PLUMBING   DIVERSIFIED   CORPORATE      TOTAL
                                                      --------   -----------   ---------   ------------
                                                                        (IN MILLIONS)
NET SALES
2001................................................   $683.6      $   --      $     --      $  683.6
2000................................................    802.8       412.4            --       1,215.2
1999................................................    410.9       411.4            --         822.3
TOTAL OPERATING INCOME (LOSS)(1)
2001................................................   $(16.7)     $   --      $  (14.1)     $  (30.8)
2000................................................     91.1        37.4          (9.9)        118.6
1999................................................     54.2        44.6          (6.1)         92.7
CAPITAL EXPENDITURES
2001................................................   $ 17.6      $  0.2      $     --      $   17.8
2000................................................     10.9        12.6           0.1          23.6
1999................................................      5.3        10.5           0.6          16.4
DEPRECIATION AND AMORTIZATION
2001................................................   $ 17.7      $  0.4      $     --      $   18.1
2000................................................     17.8        12.3           0.4          30.5
1999................................................      6.7        11.5           0.4          18.6
ASSETS(2)
2001................................................   $697.4      $   --      $1,195.8      $1,893.2
2000................................................    650.1          --       1,553.4       2,203.5
1999................................................    681.1       613.1         897.5       2,191.7

------------------------

(1) Operating income (loss) for the Bath & Plumbing segment includes restructuring, impairment and other non-recurring charges of $60.8 million in fiscal 2001 (See Note 6). Operating losses for corporate included management fees charged to the Company by USI of $13.1 million, $10.8 million, and $6.2 million in fiscal 2001, 2000 and 1999, respectively.

(2) Corporate assets include net assets held for sale of $455.5 million, $801.3 million, and $740.8 million and amounts due from affiliates of $681.7 million, $709.3 million and $101.2 for fiscal 2001, 2000 and 1999, respectively.

    Aside from the operating income (loss) amounts noted above, the Company's income from continuing operations includes interest income and expense, equity earnings or losses in investees, other income and expense items and income taxes, none of which are included in the Company's measurement of segment operating profit. Corporate assets consist primarily of real property, cash and cash equivalents and other investments.

    The Company's operations are principally located in North America and Europe and to a lessor extent, in other regions of the world. The Company's country of domicile is the United States. Export sales represented 5%, 12%, and 32% of the Company's total net sales for fiscal years 2001, 2000 and

                             USI GLOBAL CORPORATION

NOTE 12--SEGMENT DATA (CONTINUED)
1999, respectively. Principal international markets served include Europe, South America, Canada and Asia.

    The following table presents certain data by geographic areas.

                                                                   FOR THE FISCAL YEARS
                                                                   ENDED SEPTEMBER 30,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
NET SALES
United States...............................................   $405.1    $  831.8    $636.1
Foreign.....................................................    278.5       383.4     186.2
                                                               ------    --------    ------
Total net sales.............................................   $683.6    $1,215.2    $822.3
                                                               ======    ========    ======
OPERATING (LOSS) INCOME
United States...............................................   $ (3.1)   $   61.8    $ 66.7
Foreign.....................................................    (27.7)       56.8      26.0
                                                               ------    --------    ------
Total operating (loss) income...............................   $(30.8)   $  118.6    $ 92.7
                                                               ======    ========    ======
LONG-LIVED ASSETS
United States...............................................   $264.4    $  175.5    $383.4
Foreign.....................................................    102.6       168.4     218.3
                                                               ------    --------    ------
Total long-lived assets.....................................   $367.0    $  343.9    $601.7
                                                               ======    ========    ======

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
U.S. Industries, Inc.

    We have audited the consolidated balance sheets of JUSI Holdings, Inc. (the "Company") as of September 30, 2001 and 2000, and the related consolidated statements of operations, cash flows and changes in stockholder's equity for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at September 30, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company is an indirect wholly owned subsidiary of U.S. industries, Inc and subsidiaries ("USI"), and the Company is a borrower under certain debt instruments guaranteed by USI. USI is required under its restructured credit facilities to make cumulative reductions of its senior debt of $450 million by June 30, 2002. USI needs to generate sufficient funds to make such reductions, restructure or refinance its debt. The Company's capital stock and substantially all of its assets have been pledged as collateral under USI's restructured credit facilities and senior notes. These conditions raise substantial doubt about USI's and the Company's ability to continue as a going concern. USI's management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

New York, New York
January 14, 2002

                              JUSI HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN MILLIONS)

                                                                    FISCAL YEARS ENDED
                                                                       SEPTEMBER 30
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
Net sales...................................................  $ 411.9     $857.0    $1,223.4
Operating costs and expenses:
  Cost of products sold.....................................    307.5      636.6       913.6
  Selling, general and administrative expenses..............     94.5      148.9       194.6
  Management fees...........................................      7.5        8.0         9.1
  Other non-recurring operating expenses....................       --         --         0.7
                                                              -------     ------    --------
Operating income............................................      2.4       63.5       105.4
Interest income from affiliates.............................     20.6        3.5          --
Interest expense to Parent and affiliates...................    (27.1)     (38.1)      (51.4)
Interest income.............................................      0.2        1.0         0.2
Interest expense............................................     (2.4)      (0.4)       (4.7)
Gain on sale of diversified businesses......................       --       60.2          --
Equity (loss) earnings in investees.........................     (1.4)       3.1          --
Other income (expense), net.................................    (21.9)      (3.4)       11.9
                                                              -------     ------    --------
Income (loss) before income taxes, discontinued operations
  and cumulative effect of accounting change................    (29.6)      89.4        61.4
(Benefit) provision for income taxes........................     (5.2)      27.2        24.9
                                                              -------     ------    --------
Income (loss) from continuing operations....................    (24.4)      62.2        36.5
Discontinued operations:
  Income (loss) from operations (net of income tax
  provisions of $6.2, $26.9 and $28.2, respectively)........     (1.7)      45.2        47.8
  Loss from disposals (net of income tax benefit of
  $10.2)....................................................   (149.8)        --          --
                                                              -------     ------    --------
(Loss) income from discontinued operations..................   (151.5)      45.2        47.8
                                                              -------     ------    --------
(Loss) income before cumulative effect of accounting
  change....................................................   (175.9)     107.4        84.3
Cumulative effect of accounting change, net of taxes of $0.8
  in 2001...................................................     (0.7)        --          --
                                                              -------     ------    --------
Net (loss) income...........................................  $(176.6)    $107.4    $   84.3
                                                              =======     ======    ========

                            See accompanying notes.

                              JUSI HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                                               AT SEPTEMBER 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                     ASSETS
Current assets:
  Cash and cash equivalents.................................  $   10.2   $    3.2
  Trade receivables, net of allowances of $3.6 in 2001 and
    $1.2 in 2000............................................      78.1       93.7
  Inventories, net..........................................      72.5       57.1
  Deferred income taxes.....................................      12.5       15.1
  Net assets held for sale..................................     431.8      353.1
  Other current assets......................................       4.2        3.2
                                                              --------   --------
Total current assets........................................     609.3      525.4

Property, plant and equipment, net..........................      53.8       28.6
Net assets held for sale....................................        --      372.2
Due from Parent and affiliates..............................     723.4      582.8
Other assets................................................      20.0       21.7
Goodwill, net...............................................     210.7      146.9
Notes receivable from affiliates............................     315.9      315.9
                                                              --------   --------
                                                              $1,933.1   $1,993.5
                                                              ========   ========
                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $   10.0   $     --
  Trade accounts payable....................................      30.0       29.2
  Accrued expenses and other current liabilities............      33.9       26.1
  Notes payable to Parent and affiliates....................      94.7       94.7
                                                              --------   --------
Total current liabilities...................................     168.6      150.0

Long-term debt..............................................     156.2         --
Deferred income taxes.......................................      25.1       20.7
Other liabilities...........................................      33.5      111.7
Notes payable to Parent.....................................     316.8      316.8
                                                              --------   --------
Total liabilities...........................................     700.2      599.2

Commitments and contingencies

Stockholder's equity
Common stock (par value $.01) per share, authorized 1000
  shares; issued and outstanding 100 shares.................        --         --
Paid-in capital.............................................     890.0      890.0
Retained earnings...........................................     346.4      523.0
Accumulated other comprehensive loss........................      (3.5)     (18.7)
                                                              --------   --------
Total stockholder's equity..................................   1,232.9    1,394.3
                                                              --------   --------
                                                              $1,933.1   $1,993.5
                                                              ========   ========

                            See accompanying notes.

                              JUSI HOLDINGS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

              FISCAL YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999
                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                                                               ACCUMULATED
                                                                                  OTHER       COMPREHENSIVE
                                              COMMON    PAID-IN    RETAINED   COMPREHENSIVE      INCOME
                                              STOCK     CAPITAL    EARNINGS      (LOSS)          (LOSS)        TOTAL
                                             --------   --------   --------   -------------   -------------   --------
Balance at September 30, 1998..............    $ --      $743.0     $331.3       $ (7.3)                      $1,067.0

Net income.................................                           84.3                       $  84.3          84.3

Capital contribution from Parent...........               147.0                                                  147.0

Translation adjustment.....................                                        (4.9)            (4.9)         (4.9)

Minimum pension liability adjustment.......                                         6.1              6.1           6.1
                                                                                                 -------

Other comprehensive income.................                                                          1.2
                                                                                                 -------

Total comprehensive income.................                                                      $  85.5
                                               ----      ------     ------       ------          =======      --------

Balance at September 30, 1999..............      --       890.0      415.6         (6.1)                       1,299.5

Net income.................................                          107.4                       $ 107.4         107.4

Sale of Diversified businesses:

  Minimum pension liability adjustment.....                                         1.7              1.7           1.7

Translation adjustment.....................                                       (14.7)           (14.7)        (14.7)

Minimum pension liability adjustment.......                                         0.4              0.4           0.4
                                                                                                 -------

Other comprehensive income.................                                                        (12.6)
                                                                                                 -------

Total comprehensive income.................                                                      $  94.8
                                               ----      ------     ------       ------          =======      --------

Balance at September 30, 2000..............      --       890.0      523.0        (18.7)                       1,394.3

Net loss...................................                         (176.6)                      $(176.6)       (176.6)

Discontinued operations:

  Translation adjustment...................                                        14.3             14.3          14.3

  Minimum pension liability adjustment.....                                         7.2              7.2           7.2

Fair value of derivatives adjustment.......                                        (1.4)            (1.4)         (1.4)

Translation adjustment.....................                                         1.0              1.0           1.0

Minimum pension liability adjustment.......                                        (5.9)            (5.9)         (5.9)
                                                                                                 -------

Other comprehensive income.................                                                         15.2
                                                                                                 -------

Total comprehensive income.................                                                      $(161.4)
                                               ----      ------     ------       ------          =======      --------

Balance at September 30, 2001..............    $ --      $890.0     $346.4       $ (3.5)                      $1,232.9
                                               ====      ======     ======       ======                       ========

                            See accompanying notes.

                              JUSI HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                FOR THE FISCAL YEARS ENDED
                                                                      SEPTEMBER 30,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
OPERATING ACTIVITIES:
  (Loss) income from continuing operations..................  $ (24.4)   $  62.2    $  36.5
  Adjustments to reconcile income (loss) from continuing
    operations to net cash provided by operating activities:
    Depreciation and amortization...........................     10.4       18.9       27.8
    Benefit for deferred income taxes.......................     (0.1)      (0.7)      (2.3)
    Provision for doubtful accounts.........................      2.0        2.2        2.9
    Gain on sale of excess real estate......................       --       (3.2)     (12.6)
    Equity loss (earnings) in investee......................      1.4       (3.1)        --
    Gain on sale of businesses..............................       --      (60.2)        --
  Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
      Decrease (increase) in trade receivables..............     22.7      (18.8)     (13.8)
      Decrease (increase) in inventories....................      1.6       (4.7)      (8.2)
      Decrease (increase) in other current assets...........      0.1       (6.2)       2.9
      (Increase) decrease in other assets...................     (2.3)      13.9       (4.6)
      Decrease in trade accounts payable....................     (1.8)     (10.5)      (2.7)
      Decrease (increase) in accrued expenses and other
       liabilities..........................................     (5.0)      (0.1)       2.4
      Increase (decrease) in other liabilities..............     (4.6)      (2.9)       1.9
      Other, net............................................      6.1         --        0.8
                                                              -------    -------    -------
        Net cash provided by (used in) operating activities
        of continuing operations............................     10.7      (13.2)      31.0
                                                              -------    -------    -------
  (Loss) Income from discontinued operations................   (151.5)      45.2       47.8
  Adjustments to reconcile (loss) income from discontinued
    operations to net cash provided by (used in)
    discontinued operations:
      Loss on disposal of discontinued operations...........    149.8         --         --
      Impairment and other non-recurring charges............     54.0         --         --
      Other decreases (increases) in net assets held for
       sale.................................................     20.2      (20.1)      40.0
                                                              -------    -------    -------
        Net cash provided by (used in) discontinued
        operations..........................................     72.5       25.1       87.8
                                                              -------    -------    -------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES.........     83.2       11.9      118.8
                                                              -------    -------    -------
INVESTING ACTIVITIES:
    Proceeds from sale of businesses........................       --      354.3       71.1
    Acquisition of companies, net of cash acquired..........       --         --      (17.0)
    Loans to affiliates.....................................       --     (106.9)        --
    Purchases of property, plant and equipment..............    (10.8)     (17.9)     (29.6)
    Proceeds from sales of property, plant and equipment....      0.3         --        3.9
    Proceeds from sale of excess real estate................       --        5.5       25.3
                                                              -------    -------    -------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES.........    (10.5)     235.0       53.7
                                                              -------    -------    -------

FINANCING ACTIVITIES:
    Proceeds from long-term debt............................      9.3         --         --
    Repayment of long-term debt.............................    (12.5)      (0.8)      (0.9)
    Net transfers with Parent and affiliates................    (64.2)    (244.7)    (177.7)
                                                              -------    -------    -------
NET CASH USED IN FINANCING ACTIVITIES.......................    (67.4)    (245.5)    (178.6)
                                                              -------    -------    -------
Effect of exchange rate changes on cash and cash
  equivalents...............................................      1.7       (1.3)       3.0
                                                              -------    -------    -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............      7.0        0.1       (3.1)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............      3.2        3.1        6.2
                                                              -------    -------    -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $  10.2    $   3.2    $   3.1
                                                              =======    =======    =======

                            See accompanying notes.

                              JUSI HOLDINGS, INC.

NOTE 1--BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the consolidated operations of JUSI Holdings, Inc. ("JUSI" or "the Company") a wholly-owned subsidiary of USI Global Corporation ("Global" or "the Parent") and an indirect subsidiary of U.S. Industries, Inc. ("USI"). JUSI is a holding company whose principal operating subsidiaries are Jacuzzi Inc. and Rexair, Inc. These entities manufacture and distribute a full line of whirlpool baths, spas, swimming pool equipment and premium vacuum cleaners.

    JUSI's other principal subsidiaries are classified as discontinued operations and include several of USI's domestic and European commercial and institutional lighting businesses and USI's domestic lawn and garden businesses (see Note 5).

    USI and certain subsidiaries of USI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to JUSI including legal, financial, tax, risk management and employee benefits. A portion of the related costs has been allocated to JUSI based on the percentage of the JUSI's sales to the consolidated sales of USI as management fees. JUSI's management believes such amounts are reasonable; however, they may not be indicative of the Company's costs as a separate entity.

    JUSI operates on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consisted of the 52 weeks ending on September 29, 2001, September 30, 2000 or October 2, 1999, but are presented as of September 30 in each of those years for convenience. Businesses over which the Company has the ability to exercise significant influence are accounted for using the equity method. In March 2000, JUSI completed the disposition of a majority equity interest in its Diversified segment. Since then, JUSI has accounted for its retained interest in the Diversified segment under the equity method of accounting (See NOTE 4). The Company eliminates intercompany balances and transactions when consolidating the account balances of its subsidiaries.

NOTE 2--GOING CONCERN

    The accompanying consolidated financial statements have been prepared on a going concern basis of accounting and do not reflect any adjustments that might result if JUSI was unable to continue as a going concern. On August 15, 2001, USI finalized a comprehensive restructuring of its bank debt and the bank debt of Rexair, Inc. ("Rexair"), a former subsidiary that was reacquired from Strategic Industries, LLC ("Strategic") on the same date. The amended facilities (together the "Restructured Facilities") extend the final maturity date of USI's debt under its credit agreement to November 30, 2002, which coincides with the final maturity of the amended Rexair Credit Facility. The Restructured Facilities provide for scheduled permanent reductions of USI's senior debt (a combination of the Restructured Facilities, senior notes of USI and other defined obligations) during the term of the Restructured Facilities. The required cumulative permanent reductions of USI's senior debt are scheduled at $75 million, $200 million, $450 million and $600 million for the periods ending December 31, 2001, March 31, 2002, June 30, 2002, and October 15, 2002,
respectively. The remaining balance of the Restructured Facilities is due in full on November 30, 2002. JUSI's capital stock and substantially all of its assets have been pledged as collateral under USI's senior debt. USI expects to satisfy operating liquidity needs through operating cash flow. However, it will have to sell a substantial amount of its assets and restructure or refinance its debt to satisfy the required cumulative permanent reductions.

                              JUSI HOLDINGS, INC.

NOTE 2--GOING CONCERN (CONTINUED)
    On December 28, 2001, the Board of Directors of USI approved a formal Disposal are Plan for five businesses in order to meet the scheduled reductions. Three of the businesses to be disposed of included in the accompanying financial statements, Ames True Temper, Lighting Corporation of America and SiTeco Lighting, and have an estimated net realizable value of $431.8 million. The Disposal Plan calls for the sale of these businesses over the next 12 months. The net assets of the discontinued businesses are included in net assets held for sale in all periods presented.

    USI and JUSI entered into an agreement to sell Ames True Temper on December 24, 2001 for approximately $165 million in cash. The sale, which is subject to the completion of financing and other customary closing conditions, is currently expected to close in January 2002. Upon closing, the entire net cash proceeds will be applied to reduce USI's funded and unfunded senior debt.

    USI is pursuing the sale of the Strategic Notes together with the equity interest in Strategic at an amount expected to approximate the September 30, 2001 carrying value. Upon closing, the entire net cash proceeds will be applied to reduce USI's funded and unfunded senior debt.

    The net proceeds from the sale of Ames True Temper and the Strategic Notes are expected to be sufficient to fund the required reductions of USI's senior debt through March 31, 2002.

    USI continues to actively pursue its Disposal Plan. However, there can be no assurance when or whether USI will consummate any of these transactions. If USI is unable to consummate asset disposals as outlined in its Disposal Plan in time to meet scheduled amortizations, USI expects to seek a further restructuring of its credit facilities. Furthermore, the proceeds of the Disposal Plan, if consummated in its entirety, and the sale of the Strategic Notes will be insufficient to repay the Restructured Facilities upon their maturity in November 2002. Accordingly, USI will have to restructure or refinance its existing Restructured Facilities. USI believes it will be able to restructure or refinance its existing Restructured Facilities before their scheduled maturity in November 2002. However, there can be no assurance that it will be able to do so.

    USI's and the Company's independent auditors have included a going concern explanatory paragraph in their audit reports accompanying the September 30, 2001 consolidated financial statements of both USI and the Company. The paragraph states that USI's need to generate sufficient funds to make the required cumulative reductions of senior debt of $450 million by June 30, 2002 through asset sales or a restructuring or refinancing raises substantial doubt about USI's and the Company's ability to continue as a going concern.

NOTE 3--ACCOUNTING POLICIES

    USE OF ESTIMATES: Accounting guidelines require that the Company make estimates and assumptions that affect amounts reported in its financial statements and accompanying notes. Actual results could differ from those estimates.

    FOREIGN CURRENCY TRANSLATION: The Company's subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," the assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The translation adjustments that result from translating the balance sheets at different rates than the statements of operations are included in

                              JUSI HOLDINGS, INC.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
accumulated other comprehensive income, which is a separate component of the Company's stockholders' equity.

    CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances owned by the Company, cash accounts have been controlled on a centralized basis by an Affiliate, which sweeps cash receipts and funds cash disbursements of the Company. The net results of cash transactions between or on behalf of the Company, including intercompany advances, are included in the consolidated balance sheets as due from affiliates.

    TRADE RECEIVABLES AND CONCENTRATION OF CREDIT RISK: The Company records an allowance for doubtful accounts, reducing its receivables balance to an amount the Company estimates is collectible from its customers.

    The Company principally operates in the United States. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. The Company encounters a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. One customer represents approximately 11% and 24% of the Company's trade receivables balance at September 30, 2001 and 2000, respectively, and 17%, 11%, and 7% of its sales for the years ending September 30, 2001, 2000, and 1999, respectively. Credit losses have not been significant and are within management's expectations.

    INCOME TAXES: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

    The Company's United States earnings have been included in the consolidated federal income tax return filed by USI. The Company provided for income taxes in the accompanying consolidated financial statements as if it were a stand-alone entity and filed separate income tax returns from USI. Federal taxes currently payable have been included in payable to affiliate. Income taxes paid to state, local and foreign jurisdictions during fiscal 2001, 2000 and 1999 were $1.1 million, $2.9 million and $4.4 million, respectively.

    INVENTORIES: The Company's inventories are valued at the lower of cost,determined under the first-in, first-out method, or market. The Company's inventories can be categorized as follows:

                                                              AT SEPTEMBER 30,
                                                             -------------------
                                                               2001       2000
                                                             --------   --------
                                                                (IN MILLIONS)
Finished products..........................................   $35.6      $26.6
In-process products........................................     2.4        1.5
Raw materials..............................................    34.5       29.0
                                                              -----      -----
                                                              $72.5      $57.1
                                                              =====      =====

    PROPERTY, PLANT AND EQUIPMENT: The Company records its property, plant and equipment at cost. The Company records depreciation and amortization in a manner that recognizes the cost of its depreciable assets in operations over their estimated useful lives using the straight-line

                              JUSI HOLDINGS, INC.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
method. The Company estimates the useful lives of its depreciable assets to be 20-50 years for buildings and 3-10 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

    Property, plant and equipment consisted of:

                                                             AT SEPTEMBER 30,
                                                            -------------------
                                                              2001       2000
                                                            --------   --------
                                                               (IN MILLIONS)
Land and buildings........................................   $ 32.0     $ 18.0
Machinery, equipment and furniture........................     60.1       40.7
Accumulated depreciation..................................    (38.3)     (30.1)
                                                             ------     ------
                                                             $ 53.8     $ 28.6
                                                             ======     ======

    Depreciation and amortization consist of:

                                                             FOR THE FISCAL YEARS
                                                             ENDED SEPTEMBER 30,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
                                                                (IN MILLIONS)
Depreciation..........................................   $ 5.3      $12.1      $19.4
Amortization of goodwill..............................     5.1        6.8        8.4
                                                         -----      -----      -----
                                                         $10.4      $18.9      $27.8
                                                         =====      =====      =====

    OTHER ASSETS: Included in other assets are excess properties held for sale consisting of land and buildings no longer used in operations. These assets are carried at the lower of cost or fair value less costs to sell. The carrying value of such properties was $10.1 million and $14.6 million as of September 30, 2001 and 2000, respectively. In fiscal 2001 the Company recorded a loss from excess properties of $0.2 million, compared to income from excess properties of $2.7 million and $12.2 million in fiscal 2000 and 1999, respectively. This amount is included in other (income) expense, net and consists of net gains on the sale of these properties, adjustments to net realizable value and the carrying costs incurred in the period.

    GOODWILL: Goodwill represents the excess of the purchase price over the fair value of net assets acquired. The Company reviews operating results and other relevant factors every fiscal quarter for each of its businesses to determine if there are indications that the carrying value of its long-lived assets, including goodwill, may be impaired. When there are indicators of impairment, the Company first assesses the recoverability of goodwill associated with long-lived assets in accordance with the requirements of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded when the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. In addition, an enterprise level assessment of the recoverability of any remaining goodwill is performed using the fair value methodology, as permitted under APB No. 17. In the event that such fair value is below the carrying value of an enterprise, for those companies with goodwill, the Company reduces goodwill to the extent it is impaired based upon fair value.

                              JUSI HOLDINGS, INC.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    The fair value methodology is applied to determine the recoverable value for each business on a stand-alone basis using ranges of fair values obtained from independent appraisers. In developing these ranges, the independent appraisers consider (a) publicly available information, (b) financial projections of each business based on management's best estimates, (c) the future prospects of each business as discussed with senior operating and financial management,
(d) publicly available information regarding comparable publicly traded companies in each industry, (e) market prices, capitalizations and trading multiples of comparable public companies and (f) other information deemed relevant. In reviewing these valuations and considering the need to record a charge for impairment of enterprise value and goodwill to the extent it is part of the enterprise value, the Company also evaluates solicited and unsolicited bids for the businesses of the Company. Goodwill is amortized straight-line over the estimated future periods to be benefited (ranging from 20 to 40 years, primarily 40 years). Accumulated amortization aggregated $67.4 million and $62.3 million at September 30, 2001 and 2000, respectively.

    ACCRUED EXPENSES AND OTHER LIABILITIES: Accrued expenses and other current liabilities consisted of the following:

                                                               AT SEPTEMBER 30
                                                               2001       2000
                                                             --------   --------
                                                                (IN MILLIONS)
Compensation related.......................................   $ 8.8      $ 3.9
Other......................................................    25.1       22.2
                                                              -----      -----
                                                              $33.9      $26.1
                                                              =====      =====

    FAIR VALUE OF FINANCIAL INSTRUMENTS: SFAS No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires that the Company disclose the fair value of its financial instruments when it is practical to estimate. The Company has determined the estimated fair values of its financial instruments, which are either recognized in the Company's consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange.

    Short-Term Assets and Liabilities: The fair values of the Company's cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

    Interest Rate Swaps and Foreign Currency Contracts: The fair value of the Company's interest rate swap and foreign currency contracts is the amount the Company would receive or have to pay to terminate the agreement at the reporting date, taking into account current interest rates and exchange rates. The fair value of the interest rate swap is provided to the Company by its financial institution, the counterparty to the interest rate swap agreement. For more information on these financial instruments, see the DERIVATIVE FINANCIAL INSTRUMENTS section of this note.

    REVENUE RECOGNITION: The Company currently records revenue when delivery has occurred and title has passed to the customer. Provisions are made for warranty and return costs at the time of sale. Such provisions have not been material to the Company.

                              JUSI HOLDINGS, INC.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
    ACCOUNTING CHANGE: In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, which, along with other guidance, clarified the SEC's views on various revenue recognition and reporting matters. As a result, the Company changed its method of accounting for certain sales transactions. Historically, the Company recognized revenue upon shipment of products to the customer because, even though some products were shipped FOB destination, the Company used a common carrier and thus gave up substantially all the risks of ownership. Under the new accounting method adopted retroactive to October 1, 2000, the Company now recognizes revenue when title passes. The net effect of the accounting change was not material to the results for the year ended September 30, 2001. Net sales for the year ended September 30, 2001 includes $4.4 million of net sales that prior to the accounting change, had been recognized through September 30, 2000. The pro forma amounts, had the new revenue recognition method been applied retroactively to prior periods, were not materially different from the amounts shown in the Company's consolidated statements of operations for the years ended September 30, 2000 and 1999. Therefore, these amounts have not been presented.

    SHIPPING AND HANDLING FEES AND COSTS: After adopting Emerging Issues Task Force ("EITF") Issue No. 00-10, ACCOUNTING FOR SHIPPING AND HANDLING FEES AND COSTS, the Company classifies amounts charged to its customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of goods sold.

    ADVERTISING COSTS: Advertising costs are charged to expense when incurred. The Company participates in cooperative advertising programs with certain customers for which the Company reimburses a portion of advertising costs. Advertising expense totaled $15.6 million, $19.2 million and $15.6 million in 2001, 2000 and 1999, respectively.

    RESEARCH AND DEVELOPMENT COSTS: Research and development costs are expensed as incurred. Such amounts totaled $3.4 million, $3.6 million and $2.0 million in 2001, 2000 and 1999, respectively.

    DERIVATIVE FINANCIAL INSTRUMENTS: Effective October 1, 2000, the Company adopted SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The Company uses several types of derivative financial instruments including interest rate swaps, forward contracts and debt denominated in a foreign currency to hedge its exposure to volatility in interest rates and currency exchange rates.

INTEREST RATE HEDGING

    The Company hedged a portion of its variable-rate debt by entering into an interest rate swap in which the Company agreed to exchange, at specified intervals, the calculated difference between fixed and variable interest amounts on $90 million of its debt. The swap, which matures on June 30, 2002, is designated as a cash flow hedge of the underlying variable-rate interest payments and is recorded as a current liability in the Company's balance sheet. Since an assessment of the hedging relationship revealed that it was 100% effective, the entire unrealized loss, net of tax, is recorded in accumulated other comprehensive income ("OCI") within stockholder's equity. As of September 30, 2001, there was an unrealized loss of $1.4 million in OCI related to this contract. The amounts in OCI will be recognized as additional interest expense over the term of the swap agreement.

                              JUSI HOLDINGS, INC.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
FORWARD EXCHANGE

    The Company manufactures and sells its products in a number of countries throughout the world and, as a result, is exposed to movements in foreign currency exchange rates. The primary purpose of the Company's foreign currency hedging activities is to manage the volatility associated with foreign currency payments to related entities or to vendors for purchases of materials and with foreign currency collections from customers in the normal course of business. The Company utilizes forward exchange contracts with maturities of less than twelve months, which qualify as foreign currency hedges. These hedges are intended to offset the effect of transaction gains and losses, which arise when payments or collections in a foreign currency are made or received one to three months after the asset or liability is generated. The fair value of these instruments at September 30, 2001 was negligible. Since the Company's assessment of these hedges revealed no ineffectiveness, gains and losses on these instruments are deferred in OCI, net of tax, until the underlying transaction gain or loss is recognized in earnings. Amounts in OCI will be reclassified into earnings within the next twelve months.

    COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) represents the change in stockholders' equity from transactions and other events and circumstances arising from non-stockholder sources. The Company's comprehensive income (loss) for 2001, 2000 and 1999 consisted of net income (loss), foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on derivatives established as cash flow hedges, net of applicable income taxes.

    Components of accumulated other comprehensive income (loss) consist of the following (in millions):

                                                                                              ACCUMULATED
                                                                MINIMUM                          OTHER
                                                  FOREIGN       PENSION       FAIR VALUE     COMPREHENSIVE
                                                 CURRENCY      LIABILITY    OF DERIVATIVES      (LOSS)
                                                TRANSLATION    ADJUSTMENT     ADJUSTMENT        INCOME
                                               -------------   ----------   --------------   -------------
                                               (IN MILLIONS)
September 30, 1998...........................       $  2.3       $(9.6)         $  --            $ (7.3)
Fiscal 1999 change...........................         (4.9)        6.1                              1.2
                                                    ------       -----          -----            ------
September 30, 1999...........................         (2.6)       (3.5)            --              (6.1)
Fiscal 2000 change...........................        (14.7)        2.1                            (12.6)
                                                    ------       -----          -----            ------
September 30, 2000...........................        (17.3)       (1.4)            --             (18.7)
Fiscal 2001 change...........................         15.3         1.3           (1.4)             15.2
                                                    ------       -----          -----            ------
September 30, 2001...........................       $ (2.0)      $(0.1)         $(1.4)           $ (3.5)
                                                    ======       =====          =====            ======

    STOCK-BASED COMPENSATION: The Company does not have stock-based compensation plans separate from USI; however, the Company does participate in USI's stock-based compensation plans. Consistent with USI, the Company accounts for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and related interpretations in accounting for stock based compensation. The pro forma effect on net income had compensation cost for awards of stock-based compensation been determined using the fair value method prescribed by Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, were not materially different from the amounts presented in the Company's consolidated

                              JUSI HOLDINGS, INC.

NOTE 3--ACCOUNTING POLICIES (CONTINUED)
statements of operations for the periods ended September 30, 2001, 2000 and 1999. Therefore, these amounts have not been presented.

    Certain key employees of the Company participate in stock incentive plans of USI that provide for awards of restricted stock and options to purchase USI common stock at prices equal to the fair value of the underlying shares at the date of the grant. The Company recognized compensation expense of less than $0.1 million in fiscal 2001 for vesting restricted stock awards. As of September 30, 2001, an aggregate of approximately 0.5 million options to purchase shares of USI common stock were held by Company employees.

    INCOME (LOSS) PER SHARE: Historical income (loss) per share information is not presented because the Company was comprised of direct or indirect subsidiaries of the Parent.

    NEW ACCOUNTING PRONOUNCEMENTS: In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS, and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. SFAS 141 is effective commencing July 1, 2001, and the Company has elected to adopt SFAS 142 as of October 1, 2001. Accordingly, as of October 1, 2001, the Company will no longer amortize goodwill.

    In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. The FASB's new rules on asset impairment supersede SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF and provide a single accounting model for long-lived assets to be disposed of. Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The new rules also supersede the provisions of APB Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS--REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSED AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, with regard to reporting the effects of a disposal of a segment of a business and require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred (rather than as of the measurement date as presently required by APB No. 30). The Statement is effective for the Company in the beginning of fiscal year 2003. The Company does not believe this statement will have a material effect on the earnings or financial position of the Company.

NOTE 4--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES

ACQUISITION OF BUSINESSES

    The pro forma effects of the acquisitions detailed below are not material to the Company's results of operations and are not presented herein. These acquisitions have been accounted for as purchases and their results of operations are included in the financial statements from the dates of acquisition.

    Contemporaneously with the closing of its debt restructuring on August 15, 2001 (see Note 7), the Company re-acquired the 75% equity interest in Rexair, Inc. ("Rexair"), the manufacturer of "Rainbow" vacuum cleaners, previously sold to Strategic Industries, LLC ("Strategic") as part of the Diversified transactions in March 2000. The purchase consideration included $27.4 million in face value

                              JUSI HOLDINGS, INC.

NOTE 4--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES (CONTINUED) of Strategic's senior notes and the assumption of borrowings outstanding under Rexair's $200 million credit facility (see DISPOSITIONS OF BUSINESSES below). In connection with the reacquisition, the Company reduced the reacquired basis in Rexair by the amount of its previously deferred gain and reclassified its retained 25% share of Rexair's net liabilities from other long-term liabilities. The allocation of the purchase consideration, including the deferred gain and the carrying value of the retained liabilities, to the assets acquired and liabilities assumed resulted in the goodwill and other intangible assets of approximately $68.9 million, the majority of which have indefinite lives and will not be amortized. In addition, the Company expensed $17.4 million of deferred transaction costs associated with the March 2000 sale of Rexair. The results of Rexair have been included in the Bath and Plumbing segment since it was reacquired. The Company accounted for Rexair under the equity method of accounting during the time period when the Company held only a 25% interest, from March 24, 2000 until August 15, 2001.

    In June 1999, the Company purchased the assets of Gatsby Spas, Inc. ("Gatsby") for approximately $17.0 million in cash, resulting in goodwill of $9.6 million. Gatsby manufactures and distributes spas. The results of Gatsby are included in Bath and Plumbing Segment.

    In April 1999, Global contributed to the Company the stock of the businesses Dual-Lite and True Temper. The contribution was recorded at the historical carrying value of the net assets at the time of contribution which was approximately $147.0 million. The results of True Temper and Dual-Lite are included in Discontinued Operations (see Note 5).

DISPOSITIONS OF BUSINESSES

    On March 24, 2000, the Company disposed of a majority equity interest in its Diversified segment in two separate transactions. In the first transaction, the Company disposed of the following subsidiaries: Bearing Inspection, Inc.; BiltBest Products, Inc.; EJ Footwear Corp. (including Georgia Boot Inc. and Lehigh Safety Shoe Co.); Garden State Tanning Inc.; Huron Inc.; Leon
Plastics Inc.; Native Textiles Inc. and SCF Industries, Inc. The Company received gross cash proceeds of approximately ($160.0) million, retained a preferred equity interest in the buyer, Strategic, having a stated value of approximately $19.5 million, retained a common equity interest in Strategic of 17.7% and received approximately $209 million aggregate principal amount of 12% (12.5% effective August 18, 2000) senior notes (the "Strategic Notes") due 2007. In addition, Strategic assumed approximately $8 million of existing bank debt. As a result of its disposal of the Diversified businesses, the Company recorded a pre-tax gain of $60.2 million.

    In the second transaction, Rexair sold newly issued shares to Strategic representing, after issuance, 75% of the equity interest in Rexair. The Company received approximately $195.0 million in cash and retained a 25% direct equity interest in Rexair. In addition, the Company guaranteed Rexair's $200 million credit facility. In connection with the Rexair transaction, the Company recorded an other liability of $82.2 million, related to its retained 25% share of Rexair's net liabilities and a deferred gain, which, together with the deferral of the related transaction costs, was to be deferred until the release of the Company's guarantee of Rexair's credit facility. Rexair was re-acquired on August 15, 2001. Accordingly, the deferred transaction costs were expensed in full at such date, and the deferred gain as well as the Company's retained 25% share of Rexair's net liabilities reduced the reacquired basis in Rexair (See ACQUISITIONS OF BUSINESSES above).

                              JUSI HOLDINGS, INC.

NOTE 4--ACQUISITIONS AND DISPOSITIONS OF BUSINESSES (CONTINUED)

    In July 2000, the Company transferred the Strategic Notes and certain of the cash proceeds received to USI in exchange for a note receivable from USI in the amount of $315.9 million, bearing interest of 6.5% per annum and maturing in fiscal 2005.

    During the first quarter of fiscal 2000, the Company disposed of assets relating to its ladder operations and the infant and children footwear operation. The total proceeds of these separate transactions were $17.0 million, which approximated their carrying value. The Company has retained certain product liabilities of the ladder operations.

NOTE 5--DISCONTINUED OPERATIONS

    On December 28, 2001, the Board of Directors of USI approved a formal Disposal Plan for five businesses in connection with USI's obligation to pay debt amortization as set forth in the restructured debt agreements. In connection with the Disposal Plan, the Company recorded a charge of $149.8 million, which represented the difference between the historical net carrying value and the estimated net realizable value of those businesses, (Ames True Temper, Lighting Corporation of America, and Siteco Lighting) which are included within the consolidated operations of JUSI. The Disposal Plan calls for the sale of these businesses over the next 12 months. The net assets of the discontinued businesses are included in net assets held for sale for all periods presented.

    The operating results of these businesses have been included in discontinued operations for all periods presented. Summarized results of discontinued operations are as follows:

                                                                FOR THE FISCAL YEARS ENDED
                                                                      SEPTEMBER 30TH
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN MILLIONS)
Net sales...................................................  $1,111.5   $1,156.7   $1,122.5
Operating Income............................................       5.6       72.7       80.1
Income (loss) from operations before income taxes...........       4.5       72.1       76.0

    Included in the losses are goodwill impairment charges totaling
$54.0 million in fiscal 2001. This goodwill impairment charge resulted from an evaluation of the recoverability of goodwill performed by the Company in accordance with its accounting policy (see NOTE 3). The impairment charges were recorded as part of continuing operations before the approval of the Disposal Plan. The charges were reclassified into discontinued operations after the approval of the Disposal Plan.

    Amounts classified as net assets held for sale consist of the following:

                                                                AT SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Net current assets..........................................   $106.6     $353.3
Property, plant and equipment, net..........................    217.8      209.3
Other non-current assets and liabilities, net...............    107.4      162.7
                                                               ------     ------
Net assets held for sale....................................   $431.8     $725.3
                                                               ======     ======

    The Company disposed of the domestic operations of the Ertl Company Inc. ("Ertl") in the second quarter of fiscal 1999. Ertl's domestic companies were sold for proceeds of approximately $71 million, which approximated their carrying value. The Company has reflected this business as a discontinued operation.

                              JUSI HOLDINGS, INC.

NOTE 6--RESTRUCTURING AND OTHER NON-RECURRING CHARGES

    During fiscal 1999, the Company expanded its 1998 restructuring plan related to its footwear operations by closing a second domestic manufacturing facility. The closure of the second facility was completed by June 1999, with its production being outsourced to offshore vendors. As a result, the Company recorded restructuring charges of $1.7 million primarily for the costs of terminating 110 employees and the write-off of impaired fixed assets. Furthermore, the Company recorded other non-recurring charges for inventory obsolescence totaling $0.9 million, which were recorded as cost of goods sold. The restructuring charges resulting from the closing of the Company's footwear facility were offset by a $1.0 million reduction in severance costs that were originally set up in 1998 for the Company's vacuum cleaner and textile operations. Voluntary departures prior to final termination resulted in severance payments that were lower than previously estimated. The Company subsequently sold its footwear, vacuum cleaner and textile operations (see Note
4). Also, during fiscal 1999, the Diversified segment recorded $6.1 million in charges and losses related to the closure of an unprofitable window operation.

OTHER

    During 2001, the Company recorded $17.4 million in deferred transaction costs related to the original sale of Rexair in March 2000 once the business was re-acquired in August 2001. These costs have been classified as "other expenses" in the Company's consolidated statement of operations.

NOTE 7--LONG-TERM DEBT

    Long-term debt at September 30, 2001 consists of the following:

Restructured Facilities, Rexair.............................  $ 166.2
Less current maturities.....................................    (10.0)
                                                              -------
Long-term debt..............................................  $ 156.2
                                                              =======

    The entire September 30, 2001 balance of long term debt is due in fiscal
2002.

    On August 15, 2001, USI finalized a comprehensive restructuring of its bank debt and the bank debt of Rexair, which was re-acquired from Strategic on the same date (See NOTE 4). The amended facilities (including the Rexair Credit Facility the "Restructured Facilities") extend the final maturity date of the USI's debt under its Revolving Facilities to November 30, 2002, which coincides with the final maturity of the amended Rexair Credit Facility.

    The Restructured Facilities require Rexair to maintain minimum monthly EBITDA, as defined, comply with maximum monthly capital expenditure limits and comply with other customary affirmative and negative covenants. In addition, the amended Rexair Credit Facility, which provides a term loan of $175 million and availability under a revolver of $20 million, requires that excess cash generated by Rexair be segregated from excess cash generated by the remainder of USI's operations and used only to reduce the debt outstanding on the Rexair Credit Facility. Rexair's availability under its revolver will be permanently reduced by $5 million on May 31, 2002. In connection with its term loan, Rexair will be required to make payments of $2.2 million each in December 2001 and March 2002 and $4.4 million each in June 2002 and September 2002. The Rexair debt and the debt of USI and its subsidiaries contain cross-default and cross-acceleration provisions.

    The Restructured Facilities provide for increasing interest rates over the remaining term. The spreads over London Interbank Offered Rate ("LIBOR") was 275 basis points until December 31, 2001, after which the spread will begin increases by 50 basis points each quarter thereafter. The

                              JUSI HOLDINGS, INC.

NOTE 7--LONG-TERM DEBT (CONTINUED)
Restructured Facilities also provides for several new fees including an unused commitment fee of 0.50% and a facing fee on all outstanding letters of credit of 0.25% per annum. At the Company's option, up to 0.50% of the interest rate applicable to borrowings may be paid through the issuance of notes.

    The lenders under the amended Rexair Credit Facility have been granted a security interest in substantially all of USI's assets, along with the lenders of the Restructured Facilities and the relevant holders of USI's Senior Notes. This security interest was granted to the lenders under the Rexair Credit Facility as a result of USI's guarantee of Rexair's debt. This security interest was granted on April 30, 2001. Certain other debt of USI is also equally and ratably secured with USI's Restructured Facilities and the amended Rexair Credit Facility.

    Under the Restructured Facilities, substantially all sales proceeds are required to be applied to reduce USI's funded and unfunded senior debt, on a pro rata basis including the Rexair Credit Facility.

    At December 31, 2001 Rexair had $5.7 million available under the amended Rexair Credit Facility. Such availability was solely available to Rexair. Interest paid on the Rexair Credit Facility was $1.6 million in fiscal 2001.

    Notes Payable to Parent and Affiliates consists of the following:

                                                                 SEPTEMBER 30
                                                                (IN THOUSANDS)
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
8.00% notes payable.........................................   $ 14.0     $ 14.0
7.00% notes payable.........................................      3.0        3.0
6.50% notes payable.........................................    349.9      349.9
5.50% notes payable.........................................     39.2       39.2
5.25% notes payable.........................................      5.4        5.4
                                                               ------     ------
                                                               $411.5     $411.5
                                                               ======     ======

    The notes payable to Affiliates are unsecured with $94.7 million payable on demand, $302.8 million maturing in fiscal 2005, and $14.0 million maturing in fiscal 2006. Interest paid to Parent and Affiliates during fiscal 2001, 2000, and 1999 was $47.4 million, $44.4 million, and $20.9 million, respectively.

                              JUSI HOLDINGS, INC.

NOTE 8--PENSION AND RETIREMENT PLANS

DOMESTIC BENEFIT ARRANGEMENTS

    The Company and its subsidiaries sponsor a number of non-contributory defined benefit pension plans covering the majority of its United States employees. The benefits under these plans are based primarily on years of credited service and compensation as defined under the respective plan provisions. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Company may determine to be appropriate from time to time.

    The Company and certain of its subsidiaries also sponsor defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans' provisions.

    The Company also provides health care and life insurance benefits to certain groups of retirees with most retires contributing a portion of the costs.

    The assumptions and the net periodic pension income for the Company's defined benefit plans, as well as the total contributions charged to pension expense for the defined contribution plans covering employees in the United States are presented below:

                                                                  PENSION BENEFITS                    OTHER BENEFITS
                                                        ------------------------------------      ----------------------
                                                          2001          2000          1999          2000          1999
                                                        --------      --------      --------      --------      --------
Assumptions
Discount rate.........................................     7.5%           8.0%         7.5%          8.0%          7.5%
Rate of compensation increases........................     4.5%           4.5%         4.5%           --            --
Expected rate of return on assets.....................     9.5%           9.5%         9.5%           --            --

                                                                  PENSION BENEFITS                    OTHER BENEFITS
                                                        ------------------------------------      ----------------------
                                                          2001          2000          1999          2000          1999
                                                        --------      --------      --------      --------      --------
                                                                                 (IN MILLIONS)
Components of net periodic benefit (income) cost
Defined benefit plans:
  Service cost........................................   $ 0.1         $  1.1        $ 2.3          $0.2          $0.4
  Interest cost.......................................     0.2            1.5          2.7           0.3           0.7
  Expected return on plan assets......................    (0.1)          (1.4)        (2.8)           --            --
  Prior service costs.................................      --            0.2          0.3            --           0.1
  Amortization of unrecognized transition asset.......      --             --         (0.1)           --            --
  Net actuarial gain..................................      --            0.1          0.4            --            --
  Curtailments........................................      --           (1.1)         0.5            --           0.2
                                                         -----         ------        -----          ----          ----
Periodic cost of defined benefit plans................     0.2            0.4          3.3           0.5           1.4
(Income) of participation in USI Group Plan...........    (2.0)          (5.3)        (6.9)           --            --
Curtailment in USI Group Plan.........................      --          (18.5)          --            --            --
                                                         -----         ------        -----          ----          ----
Net period (income) cost:
  Defined benefit plans...............................    (1.8)         (23.4)        (3.6)          0.5           1.4
  Defined contribution plans..........................     0.2            0.7          0.9            --            --
                                                         -----         ------        -----          ----          ----
Net periodic (income) cost............................   $(1.6)        $(22.7)       $(2.7)         $0.5          $1.4
                                                         =====         ======        =====          ====          ====

    The fiscal year 2000 curtailment gains totaling $19.6 million are related to the sale of the Diversified businesses and are included in the statement of operations caption "Gain (loss) on sale of businesses."

                              JUSI HOLDINGS, INC.

NOTE 8--PENSION AND RETIREMENT PLANS (CONTINUED)
    The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of the Company's defined benefit pension and postretirement benefit plans to the amounts recorded in the Company's balance sheet at September 30:

                                                                 PENSION BENEFITS             OTHER BENEFITS
                                                              ----------------------      ----------------------
                                                                2001          2000          2001          2000
                                                              --------      --------      --------      --------
                                                                                (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
Benefit obligation at beginning of year.....................   $ 0.9         $35.6         $ 0.3         $ 9.1
Service cost................................................     0.1           1.1            --           0.2
Interest cost...............................................     0.2           1.5            --           0.3
Actuarial (gains) losses....................................    (0.1)          3.6           0.1            --
Benefits paid...............................................    (0.1)         (0.6)           --          (0.1)
Acquisition (divestitures)..................................    15.6         (40.3)          1.5          (9.2)
                                                               -----         -----         -----         -----
Benefit obligation at end of year...........................   $16.6         $ 0.9         $ 1.9         $ 0.3
                                                               =====         =====         =====         =====
CHANGE IN FAIR VALUE OF PLAN ASSETS:
Fair value of plan assets at beginning of year..............   $  --         $29.5         $  --         $  --
Actual return on plan assets................................    (0.4)          1.4            --            --
Contributions...............................................      --           0.9            --           0.1
Benefits paid...............................................    (0.1)         (0.6)           --          (0.1)
Acquisitions (divestitures).................................    12.2         (31.2)           --            --
                                                               -----         -----         -----         -----
Fair value of plan assets at end of year....................   $11.7         $  --         $  --         $  --
                                                               =====         =====         =====         =====
FUNDED STATUS OF PLANS:
Plan assets less than projected benefit obligation..........   $(4.9)        $(0.9)        $(1.9)        $(0.3)
Unrecognized net actuarial losses...........................     0.8           0.1           0.1            --
Unrecognized prior service cost.............................      --           0.3            --            --
                                                               -----         -----         -----         -----
Total recognized............................................   $(4.1)        $(0.5)        $(1.8)        $(0.3)
                                                               =====         =====         =====         =====

                                                                 PENSION BENEFITS             OTHER BENEFITS
                                                              ----------------------      ----------------------
                                                                2001          2000          2001          2000
                                                              --------      --------      --------      --------
                                                                                (IN MILLIONS)
AMOUNTS RECORDED IN THE BALANCE SHEET CONSIST OF
Prepaid benefits............................................   $  --         $  --         $  --         $  --
Accrued benefits............................................    (4.4)         (1.0)         (1.8)         (0.3)
Intangible assets...........................................      --           0.1            --            --
Accumulated other comprehensive income......................     0.3           0.4            --            --
                                                               -----         -----         -----         -----
Total recognized............................................    (4.1)         (0.5)         (1.8)         (0.3)
Participation in USI Group Plan.............................     6.7           4.6            --            --
                                                               -----         -----         -----         -----
Total amount recorded in the consolidated balance sheet.....   $ 2.6         $ 4.1         $(1.8)        $(0.3)
                                                               =====         =====         =====         =====

                              JUSI HOLDINGS, INC.

NOTE 8--PENSION AND RETIREMENT PLANS (CONTINUED)
    The fiscal 2001 other benefits balance of $1.8 million primarily relates to Rexair, which was acquired on August 15, 2001.

    At September 30, 2001 and 2000, the Company has a net pension asset of $6.7 million and $4.6 million, respectively, which reflects the Company's recorded balance which is included in a USI group pension plan. As of September 30, 2001, the USI group pension plan's fair value of the plan assets of $270.1 million exceeds the present value of its accumulated benefit obligation by approximately $97.6 million.

    The aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $16.6 million and $11.7 million, respectively, in 2001 and $0.9 million and zero, respectively, in 2000.

    The aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $15.1 million and $11.7 million, respectively, in 2001 and $0.9 million and zero, respectively, in 2000.

    The assets for the Company's U.S. plans are included in a master trust which principally invests in listed stocks and bonds, including common stock of the Company. Included in plan assets were 1,333,100 and 1,253,100 shares of the Company's common stock at September 30, 2001 and 2000, respectively, representing $3.1 million and $12.5 million of the master trust's assets for the same respective periods. During fiscal 2001 and 2000, $0.1 million and $0.2 million, respectively, in dividends were paid to the master trust.

    The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other postretirement benefit plans was 8.5% for 2001 and is assumed to decrease 0.5% a year to 5.5%. A one-percentage-point change in the assumed health care cost trend rate would have the following effects at and for the year ended
September 30, 2001 (in millions):

Effect of a 1% increase in the health care cost trend rate on:

  Service cost plus interest cost...........................  $  --
  Accumulated postretirement benefit obligation.............    0.1

Effect of a 1% decrease in the health care cost trend rate on:

  Service cost plus interest cost...........................  $  --
  Accumulated postretirement benefit obligation.............   (0.1)

    Certain of the Company's discontinued operations participate in multi-employer plans, which provide defined benefits to union employees. Contributions relating to multi-employer plans are based on negotiated collective bargaining agreements.

                              JUSI HOLDINGS, INC.

NOTE 9--INCOME TAXES

    Income (loss) before income taxes consists of:

                                                                 FISCAL YEARS
                                                             ENDED SEPTEMBER 30,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
                                                                (IN MILLIONS)
United States.........................................   $(28.4)    $89.4      $61.4
Foreign...............................................     (1.2)       --         --
                                                         ------     -----      -----
                                                         $(29.6)    $89.4      $61.4
                                                         ======     =====      =====

    The provisions for federal, foreign, and state income taxes consist of:

                                                                 FISCAL YEARS
                                                             ENDED SEPTEMBER 30,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
                                                                (IN MILLIONS)
Current:
  Federal.............................................   $ (5.4)    $26.4      $24.0
  Foreign.............................................     (0.6)       --         --
  State...............................................      0.9       1.5        3.2
                                                         ------     -----      -----
                                                           (5.1)     27.9       27.2
  Deferred............................................     (0.1)     (0.7)      (2.3)
                                                         ------     -----      -----
Total.................................................   $ (5.2)    $27.2      $24.9
                                                         ======     =====      =====

                                                                 FISCAL YEARS
                                                             ENDED SEPTEMBER 30,
                                                        ------------------------------
                                                          2001       2000       1999
                                                        --------   --------   --------
                                                                (IN MILLIONS)
Statutory federal income tax provision................   $(10.3)    $31.3      $21.0
Foreign income tax differential.......................     (0.1)       --         --
State income taxes (net of federal benefit)...........      0.6       1.0        2.1
Goodwill amortization.................................      1.4       1.9        1.4
Miscellaneous.........................................      0.1      (7.0)        .4
Non-deductible restructuring charges..................      3.1
                                                         ------     -----      -----
                                                         $ (5.2)    $27.2      $24.9
                                                         ======     =====      =====

                              JUSI HOLDINGS, INC.

NOTE 9--INCOME TAXES (CONTINUED)

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Deferred tax liabilities:
  Property, plant and equipment.............................   $ (1.8)    $ (1.0)
  Net pension assets........................................    (22.4)     (20.4)
  Post retirement...........................................     (1.3)        --
  Other.....................................................     (0.3)        --
                                                               ------     ------
Total deferred tax liabilities..............................    (25.8)     (21.4)
                                                               ------     ------
Deferred tax assets:
  Accruals and allowances...................................     12.6       13.5
  Inventory.................................................      0.6        0.7
  Deductible goodwill.......................................                 0.7
  Expected benefit from disposal............................     52.4        0.9
                                                               ------     ------
    Gross deferred tax assets...............................     65.6       15.8
  Valuation allowance.......................................    (52.4)
                                                               ------     ------
Total deferred tax assets...................................     13.2       15.8
                                                               ======     ======
Net deferred tax liabilities................................   $(12.6)    $ (5.6)
                                                               ======     ======

    The Company has established a valuation allowance principally related to deferred tax assets resulting from the losses recognized in connection with the Disposal Plan, reflecting the uncertianty of the future realization of these assets.

    The classification of the deferred tax balances is:

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                 (IN MILLIONS)
Current asset...............................................   $ 12.5     $ 15.1
Current liabilities.........................................       --         --
                                                               ------     ------
                                                                 12.5       15.1
                                                               ------     ------
Noncurrent asset............................................      0.7        0.7
Noncurrent liability........................................    (25.8)     (21.4)
                                                               ------     ------
Net noncurrent liabilities..................................    (25.1)     (20.7)
                                                               ------     ------
Net deferred tax liability..................................   $(12.6)    $ (5.6)
                                                               ======     ======

                              JUSI HOLDINGS, INC.

NOTE 10--COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The table below shows the Company's future minimum lease payments due under non-cancelable leases as of September 30, 2001. These minimum lease payments (presented in millions) do not include facility leases that were accrued as restructuring costs (See Note 6).

2002........................................................   $ 7.9
2003........................................................     5.5
2004........................................................     3.7
2005........................................................     3.2
2006........................................................     3.0
Thereafter..................................................     0.6
                                                               -----
Total minimum lease payments................................   $23.9
                                                               =====

    Rent expense, including equipment rental, was approximately $8.3 million, $6.8 million and $10.3 million in 2001, 2000 and 1999, respectively.

LITIGATION

    The Company is subject to a wide range of environmental protection laws. The Company has remedial and investigatory activities underway at approximately 34 sites, of which the Company has been named as a Potentially Responsible Party ("PRP") at 13 "superfund" sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable statutes.

    It is often difficult to estimate the future impact of environmental matters, including potential liabilities. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. This practice is followed whether the claims are asserted or unasserted. Reserves for estimated losses from environmental remediation are, depending on the site, based primarily upon internal or third party environmental studies, and estimates as to the number, participation level and financial viability of any other PRP's, the extent of contamination and the nature of required remedial actions. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present fair value. Recoveries of environmental remediation costs from other parties are recognized as assets when their receipt is deemed probable. Management expects that the amount reserved will be paid out over the periods of remediation for the applicable sites which range up to 30 years and that such reserves are adequate based on all current data. Each of the sites in question is at various stages of investigation or remediation; however, no information currently available reasonably suggests that projected expenditures associated with remedial action or compliance with environmental laws for any single site or for all sites in the aggregate, will have a material adverse affect on the Company's financial condition, results of operations or cash flows.

                              JUSI HOLDINGS, INC.

NOTE 10--COMMITMENTS AND CONTINGENCIES (CONTINUED)

    At September 30, 2001, the Company had accrued approximately $6.1 million ($.9 million accrued as current liabilities; $5.2 million as non-current liabilities) for various environmental related liabilities of which the Company is aware. The Company believes that the range of liability for such matters is between approximately $4.7 million and $9.6 million.

    Also, certain of the Company's subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

    The Company's domestic subsidiaries participate in casualty insurance programs of the Company and USI, which are principally self-insured programs. At September 30, 2001, the Company's portion of these programs amounting to $4.5 million is included in other liabilities. The subsidiaries of the Company have issued standby letters of credit guaranteeing financial responsibility for its self-insured casualty programs amounting to $1.5 million. In addition, USI has issued standby letters of credit guaranteeing financial responsibility for its self-insured casualty programs.

    In addition, at September 30, 2001, the subsidiaries of the Company have issued documentary letters of credit and the banker's acceptances totaling $7.6 million related to shipments from the Far East.

NOTE 11--SEGMENT INFORMATION

    The Company currently operates in one reportable segment--Bath and Plumbing. Bath and Plumbing manufactures whirlpools, spas, faucets, chinaware, bathtubs, showertub enclosures, bath accessories, and vacuum cleaners. Prior to March 2000 (see NOTE 4), the Company also operated a wide range of businesses through its Diversified segment. These businesses manufactured automotive interiors, precision-engineered products for the automotive, jet aviation and electronics industries and various other consumer products. The Company's products are primarily sold to the home improvement and home construction markets through mass merchandisers, hardware stores, home centers, distributors, wholesalers and other outlets.

    The financial information of the segments is regularly evaluated by the corporate operating executives in determining resource allocation and assessing performance and is periodically reviewed by the Company's Board of Directors. The Company's senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. Accounting policies for the segments are the same as those for the Company (see NOTE 3).

                              JUSI HOLDINGS, INC.

NOTE 11--SEGMENT INFORMATION (CONTINUED)
    The following is a summary of our significant accounts and balances by segment, reconciled to our consolidated totals.

                                                        PLUMBING   DIVERSIFIED   CORPORATE    TOTAL
                                                        --------   -----------   ---------   --------
                                                                        (IN MILLIONS)
NET SALES
  2001................................................   $411.9      $   --      $     --    $  411.9
  2000................................................    487.0       370.0            --       857.0
  1999................................................    467.2       756.2            --     1,223.4

TOTAL OPERATING INCOME (LOSS)(1)
  2001................................................   $ 10.9      $   --      $   (8.5)        2.4
  2000................................................     37.3        33.1          (6.9)       63.5
  1999................................................     31.6        82.3          (8.5)      105.4

CAPITAL EXPENDITURES
  2001................................................   $ 10.8      $   --      $     --    $   10.8
  2000................................................      5.3        12.6            --        17.9
  1999................................................      5.6        24.0            --        29.6

DEPRECIATION AND AMORTIZATION
  2001................................................   $ 10.4      $   --      $     --    $   10.4
  2000................................................      9.1         9.8            --        18.9
  1999................................................      8.5        19.3            --        27.8

ASSETS(1)
  2001................................................   $429.9      $   --      $1,503.2    $1,933.1
  2000................................................    333.8          --       1,659.7     1,993.5
  1999................................................    341.2       518.2       1,461.6     2,321.0

------------------------

(1) Operating losses for corporate included management fees charged to the Company by USI of $7.5 million, $8.0 million, and $9.1 million in fiscal 2001, 2000 and 1999, respectively.

(2) Corporate assets include net assets held for sale of $431.8 million, $725.3 million, and $608.1 million for fiscal 2001, 2000 and 1999, respectively, and amounts due from Parent and affiliates of $1,039.3 million, $898.7 million and $819.7 million for fiscal 2001, 2000 and 1999, respectively.

    Aside from the operating income (loss) amounts noted above, the Company's income from continuing operations includes interest income and expense, equity earnings or losses in investees, other income and expense items and income taxes, none of which are included in the Company's measurement of segment operating profit. Corporate assets consist primarily of real property, cash and cash equivalents and other investments.

    The Company's operations are principally located in North America. The Company's country of domicile is the United States. Export sales represented 8%, 16% and 21% of the Company's total net sales for fiscal years 2001, 2000 and 1999, respectively. Principal international markets served include Europe, South America, Canada and Asia.

                              JUSI HOLDINGS, INC.

NOTE 11--SEGMENT INFORMATION (CONTINUED)
    The following table presents certain data by geographic areas.

                                                                     FISCAL YEARS
                                                                  ENDED SEPTEMBER 30
                                                            ------------------------------
                                                              2001       2000       1999
                                                            --------   --------   --------
                                                                    (IN MILLIONS)
NET SALES
United States.............................................   $411.9     $837.9    $1,194.3
Foreign...................................................       --       19.1        29.1
                                                             ------     ------    --------
Total net sales...........................................   $411.9     $857.0    $1,223.4
                                                             ======     ======    ========
OPERATING INCOME
United States.............................................   $  2.4     $ 64.6    $  106.9
Foreign...................................................       --       (1.1)       (1.5)
                                                             ------     ------    --------
Total operating income....................................   $  2.4     $ 63.5    $  105.4
                                                             ======     ======    ========
LONG-LIVED ASSETS
United States.............................................   $264.5     $175.5    $  382.8
Foreign...................................................       --         --         1.8
                                                             ------     ------    --------
Total long-lived assets...................................   $264.5     $175.5    $  384.6
                                                             ======     ======    ========